UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CATALENT, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Preliminary Proxy Statement Catalent 2021 proxy statement

Preliminary Proxy Statement

Catalent®

2021 proxy statement

September 17, 2021

Fellow Catalent Shareholders:

The 2021 Annual Meeting of Shareholders of Catalent, Inc. will be conducted via a virtual meeting to be held at 8:00 a.m. Eastern on Thursday, October 28, 2021. You are invited to attend, submit questions, and vote via the internet at www.virtualshareholdermeeting.com/CTLT2021.

At the meeting, shareholders will vote on a number of important proposals. Please take the time to read each of the proposals, which we describe in our Proxy Statement for the 2021 Annual Meeting of Shareholders. We will primarily use the internet to furnish our shareholders with our Proxy Statement and other proxy materials, including our form of ballot. We believe using the internet to distribute our proxy materials expedites shareholders’ receipt of the materials, lowers the costs of conducting the meeting, and conserves natural resources. We are sending a Notice of Internet Availability of Proxy Materials on or about September 17, 2021 to our shareholders of record as of the close of business on September 3, 2021. The notice contains instructions concerning how to access our Proxy Statement and 2021 Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the internet, please follow the instructions for requesting such materials included in the Notice.

Your vote is important. You may vote by participating virtually in the 2021 Annual Meeting of Shareholders, by proxy on the internet or by telephone, or by completing and mailing the enclosed proxy card in the return envelope provided.

Thank you for your support of Catalent.

Sincerely yours, John Chiminski Chair of the Board and Chief Executive Officer

Notice of 2021 Annual Meeting

of Shareholders

Annual Meeting of Shareholders

Items of Business:

• Elect eleven members of our Board of Directors, each for a term of one year;

• Ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal 2022;

• Conduct an advisory and non-binding vote to approve our executive compensation (“say-on-pay”)

• Conduct an advisory vote on the frequency of advisory votes for executive compensation;

• Approve an amendment of our Third Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) to remove the limitation on calling shareholder special meetings;

• Approve an amendment of our Certificate of Incorporation to add a federal forum selection provision;

• Approve an amendment of our Certificate of Incorporation to eliminate the supermajority vote requirement for shareholders to amend our Certificate of Incorporation, as well as to eliminate obsolete provisions and make other non-substantive and conforming changes; and

• Consider other business as may properly come before the 2021 Annual Meeting of Shareholders.

Record Date:

Only shareholders of record at the close of business on September 3, 2021 will be entitled to attend and vote at the 2021 Annual Meeting of Shareholders. A list of these shareholders will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/CTLT2021 when you enter your 16-digit control number.

Date: Thursday October 28, 2021
Time: 8:00 a.m. Eastern
Access: The meeting can be accessed virtually at: www.virtualshareholder meeting.com/CTLT2021

Your vote is important. Review your Proxy Statement and vote in one of four ways:

VIRTUALLY. Vote electronically during the 2021 Annual Meeting of Shareholders, which can be accessed at www.virtualshareholdermeeting.com/CTLT2021, and vote in real-time.

BY TELEPHONE. By calling 1-800-690-6903 (toll free) in the United States or Canada and following the instructions on your proxy card.

BY INTERNET. By visiting www.proxyvote.com and following the instructions on your Notice of Internet Availability or proxy card.

BY MAIL. By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Important notice regarding the availability of proxy materials for the Annual Meeting: You may obtain this 2021 Proxy Statement and our 2021 Annual Report at www.proxyvote.com.

By order of the Board of Directors,

Steven L. Fasman

Senior Vice President, General Counsel & Corporate Secretary

September 17, 2021

i        CATALENT, INC.  |  2021 Proxy Statement        TABLE OF CONTENTS

1	PROXY SUMMARY

5	PROPOSAL 1: Elect Eleven Members of our Board of Directors

5	Background to the Board’s Recommendation in Favor of the Nominees

6	Director Nominees

13	CORPORATE GOVERNANCE

13	Key Corporate Governance Features

14	The Board and Committees of the Board

15	Committee Membership and Function

18	Compensation Committee Interlocks and Insider Participation

19	Director Independence

20	Board Leadership Structure

20	Board and Committee Evaluation Process

21	Board’s Role in Risk Oversight

21	Majority Voting and Director Resignation Policy

22	Director Nomination Process

22	Proxy Access

23	Communications with the Board of Directors

23	Standards of Business Conduct

23	Transactions with Related Persons

25	Executive Officers

29	OWNERSHIP OF OUR COMMON AND PREFERRED STOCK

29	Securities Owned by Certain Beneficial Owners, Directors, and Management

30	Section 16(A) Beneficial Ownership Reporting Compliance

30	Equity Compensation Plan Information

31	DIRECTOR COMPENSATION

33	COMPENSATION DISCUSSION AND ANALYSIS

34	Introduction

34	Executive Summary

35	Overview of 2021 Business Performance and Executive Compensation

37	Our Executive Compensation Program

39	The Compensation Process

40	Details of Total Direct Compensation Elements

44	Other Benefits under Our Executive Compensation Program

46	Compensation Determinations for 2021

47	Other Compensation Practices and Policies

49	REPORT OF THE COMPENSATION COMMITTEE

50	EXECUTIVE COMPENSATION TABLES

51	Fiscal 2021 Summary Compensation Table

53	Fiscal 2021 Grants of Plan-Based Awards Table

55	Fiscal 2021 Outstanding Equity-Based Awards at Year-End Table

57	Fiscal 2021 Option Exercises and Stock Vested Table

58	Fiscal 2021 Non-Qualified Deferred Compensation Table

58	Deferred Compensation

59	Fiscal 2021 Potential Payments upon Employment Termination or Change of Control Tables

61	Severance and Payments on a Change of Control

63	PAY RATIO

64	PROPOSAL 2: Ratification of Appointment of Independent Auditor for Fiscal 2022

66	REPORT OF THE AUDIT COMMITTEE

67	PROPOSAL 3: Advisory Vote to Approve Our Executive Compensation (Say-On-Pay)

68	PROPOSAL 4: Advisory Vote on the Frequency of Advisory Votes in Respect of Executive Compensation

69	PROPOSAL 5: Amend our Certificate of Incorporation to Remove the Limitation on Calling Shareholder Special Meetings

73	PROPOSAL 6: Amend our Certificate of Incorporation to Add a Federal Forum Selection Provision

75	PROPOSAL 7: Amend and Restate our Certificate of Incorporation to (i) Eliminate the Supermajority Vote Requirement for Amendments and (ii) Make Non-Substantive and Conforming Changes

77	ANNUAL MEETING, VOTING, AND PROCEDURES

77	Annual Meeting Information

77	Availability of Proxy Materials

77	Who is Entitled to Vote at the Annual Meeting?

78	Rights Afforded to Virtual Meeting Participants

78	How to Vote

79	Revoking a Proxy

79	Quorum and Required Vote

79	Proposals to be Voted on and Board Recommendation

80	Effect of Not Casting Your Vote

80	Solicitation

80	Availability of Voting Results

81	INFORMATION ABOUT 2022 ANNUAL MEETING

A-1	APPENDIX A: Non-GAAP Financial Measures

B-1	APPENDIX B: Proposed Fourth Amended and Restated Certificate of Incorporation of Catalent, Inc.

PROXY SUMMARY        2021 Proxy Statement  |  CATALENT, INC.        1

Proxy Summary

This summary highlights certain information in this Proxy Statement, which is first being sent or made available to shareholders on or about September 17, 2021. As it is only a summary, please review the complete Proxy Statement and our 2021 Annual Report before you vote.

2021 Financial Performance Highlights

The following summary of our financial results for the twelve months ended June 30, 2021 (which we often call “fiscal 2021” in this Proxy Statement) highlights our progress in growing our business.

REVENUE OF $4.0 BILLION GROWTH OF 26% ON CONSTANT-CURRENCY BASIS(1)	NET EARNINGS OF $585 MILLION GROWTH OF 159% ON CONSTANT-CURRENCY BASIS(1)
ADJUSTED EBITDA(1) OF $1.0 BILLION GROWTH OF 32% ON CONSTANT-CURRENCY BASIS(2)	NET LEVERAGE RATIO OF 2.2x REDUCED FROM 2.8X AT END OF FISCAL 2020
CONTINUED RECORD OF DELIVERING SUPERIOR TOTAL SHAREHOLDER RETURNS(3)

CONTINUED TO REINVEST A SIGNIFICANT PORTION OF OUR FREE CASH FLOW IN ATTRACTIVE, STRATEGIC, GROWTH-DRIVING ASSETS

(1)

Adjusted EBITDA is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. For an explanation of how we determine Adjusted EBITDA and how this non-GAAP measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(2)

Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2020 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and is subject to important limitations. For a further discussion of this measure and other measures used in this Proxy Statement that are not prepared in accordance with U.S. GAAP (“non-GAAP”), please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(3)

Cumulative total shareholder return over the one-, three-, and five-year periods ended June 30, 2021. One-year performance is shown versus the S&P 500 and S&P 500 Healthcare indices, reflecting our inclusion in those indices as of September 2020. Three- and five-year performance is shown versus the S&P 1500 and S&P 1500 Healthcare indices, reflecting our membership in those indices for most of the respective periods.

2         CATALENT, INC.  |  2021 Proxy Statement        PROXY SUMMARY

Executive Compensation

For fiscal 2021, 91% of the target total direct compensation of our Chief Executive Officer (“CEO”) consisted of variable pay—pay that is either performance-based or tied to the price of our common stock—and 79% of his target compensation consisted of long-term equity awards. For our other executive officers discussed in this Proxy Statement (together with our CEO, our “Named Executive Officers” or “NEOs”), an average of 68% of their target total direct compensation was variable pay. The following charts illustrate the compensation mix for our CEO and NEOs. These charts do not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 51 in this Proxy Statement.

CEO Target Direct Compensation(1)	Other NEOs Target Direct Compensation(1)

(1)	Does not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 51.

The allocation of variable compensation for our CEO and other NEOs aligns with our compensation philosophy of motivating our executive officers to achieve our overall performance objectives in the short term and to grow the business to create long-term value for our shareholders.

2021 Executive Compensation Highlights

The following table provides highlights of the compensation of our CEO and other NEOs in fiscal 2021 as reported in the 2021 Summary Compensation Table beginning on page 51 in this Proxy Statement. For the complete details of compensation, please review the entire Proxy Statement.

Name	Base Salary ($)	Management Incentive Plan (MIP) (Annual Bonus) ($)	Long-Term Incentive Plan (LTIP)(1) ($)	All Other Compensation ($)	Total Compensation ($)
John Chiminski	1,052,569	2,000,000	9,412,196	116,374	12,581,139
Thomas Castellano	372,949	337,003	1,046,630	21,964	1,778,546
Steven L. Fasman	591,313	670,036	1,001,752	54,504	2,317,605
Karen Flynn	533,457	558,640	650,158	54,425	1,796,680
Alessandro Maselli	639,689	770,144	1,283,309	2,369,297	5,062,439
Wetteny Joseph(2)	525,735	—	982,002	81,112	1,588,849

PROXY SUMMARY        2021 Proxy Statement  |  CATALENT, INC.        3

(1)

Amounts reported include a one-time restricted stock unit (“RSU”) grant to Mr. Fasman valued at $250,028, a retention and promotion RSU grant to Mr. Castellano valued at $500,096 and $250,027, respectively, and a one-time performance-based restricted stock unit (“PSUs”) grant related to the FY’17-19 Relative Return performance payout to Messrs. Chiminski, Castellano, Fasman, Maselli, and Joseph valued at $337,070, $21,314, $51,486, $33,154 and $31,839, respectively. This PSU grant was awarded and vested on August 27, 2020.

(2)

Mr. Joseph’s service as our chief financial officer ended on May 31, 2021 and his employment ended the following day. As a result, all outstanding unvested equity grants were cancelled/forfeited, including the grants awarded to him in fiscal 2021 that are reflected in this table, and he was ineligible for a payment under our MIP plan.

97.9% IN FAVOR OF OUR SAY-ON-PAY PROPOSAL	At the 2020 Annual Meeting, our shareholders demonstrated their concurrence that our executive compensation program reflects a pay-for-performance philosophy.

Corporate Governance

We have in place what we believe are strong corporate governance standards and practices to assure effective management by our executives and oversight by our Board of Directors. We are committed to good governance because it promotes the long-term interests of shareholders, as well as accountability and trust in us.

Corporate Governance Highlights

ACCOUNTABILITY	BOARD PRACTICES

• Board members subject to annual election

• Annual Board and Committee self-evaluation

• Annual CEO evaluation

• Board-approved Quality and Regulatory Compliance and Mergers & Acquisitions Committees

• Board-approved statement opposing modern slavery

• Regular meetings of Committees • Lead Director requirement • Independent Committee chairs and members • Limits on director “overboarding” • Majority-independent board

SHAREHOLDER INTEREST	TRANSPARENCY

• Emphasize pay-for-performance

• Director & executive stock ownership goals

• Continuity planning

• Shareholder proxy access

• Proposed shareholder right to call special meetings of the shareholders

• Proposed elimination of supermajority vote requirement to amend certain provisions of the Certificate of Incorporation

• Corporate Governance Guidelines

• Securities trading policy

• Board-approved Code of Ethics, known as our “Standards of Business Conduct,” applicable to all employees, officers, and directors

• Resignation policy in uncontested elections

4         CATALENT, INC.  |  2021 Proxy Statement        PROXY SUMMARY

Annual Meeting

DATE AND TIME Thursday, October 28, 2021 8:00 a.m. Eastern

ACCESS The meeting can be accessed virtually at: www.virtualshareholdermeeting.com/CTLT2021

RECORD DATE Close of business on September 3, 2021.

VOTING Only shareholders on the record date are entitled to vote, with one vote per each common share on each matter to be voted upon at the virtual 2021 Annual Meeting of Shareholders.

The holders of our Series A Convertible Preferred Stock (the “Series A Preferred”) will vote alongside our holders of common shares on an as-converted basis, and are obligated to vote in the manner recommended by our Board with respect to proposals 1, 2, and 3 described in this Proxy Statement. See “Transactions with Related Persons—Stockholders’ Agreement” below for a description of the voting obligations imposed on the Series A Preferred holders.

ADMISSION

To participate in the virtual 2021 Annual Meeting of Shareholders (e.g., submit questions or vote), each shareholder will need the control number provided on their proxy card, voting instruction form, or Notice of Internet Availability of Proxy Materials. You will not be able to attend the 2021 Annual Meeting of Shareholders in person. If you are neither a shareholder nor in possession of a control number, you may not access the meeting as a guest.

Annual Meeting Proposals

Proposal		Board Vote Recommendation	Page Number Reference
1	Elect Eleven Members of Our Board of Directors	FOR	5
2	Ratification of Appointment of Independent Auditor for Fiscal 2022	FOR	64
3	Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	FOR	67

4	Advisory Vote on the Frequency of Advisory Votes in Respect of Executive Compensation	EVERY YEAR	68

5	Amend our Certificate of Incorporation to Remove the Limitation on Calling Shareholder Special Meetings	FOR	69

6	Amend our Certificate of Incorporation to Add a Federal Forum Selection Provision	FOR	73

7	Amend and Restate our Certificate of Incorporation to (i) Eliminate the Supermajority Vote Requirement for Amendments and (ii) Make Non-Substantive and Conforming Changes	FOR	75

Our Board does not intend to bring any matter before the 2021 Annual Meeting of Shareholders other than those set forth above and is not aware of any matter that anyone else proposes to present for action at the meeting. However, if any other matter properly comes before the meeting, your proxy gives authority to the designated proxy holder to vote on such matters in accordance with the holder’s best judgment.

PROPOSAL 1: ELECT ELEVEN MEMBERS OF OUR BOARD OF DIRECTORS        2021 Proxy Statement  |  CATALENT, INC.        5

Proposal 1:

Elect Eleven Members of our Board of Directors

(ITEM 1 ON THE PROXY CARD)

Our Board currently consists of twelve directors, each of whom is serving a term that will expire at the 2021 Annual Meeting of Shareholders. Each of them, other than Peter Zippelius, is elected by the vote of the holders of our common stock, with the holders of our Series A Preferred voting as well on an as-converted basis. Our Board has nominated each of them to stand for re-election for a one-year term, and each has consented to being named in this Proxy Statement and to serve if elected. As described below under “Series A Preferred Director Nominee,” Mr. Zippelius is elected by the vote of the holders of our Series A Preferred voting separately.

Our Board unanimously recommends that you vote FOR the election of eachof the Boards nominees to serve as directors until our 2022 Annual Meeting ofShareholders and until their successors are duly elected and qualified, or untiltheir earlier death, resignation, or removal:Madhavan Balachandran Michael J. Barber John ChiminskiRosemary A. Crane J. Martin Carroll Rolf ClassonJohn J. Greisch Christa Kreuzburg Gregory T. LucierDonald E. Morel, Jr. Jack Stahl

Background to the Board’s

Recommendation in Favor of the Nominees

The Nominating and Corporate Governance Committee of our Board (the “Nominating Committee”) is directed under its charter to identify qualified individuals to become directors, and to recommend individuals it identifies to our Board for nomination. The Nominating Committee considers a number of factors and principles in recommending the slate of director nominees for election, as described below under the heading “Director Nomination Process” on page 22.

The Nominating Committee evaluated each of the recommended individuals against the factors and principles it uses to select nominees for director. The Nominating Committee considered, among other things, that each of the nominees is an existing member of our Board, is familiar with us and the risks and opportunities we face, and has demonstrated an ability to work collegially and productively with the other members of our Board. The Nominating Committee also considered particular aspects of each of the director nominees, as noted below with the nominee’s biography under the heading “Specific qualifications, experience, skills, and expertise.”

Following its evaluation, the Nominating Committee voted to recommend the nominees to our Board as candidates for election to a new term of office. Based in part on the Nominating Committee’s evaluation and recommendation, our Board has concluded that it is in our best interest and the best interest of our shareholders for each of the proposed nominees to continue to serve as a director.

6         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 1: ELECT ELEVEN MEMBERS OF OUR BOARD OF DIRECTORS

Director Nominees

MADHAVAN “MADHU” BALACHANDRAN

Director since 2017 Age: 70 Committees: • Nominating and Corporate Governance • Quality and Regulatory Compliance

Mr. Balachandran is Chief Operating Officer of Nutcracker Therapeutics, a developer of mRNA therapeutics, a position he has held since September 2020. He previously served as Chief Executive Officer of ADRx, Inc., a preclinical stage biotechnology company, from August 2019 until October 2020. Prior to that, he was Executive Vice President, Operations of Amgen Inc. from August 2012 until July 2016 and retired as an Executive Vice President in January 2017, having served in various management positions since joining the company in 1997. Prior to his tenure at Amgen, Mr. Balachandran held leadership positions at Copley Pharmaceuticals, now a part of Teva Pharmaceuticals Industries Ltd., and Burroughs Welcome Company, a predecessor through mergers of GlaxoSmithKline plc. He has served as a director of A2 Biotherapeutics since September 2019, as a director of Stevanato Group since September 2018, and as a director of uniQure NV since September 2017. Mr. Balachandran holds a Master of Science degree in Chemical Engineering from The State University of New York at Buffalo and an MBA from East Carolina University.

Specific qualifications, experience, skills, and expertise:

• Extensive experience overseeing the manufacturing operations of a healthcare company

• Extensive experience with the manufacturing and marketing of biologics-based pharmaceuticals and other biologics products

• Leadership experience with other public companies

MICHAEL J. BARBER

Director since 2021 Age: 60 • Compensation and Leadership • Quality and Regulatory Compliance

Mr. Barber is the Chief Diversity Officer for General Electric Company. During his forty-year career at GE, he has had a variety of progressively senior roles in engineering, operations, and product management, including service as President and CEO of GE Molecular Imaging and Computed Tomography from 2016 until 2020; as Chief Engineer, GE Healthcare and Chief Operating Officer, GE Healthcare Systems from 2013 until 2015; as VP and General Manager, Molecular Imaging, GE Healthcare in 2012; as Vice President, healthymagination (GE Corporate) from 2009 until 2011; and as Vice President and CTO, GE Healthcare from 2007 until 2008. Among other prestigious awards, Mr. Barber was named a “Master of Innovation” by Black Enterprise in 2009 and elected a Fellow of the American Institute of Medical and Biological Engineering in 2014. He has served as a director of Talix, Inc. since 2017, and served as a director of Healthline, Inc. from 2009 until its acquisition by Summit Partners in 2016. He is also a board member of the National Action Council for Minorities in Engineering (NACME). Mr. Barber received a B.S. in electrical engineering and an honorary doctorate in engineering from the Milwaukee School of Engineering, where he also serves as a Regent.

Specific qualifications, experience, skills, and expertise:

• Significant experience overseeing the day-to-day business operations of a healthcare company

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Leadership experience with other public companies

PROPOSAL 1: ELECT ELEVEN MEMBERS OF OUR BOARD OF DIRECTORS        2021 Proxy Statement  |  CATALENT, INC.        7

J. MARTIN CARROLL

Director since 2015 Age: 71 Committees: • Nominating and Corporate Governance (chair) • Mergers & Acquisitions

Mr. Carroll served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2011 and as Head, Corporate Strategy and Development of Boehringer Ingelheim GmbH from 2012 until his retirement in 2013. Mr. Carroll served as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Mr. Carroll joined the Boehringer Ingelheim organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force, where he attained the rank of Captain. Mr. Carroll has been a director of Mallinckrodt plc since June 2013 and of TherapeuticsMD, Inc. since March 2015. He served as a director of Inotek from April 2016 to June 2016 and as Chairman of its Board from June 2016 until January 2018 when Inotek was sold to Rocket Pharmaceutical. Mr. Carroll also served as a director of Durata Therapeutics, Inc. from August 2014 until November 2014 when it was acquired by Actavis plc, and as a director of Vivus, Inc. from May 2013 until September 2014. Mr. Carroll received a B.A. in accounting and economics from the College of the Holy Cross and an M.B.A. from Babson College.

Specific qualifications, experience, skills, and expertise:

• Substantial experience with sales and marketing issues

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Substantial experience reviewing and analyzing executive compensation programs

JOHN CHIMINSKI

Director since 2009 Chair since 2016 Age: 57

John Chiminski has led Catalent as Chief Executive Officer since March 2009. He joined us after more than 20 years of experience at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France. Mr. Chiminski has served as a director of Berkeley Lights, Inc. since May 2021. He holds a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master’s degree in Management from the Kellogg School of Management at Northwestern University.

Specific qualifications, experience, skills, and expertise:

• Substantial expertise in advising and managing companies in various segments of the healthcare industry

• Significant experience overseeing the day-to-day business operations of a healthcare company

• Extensive experience as a business leader in our industry

• Experience serving on corporate boards

8         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 1: ELECT ELEVEN MEMBERS OF OUR BOARD OF DIRECTORS

ROLF CLASSON

Director since 2014 Age: 76 Committees: • Audit • Compensation and Leadership

From October 2002 until his retirement in July 2004, Mr. Classon was Chairman of the Executive Committee of Bayer HealthCare AG, a subsidiary of Bayer AG. He served as President of Bayer Diagnostics from 1995 to 2002 and as Executive Vice President of Bayer Diagnostics from 1991 to 1995. Prior to 1991, Mr. Classon held various management positions with Pharmacia Corporation. Mr. Classon currently serves as Chairman of the Board of Directors of Perrigo Company plc and as a member of the Supervisory Board of Fresenius Medical Care. He was previously Chairman of the Board of Directors of Tecan Group Ltd., serving from 2009 until April 2018. Mr. Classon served as Chairman of the Board of Directors of Hill-Rom Holdings, Inc. from 2006 until March 2018, also serving as Vice Chairman of the Board from 2003 through May 2005 and as interim chief executive officer from May 2005 until March 2006. From 2005 to 2015, Mr. Classon served as Chairman of the Board of Directors of Auxilium Pharmaceuticals, Inc., and as Vice Chairman from March 2005 to April 2005. Mr. Classon previously served as a director of Sequanna Medical AG from 2016 until 2017, Aerocine AB, Stockholm from 2013 until 2015, Millipore Corporation from 2005 until 2010, Prometheus Laboratories Inc. from 2004 until 2010, and Enzon Pharmaceuticals Inc. from January 1997 until 2011. Mr. Classon received his Chemical Engineering Certificate from the Gothenburg University School of Engineering and a Business Degree from Gothenburg University.

Specific qualifications, experience, skills, and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director and as a member of public company audit committees

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Experience reviewing and analyzing complex public company financial statements

Mr. Classon was granted a waiver, which will end at our 2023 Annual Meeting of Shareholders, from the resignation obligation imposed by our Corporate Governance Guidelines on directors over the age of 75.

ROSEMARY A. CRANE

Director since 2018 Age: 62 Committees: • Audit • Nominating and Corporate Governance

Ms. Crane is currently a member of the board of directors of Teva Pharmaceutical Industries Limited, where she serves as chair of the board’s Human Resources Compensation Committee, and has previously served as a director of Edge Therapeutics, Inc., Unilife Corporation, Cipher Pharmaceuticals, MELA Sciences, Inc., Epocrates Inc., Targanta Therapeutics, and Zealand Pharma A/S. She also serves as a director of Hackensack Meridian Health Center for Discovery and Innovation. Ms. Crane retired in 2014 from MELA Sciences, Inc., where she served as President and Chief Executive Officer beginning in 2013. From 2011 to 2013, she was a Partner and Head of Commercialization at Appletree Partners and, from 2008 to 2011, served as Chief Executive Officer and President of Epocrates Inc. From 2002 to 2008, Ms. Crane served in several senior executive positions at the Johnson & Johnson Group of Companies, ending as Company Group Chairman, OTC and Nutritional Group. From 1982 to 2002, she was at Bristol-Myers Squibb Company, ending her tenure there as President, U.S. Primary Care. Ms. Crane received her M.B.A. from Kent State University and her B.A. in Communications and English from the State University of New York at Oswego.

Specific qualifications, experience, skills, and expertise:

• Substantial experience in commercialization and business operations in the pharmaceutical and biotechnology industries

• Substantial experience serving on the boards of directors of healthcare companies

• Experience reviewing and analyzing complex public company financial statements

PROPOSAL 1: ELECT ELEVEN MEMBERS OF OUR BOARD OF DIRECTORS        2021 Proxy Statement  |  CATALENT, INC.        9

JOHN J. GREISCH

Director since 2018 Age: 66 Committees: • Audit (chair) • Compensation and Leadership

Mr. Greisch retired in May 2018 from his position as President and Chief Executive Officer of Hill-Rom Holdings, Inc., a position that he had held since 2010. Prior to that, Mr. Greisch was President International Operations for Baxter International, Inc., a position he held beginning in 2006. During his seven-year tenure with Baxter, he also served as the company’s Chief Financial Officer and as President of its BioScience division. Before his time with Baxter, Mr. Greisch was President and Chief Executive Officer for FleetPride Corporation in Deerfield, Illinois, an independent after-market distribution company serving the transportation industry. Prior to his tenure at FleetPride, he held various positions at The Interlake Corporation, including serving as President of its Materials Handling Group. Mr. Greisch currently serves as chairman of the board of Viant Medical, LLC and as a director on the boards of Cerner Corporation and Carrier Corporation, and previously served on the boards of Idorsia Pharmaceuticals Ltd., Hill-Rom Holdings, Inc., Actelion Ltd, and TomoTherapy, Inc. Additionally, he serves as a senior advisor to TPG Capital and is on the board of directors for Ann & Robert H. Lurie Children’s Hospital of Chicago. He received a Master’s in Management from the Kellogg School of Management at Northwestern University and a B.S. degree from Miami University.

Specific qualifications, experience, skills, and expertise:

• Leadership experience with other public companies, including service as a chief executive officer and chief financial officer

• Substantial experience with other healthcare companies

• Substantial experience preparing and analyzing complex public company financial statements

• Substantial experience reviewing and analyzing executive compensation programs

CHRISTA KREUZBURG, PH.D.

Director since 2018 Age: 61 Committees: • Nominating and Corporate Governance • Quality and Regulatory Compliance

Dr. Kreuzburg has been consulting in the healthcare sector since retiring from Bayer AG in 2009, after 19 years of service in a variety of roles, including service as Head of the Bayer Schering Pharma Europe/Canada unit of Bayer Healthcare from 2007 to 2008, and as Head of the Pharma Primary Care/International Operations unit of Bayer Healthcare from 2006 to 2007. She also held roles in the Strategic Planning and Central Research groups. Dr. Kreuzburg is currently a member of the board of directors of Tecan Trading AG of Switzerland and has previously served as a director of Freedom Innovations LLC. Dr. Kreuzburg received her Ph.D. and Bachelor’s degrees in Physical Chemistry from Duisburg University in Germany.

Specific qualifications, experience, skills, and expertise:

• Substantial experience with the management and operations of pharmaceutical companies

• Substantial expertise in advising and managing multi-national companies with multiple business units

10         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 1: ELECT ELEVEN MEMBERS OF OUR BOARD OF DIRECTORS

GREGORY T. LUCIER

Director since 2015 Age: 57 Committees: • Compensation and Leadership (chair) • Mergers & Acquisitions

Mr. Lucier is the chief executive officer of Corza Health, Inc., a company focused on acquiring companies and assets as part of a strategy to build a market-leading healthcare business. Prior to that, he served as Chief Executive Officer of NuVasive, Inc., a medical device company, from 2015 to 2018. Before joining NuVasive, Inc., Mr. Lucier was Chairman and Chief Executive Officer of Life Technologies Corporation (formerly Invitrogen Corporation), a global biotechnology company, from May 2003 until it was acquired by Thermo Fisher Scientific, Inc. in February 2014. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier is chairman of the board of Berkeley Lights, Inc. and serves as a director of Dentsply Sirona and Maravai LifeSciences. He previously served as a director of Life Technologies Corporation from May 2003 to February 2014, of Carefusion Corporation from August 2009 until its sale to Becton, Dickinson and Company in March 2015, of Invuity, Inc. from October 2014 until its sale to Stryker in October 2018, and of Nuvasive, Inc. from December 2013 to May 2021. Mr. Lucier received an M.B.A. from Harvard Business School and a B.S. in industrial engineering from Pennsylvania State University.

Specific qualifications, experience, skills, and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Substantial experience with pharmaceutical and other healthcare companies

• Substantial experience reviewing and analyzing executive compensation programs

DONALD E. MOREL, JR., PH.D.

Director since 2015 Age: 64 Committees: • Quality and Regulatory Compliance (chair)

Dr. Morel retired in June 2015 as Chairman of West Pharmaceutical Services, Inc. (“West”), a leading manufacturer of packaging components and delivery systems for injectable drugs and healthcare products, a position he had held since March 2003. He also served as West’s Chief Executive Officer from April 2002 until April 2015 and as its President from April 2002 until June 2005. Currently, Dr. Morel serves as Chairman of the Board of Directors of the American Oncologic Hospital of the Fox Chase Cancer Center. He also serves as Chairman of the Board of Trustees of the Franklin Institute and as a trustee of the University of Virginia Darden School Foundation and is an Emeritus Trustee of Lafayette College. Additionally, Dr. Morel has been a director of Stevanato Group since September 2018 and of Integra Life Sciences Holdings Corporation since August 2013. Prior to that, he served as a director of Kensey Nash Corporation from 2010 until 2012. Dr. Morel obtained a Master of Science degree and a Ph.D. in Materials Science from Cornell University and a Bachelor of Science degree in Engineering from Lafayette College.

Specific qualifications, experience, skills, and expertise:

• Substantial experience and leadership in managing a life sciences business performing contract development and manufacturing services

• Substantial experience serving on the boards of directors of public companies

• Experience reviewing and analyzing complex public company financial statements

PROPOSAL 1: ELECT ELEVEN MEMBERS OF OUR BOARD OF DIRECTORS        2021 Proxy Statement  |  CATALENT, INC.        11

JACK STAHL

Director since 2014 Lead Director since 2016 Age: 68 Committees: • Mergers & Acquisitions (chair) • Audit

Mr. Stahl was the President and Chief Executive Officer of Revlon, Inc. from 2002 until his retirement in 2006. Prior to joining Revlon, Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company from 2000 to 2001, having previously served in various management positions since joining the company in 1979. Mr. Stahl is the chair of the board of directors of United Natural Foods, Inc. and serves on the U.S. board of advisors of CVC Capital. Additionally, Mr. Stahl formerly served on the boards of Schering-Plough Corporation, Dr Pepper Snapple Group, Saks, Inc., Coty Inc., Royal Ahold Delhaize, and Advantage Solutions LLC, and was chairman of the board of managers of New Avon LLC. Mr. Stahl holds a bachelor’s degree in economics from Emory University and a master’s degree from the Wharton School of Business at the University of Pennsylvania.

Specific qualifications, experience, skills, and expertise:

• Leadership experience with other public companies

• Substantial experience serving as a director

• Substantial expertise in advising and managing multi-national companies with multiple business units

• Accounting experience and experience preparing and analyzing complex corporate financial statements

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

12         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 1: ELECT ELEVEN MEMBERS OF OUR BOARD OF DIRECTORS

Series A Preferred Director Nominee

In connection with the Annual Meeting, the holders of the shares of Series A Preferred will vote on one director nominee to hold office for a one-year term. The nominee, Peter Zippelius, is a current Board member who was designated by the affiliates of Leonard Green & Partners, L.P. (“Leonard Green”) who are the holders of all of the outstanding shares of Series A Preferred. The holders of Series A Preferred will vote separately, as a class, on the election of this director. The holders of common stock do not vote on this director nominee. See below under “Transactions with Related Persons—Stockholders’ Agreement” for a description of the additional rights held by holders of our Series A Preferred.

PETER ZIPPELIUS

Director since 2019 Age: 42

Mr. Zippelius is a partner of Leonard Green, which he joined in 2018. Previously Mr. Zippelius was a Managing Director and Co-Head of North American Healthcare Investment Banking at J.P. Morgan, which he joined in 2015. Prior to J.P. Morgan, Mr. Zippelius was a Managing Director and Co-Head of Healthcare Services Investment Banking at Deutsche Bank Securities, and prior to that, he was a Managing Director in the Healthcare Investment Banking group at Morgan Stanley. Mr. Zippelius began his career in the Mergers and Acquisitions department of Solomon Smith Barney. He earned a Bachelor of Science degree in Finance from Virginia Tech.

Specific qualifications, experience, skills, and expertise:

• Substantial experience in mergers and acquisitions

• Familiar with corporate finance and strategic business planning activities

• Substantial experience with pharmaceutical and other healthcare companies

CORPORATE GOVERNANCE        2021 Proxy Statement  |  CATALENT, INC.        13

Corporate Governance

We are committed to ensuring strong corporate governance practices on behalf of our shareholders. We believe strong corporate governance and an independent Board provide the foundation for financial integrity and shareholder confidence. As part our ongoing efforts to improve our governance profile, in January 2021 our Nominating Committee concluded that it was in the best interests of the company and our shareholders to revise our Certificate of Incorporation to remove the restriction on the calling of shareholder special meetings (and amend our bylaws to allow for the holders of 40% of our outstanding shares of common stock the right to call for such a meeting); to include a federal forum selection provision for claims against us pursuant to the Securities Act of 1933 and to expand and clarify our current forum selection clause; and to eliminate the supermajority vote requirement for shareholders to amend portions of our Certificate of Incorporation, as well as to eliminate obsolete provisions and make other non-substantive and conforming changes. These revisions are described in greater detail in Proposals 5, 6, and 7, respectively, set forth later in this Proxy Statement. Based upon this recommendation, and conditioned on approval by our shareholders, our Board approved the proposed amendments to reflect these changes, and our Board unanimously recommends that shareholders vote in favor of these Proposals.

The Nominating Committee will continue to review our corporate governance practices as part of its continuing exercise of its Board-delegated authority and responsibilities.

Our commitment to good corporate governance is also evidenced by our Corporate Governance Guidelines (our “Governance Guidelines”), which are available on our corporate website at http://investor.catalent.com/corporate-governance. Our Governance Guidelines set forth the principles and practices that our Board follows in carrying out its responsibilities, including ongoing review of our corporate governance practices in light of our business initiatives, the interests of our shareholders, and evolving best practices. The Governance Guidelines were revised in fiscal 2021, based on the recommendation of the Nominating Committee, to reduce the number of boards in which our directors can serve on (in addition to our Board) from four to three.

Key Corporate Governance Features

Important aspects of our corporate governance include the following:

Board Independence	• Our Board has determined that eleven out of twelve of our directors are “independent” under the NYSE listing standards, with our CEO being the only member of management who serves as a director.
Declassified Board	• As of this Annual Meeting, our Board is fully declassified, with all members serving one-year terms.
Board Committees

• We have five committees of the Board—the Audit Committee, the Compensation and Leadership Committee, the Nominating Committee, the Quality and Regulatory Compliance Committee, and the Mergers & Acquisitions Committee—each of which is composed entirely of independent directors.

• Each of our five Committees operates under a written charter and reports regularly to the Board concerning its activities.

Lead Director

• When a non-independent director serves as Chair of our Board, our Governance Guidelines require the independent directors to appoint a Lead Director from among them. Mr. Stahl has served in that role since October 2016.

Executive Sessions	• Our Board holds regular executive sessions of non-management directors, which are chaired by our Lead Director.

14         CATALENT, INC.  |  2021 Proxy Statement        CORPORATE GOVERNANCE

Board Oversight of Risk

• Risk management is overseen by our Audit Committee.

• Our Compensation and Leadership Committee reviews risks arising from our compensation practices so that those practices encourage management only to act in the best interests of our shareholders.

• Our Nominating Committee oversees risk associated with potential conflicts of interest as well as effectiveness of our Governance Guidelines.

• Our Quality and Regulatory Compliance Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers, as well as the environmental, health, and safety (EHS) risks applicable to our sites.

Corporate Governance Guidelines	• Our Board operates under our Governance Guidelines, which define director qualification standards and other appropriate governance procedures.
Majority Voting and Director Resignation Policy

• Directors in uncontested elections must garner the approval of a majority of the shares cast. Any director not receiving a majority of the cast shares in an uncontested election must tender a resignation to the Nominating Committee, which shall promptly consider such resignation and make a recommendation to our Board with respect to what action should be taken.

Accountability

• Our authorized stock consists of one class of common stock and one class of preferred stock. Each share of our common stock is entitled to one vote. We have also issued the Series A Preferred, which votes on an as-converted basis with our common stock.

Stock Ownership

• Each non-employee director is required to own shares of our common stock in an amount equal to five times the non-employee director annual cash retainer.

• Guidelines adopted by our Compensation and Leadership Committee state that each of our executive officers must own shares of our common stock: our CEO must own an amount equal to five times his annual salary, and each of our other executive officers must own an amount equal to two and one-half times the officer’s salary.

Open Lines of Communication

• Our Board promotes open and frank discussions with senior management.

• Our directors have access to all members of management and other employees and are authorized to hire outside consultants or experts at our expense.

Self-Evaluation	• Our Board and each of the Committees conduct annual self-evaluations.
Code of Ethics	• Our Standards of Business Conduct, which, among other things, requires compliance with law and the maintenance of appropriate ethical standards, is applicable to all of our directors and employees.
Overboarding

• Without specific approval from our Board, no director will serve on more than three other public company boards; no Audit Committee member will serve on more than two other public company audit committees; and it is expected that directors who also serve as CEOs or in equivalent positions at other public companies generally should not serve on more than one outside public company board.

Shareholder Proxy Access

• Shareholders who satisfy the standards set forth in our bylaws have the ability to include on our proxy their own nominees for election to our Board, provided that such director nominees satisfy the eligibility requirements set forth in our bylaws.

The Board and Committees of the Board

We are governed by our Board, which provides overall direction to and oversight of our business. While eleven of our twelve Board members are currently assigned across three classes (Mr. Zippelius, the nominee of the Series A Preferred holders, is

CORPORATE GOVERNANCE        2021 Proxy Statement  |  CATALENT, INC.        15

unassigned), this classification will expire at this Annual Meeting, and all of our directors will be part of a single class. All directors serve for a one-year term until the director’s successor is duly elected and qualified, or until the director’s earlier death, resignation, or removal.

Mr. Zippelius’s election is subject to a separate vote by the holders of the Series A Preferred, who have informed us that they will be electing him to a one-year term coinciding with that of the directors being elected at this Annual Meeting of Shareholders.

Four of the committees established by our Board—the Audit Committee, the Compensation and Leadership Committee (the “Compensation Committee”), the Nominating Committee, and the Quality and Regulatory Compliance Committee (the “Quality Committee”)—each meet regularly. Our Board also has a standing Mergers & Acquisitions Committee (the “M&A Committee”) that meets on an as-needed basis. Each committee has a written charter, which can be found on our website at http://investor.catalent.com/corporate-governance, and is comprised solely of independent directors as determined under our Governance Guidelines and applicable NYSE listing standards and the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Committee Membership and Function

The following table lists each director’s Class, if any, and the Chair and current members of each of the Committees.

			Current Committee Membership
Name	Current Term End Year	Determination of Independence?	Audit	Compensation and Leadership	Nominating and Corporate Governance	Quality and Regulatory Compliance	Mergers & Acquisitions
John Chiminski	2021	NO(1)
Madhavan Balachandran	2021	YES			¡	¡
Michael J. Barber(2)	2021	YES		¡		¡
J. Martin Carroll	2021	YES			CHAIR		¡
Rolf Classon	2021	YES	¡	¡
Rosemary A. Crane	2021	YES	¡		¡
John J. Greisch	2021	YES	CHAIR	¡
Christa Kreuzburg	2021	YES			¡	¡
Gregory T. Lucier	2021	YES		CHAIR			¡
Donald E. Morel, Jr.	2021	YES				CHAIR
Jack Stahl(3)	2021	YES	¡				CHAIR
Peter Zippelius	2021	YES

(1)	As our CEO, Mr. Chiminski cannot be deemed independent.

(2)	Mr. Barber was appointed by the Board in April 2021 to fill the vacancy created by the expansion of the Board’s size to twelve members. He was first recommended for election to our Board by our Chair.

(3)

Mr. Stahl currently serves as the Lead Director, but the independent members of the Board have elected Mr. Carroll as their new Lead Director, commencing with the first Board meeting following this Annual Meeting.

16         CATALENT, INC.  |  2021 Proxy Statement        CORPORATE GOVERNANCE

Audit Committee
Membership:

John J. Greisch, Chair | Rolf Classon | Rosemary A. Crane | Jack Stahl* * Replaced Dr. Morel effective September 1, 2021.

Function:

• Oversees the adequacy and integrity of our financial statements and our financial reporting and disclosure practices.

• Oversees the soundness of our system of internal controls to assure compliance with financial and accounting requirements.

• Retains and reviews the qualifications, performance, and independence of our independent auditor.

• Reviews and discusses with management and the independent auditor prior to public dissemination our annual audited financial statements, quarterly unaudited financial statements, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

• Oversees our guidelines and policies relating to risk assessment and risk management, and management’s plan for risk monitoring and control.

• Oversees our internal audit function.

• Reviews and approves or ratifies all transactions between us and any “Related Person” (as defined in the federal securities laws and regulations) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

• Oversees compliance with our Standards of Business Conduct.

• Prepares for and issues the Audit Committee Report contained in this Proxy Statement.

Our Board has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as defined in SEC regulations. The Report of the Audit Committee is included on page 66.

CORPORATE GOVERNANCE        2021 Proxy Statement  |  CATALENT, INC.        17

Compensation and Leadership Committee
Membership:

Gregory T. Lucier, Chair | Michael J. Barber* | Rolf Classon** | John J. Greisch * Replaced Mr. Carroll effective September 1, 2021. ** Replaced Dr. Morel effective September 1, 2021.

Function:

• Establishes and reviews our overall compensation philosophy.

• Evaluates the performance of the CEO and determines and approves the annual salary, bonus, and equity-based incentive and other benefits, of the CEO.

• Reviews and approves, or recommends to our Board, the annual salary, bonus, and equity-based incentives and other benefits of our other executive officers.

• Reviews and recommends to our Board on the compensation of directors.

• Reviews all employment, severance, and termination agreements with our executive officers.

• Reviews and approves, or recommends to our Board, our incentive-compensation plans and equity-based plans.

• Oversees certain of our other benefit plans.

• Prepares for and issues the Compensation Committee Report contained in this Proxy Statement.

• As delegated by our Board, oversees management continuity and succession as well as executive officer development.

The Compensation Committee is permitted to delegate to one or more of our officers the authority to make awards to any non-Section 16 officer under our incentive-compensation or other equity-based plan. The Compensation Committee has delegated authority to management, on a non-exclusive basis, to make awards to employees, other than Section 16 officers, under prescribed conditions, including the condition that no individual award exceeds $250,000 in value, with a $10 million annual cap. The annual cap was increased for fiscal 2022 to $12 million due to an increase in the number of employees receiving incentive compensation. The Report of the Compensation Committee is included on page 49.

18         CATALENT, INC.  |  2021 Proxy Statement        CORPORATE GOVERNANCE

Compensation Committee Interlocks and Insider Participation

No Compensation Committee member is our current or former employee or officer. There is no interlock with any other board or company.

Nominating and Corporate Governance Committee
Membership:

J. Martin Carroll, Chair | Madhavan Balachandran | Rosemary A. Crane* | Christa Kreuzburg * Replaced Mr. Stahl effective September 1, 2021.

Function:

• Identifies and recommends nominees for election to our Board.

• Reviews the composition and size of our Board.

• Oversees an annual evaluation of the Board of Directors and each Committee.

• Regularly reviews our corporate governance documents, including our corporate charter and bylaws and our Governance Guidelines.

• Recommends members of our Board to serve on Committees. • As delegated by our Board, oversees and approves the management continuity planning process.

Quality and Regulatory Compliance Committee
Membership:

Donald E. Morel, Jr., Chair | Madhavan Balachandran | Michael J. Barber* | Christa Kreuzburg * Replaced Mr. Carroll effective September 1, 2021.

Function:

• Oversees and reviews our personnel, activities, processes and procedures that assure the quality of the products and services we deliver.

• Oversees our quality and regulatory compliance programs with respect to legal and regulatory requirements.

• Reports on significant audits, inspections and corrective and preventative actions on relative governmental investigations to our Board.

• Oversees the implementation of our quality and regulatory compliance program.

CORPORATE GOVERNANCE        2021 Proxy Statement  |  CATALENT, INC.        19

Mergers & Acquisitions Committee
Membership:

Jack Stahl, Chair | J. Martin Carroll* | Gregory T. Lucier * Replaced Mr. Classon effective September 1, 2021.

Function:

• Assists our Board in reviewing and assessing potential mergers, acquisitions, divestitures, and other similar strategic transactions, considering, among other things, (i) the risks and benefits to us and (ii) our Board’s obligation to oversee and provide overall direction to management with respect to such transactions.

• Pursuant to non-exclusive delegated authority, reviews and approves potential mergers, acquisitions, divestitures, and other similar strategic transactions having a transaction value of up to $100 million.

BOARD AND COMMITTEE ATTENDANCE

During fiscal 2021, our Board met 7 times and acted by unanimous written consent 2 times. The Committees held the following number of meetings and acted by unanimous written consent the following number of times during fiscal 2021:

Committee	Meetings	Consents
Audit Committee	5	–
Compensation Committee	5	2
Nominating Committee	3	1
Quality Committee	4	–
M&A Committee	7	–

Each director attended more than 75% of the respective meetings of our Board and our committees, if any, on which that director served. We strongly encourage members of our Board to attend our Annual Meetings of Shareholders. All of our then-serving directors attended our 2020 Annual Meeting of Shareholders.

Director Independence

Under our Guidelines and the NYSE listing standards, a director is not independent if the director has or had certain specified relationships with us. As a result of its review, our Board determined that each of our current directors other than Mr. Chiminski, who is also our CEO, is independent.

20         CATALENT, INC.  |  2021 Proxy Statement        CORPORATE GOVERNANCE

Board Leadership Structure

Our Governance Guidelines, which can be found on our website at http://investor.catalent.com/corporate-governance, provide our Board flexibility in determining its leadership structure. Our Board considers its structure and leadership each year, in particular whether the roles of Chair and CEO should be combined or separated, based on what it believes is in our best interests at a given point in time. Currently, Mr. Chiminski serves as our CEO as well as Chair of our Board. Our Board has determined that combining the positions is the appropriate leadership structure at this time. Mr. Chiminski, given his primary responsibility for managing our day-to-day operations and his extensive knowledge and understanding of us, is best positioned to lead our Board at this time and to focus its attention on the issues of greatest importance to us and our shareholders. The Chair presides at all Board and shareholder meetings and performs such other duties as may be designated in our bylaws or by our Board as a whole. Our Board will continue periodically to evaluate its leadership structure and determine whether continuing the combined roles of CEO and Chair is in our best interest based on circumstances existing at the time.

Our Governance Guidelines require that the independent directors on the Board elect from among themselves a Lead Director whenever the Chair of our Board is also the CEO or is a director who does not otherwise qualify as an independent director. Mr. Stahl is currently in the last of his 5 one-year terms as our independent Lead Director. The independent directors have elected Mr. Carroll as Lead Director, effective at the first meeting of the Board following this Annual Meeting. The Lead Director helps to assure the appropriate oversight of our management by our Board, as well as maintain the optimal functioning of our Board. Among other things, the Lead Director has the authority to:

•	convene meetings of the independent directors as the Lead Director deems necessary;

•	preside over all meetings of our Board at which the Chair is not present, including any executive sessions of the independent directors;

•	act as a liaison between the Chair and the independent directors; and

•	recommend to the other members of our Board the retention of consultants and advisors who directly report to it, without consulting or obtaining the advance authorization of any of our officers.

Board and Committee Evaluation Process

The Nominating Committee leads an annual performance evaluation of our Board and each Board committee as described below.

Evaluate	Compile	Discuss	Review

Each director completes a Board self-evaluation questionnaire and a separate questionnaire for each committee on which the director serves. The questionnaires request ratings and solicit suggestions for improving Board and committee governance processes and effectiveness.	Questionnaire results are compiled by the Corporate Secretary. Specific director comments are reported without attribution. Each director receives the Board self-evaluation results and the self-evaluation results for each committee on which the director serves. The Chair and the Lead Director receive all of the self-evaluation results.	Committee self-evaluation results are discussed by each committee, and Board self-evaluation results are discussed by the full Board, in each case in executive session. The committees and our Board each identify areas for further consideration and opportunities for improvement, and implement plans to address those matters.	Each committee and the full Board review progress with respect to any identified areas for further consideration.

CORPORATE GOVERNANCE        2021 Proxy Statement  |  CATALENT, INC.        21

Board’s Role in Risk Oversight

•

Our Board as a whole and through its committees oversees our risk management, with senior management regularly reporting on areas of material risk. Our Board regularly reviews information regarding our strategy, finances, liquidity, operations, legal and regulatory developments, our research and development activities, and our competitive environment, as well as the risks related to these matters.

•

The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years. The Audit Committee also periodically meets with members of our information technology department to assess information security risks (including cybersecurity risks) and to evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in our business. The Board meets annually with members of the information technology department to review information security risks, including cybersecurity risks, and to evaluate the status of our cybersecurity efforts, and the Audit Committee meets with these members at quarterly intervals during the remainder of each year.

•	The Nominating Committee oversees the management of risks associated with the independence of the members of our Board.

•	The Compensation Committee oversees risks relating to our compensation plans and arrangements.

•

The Quality Committee focuses on risks arising out of the extensive food, drug, and cosmetics regulations that govern our operations and our relationships with our customers. They also oversee the risk presented by environmental, health, and safety issues at our sites.

•

Each Committee provides periodic reports to the full Board regarding its area of responsibility and oversight. We do not believe there is any relationship between how our Board oversees management of our risks and its leadership structure.

Majority Voting and Director Resignation Policy

Under our bylaws, director nominees in uncontested elections shall be elected by the affirmative vote of a majority of the votes cast in respect of the shares present in person or represented by proxy at any annual or special meeting of shareholders for the election of directors and entitled to vote on the election of directors (meaning the number of shares voted for a nominee for director must exceed the total number of shares voted against such nominee for director, with abstentions and broker non-votes not counted as a vote cast either for or against that nominee for director’s election).

Pursuant to our Governance Guidelines, any incumbent director nominee who does not receive a majority of votes cast for such nominee’s election must offer to resign. The Nominating Committee considers the offer and recommends to our Board whether to accept or reject it. Our Board will act on the recommendation within ninety days following the date of the shareholder meeting during which the election occurred, considering the factors considered by the Nominating Committee and any additional relevant information.

Any director who offers a resignation will not participate in the consideration of whether to accept such resignation. If a majority of the members of the Nominating Committee did not receive more for votes than against votes, then the independent directors (excluding those independent directors, if any, who did not receive more for votes than against votes in the most recent election) will appoint a Board committee solely for the purpose of considering the offered resignations and making a recommendation to our Board whether to accept them; provided, however, that if there are fewer than three independent directors who received more for votes than against votes in the election, then such committee will be comprised of all independent directors, and each independent director who is required by the Governance Guidelines to offer a resignation will not participate in the consideration by such committee and our Board concerning whether to accept that director’s offer to resign.

We will promptly publicly disclose the decision of our Board regarding any offer to resign, including an explanation of how the decision was reached and, if applicable, the reasons an offer to resign was not accepted, in a Current Report on Form 8-K to be filed or furnished with the SEC. If our Board determines to accept a director’s offer to resign, the Nominating Committee will recommend whether to fill such vacancy or whether to reduce the size of our Board.

22         CATALENT, INC.  |  2021 Proxy Statement        CORPORATE GOVERNANCE

Director Nomination Process

The Nominating Committee considers and recommends the annual slate of director nominees for approval by our Board (other than the director elected by holders of the Series A Preferred, who is considered and elected solely by such holders). The Nominating Committee considers a number of factors and principles in making its recommendations, including the following:

•

individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought, an ability to work collegially, and all other factors it considers appropriate, which may include age, gender, and ethnic and racial background

•	existing commitments to other businesses

•	potential conflicts of interest with other pursuits

•	legal considerations, such as antitrust issues

•	corporate governance background

•	varied and relevant career experience

•	relevant technical skills and education

•	relevant business or government acumen

•	financial and accounting background

•	executive compensation background

•	the size, composition, and combined expertise of the existing Board

Although our Board and Nominating Committee consider diversity of viewpoints, background, and experiences when identifying and reviewing candidates for our Board, our Board does not have a separate diversity policy. In identifying and evaluating prospective director candidates, the Nominating Committee may seek referrals and assistance from other members of our Board, management, shareholders, and other sources, including third-party search consultants. The Nominating Committee uses the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experiences to further enhance our Board’s effectiveness.

Shareholders may nominate directors for election by following the provisions set forth in our bylaws concerning such matters. The Nominating Committee, in accordance with our Governance Guidelines, will consider the qualifications of any nominee proposed by one or more shareholders.

Proxy Access

Our bylaws provide for proxy access, which, subject to certain limitations as set forth in our bylaws, allows a shareholder or a group of up to 20 shareholders owning, continuously for at least three years, shares representing at least 3% of our outstanding voting stock entitled to vote in the election of directors, to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders at which directors may be elected, their own qualifying director nominees constituting up to the greater of 2 or 20% of the total number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Our Board (prior to each Annual Meeting of Shareholders) and the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated by a shareholder in accordance with the requirements of the proxy access provisions. Notice of director nominees submitted under the proxy access provisions must include the information required under our bylaws. Such notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 for nominations for the 2022 Annual Meeting of Shareholders by the dates specified under “Shareholder Proxy Access” on page 81. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws, which are available on our website under http://investor.catalent.com/corporate-governance.

CORPORATE GOVERNANCE        2021 Proxy Statement  |  CATALENT, INC.        23

Communications with the Board of Directors

Shareholders or other interested parties wishing to communicate with our Board, any of our Committees, any director individually, or the independent directors as a group may do so by contacting the Corporate Secretary either:

•	By mail, addressed care of Corporate Secretary, Catalent, Inc., 14 Schoolhouse Road, Somerset, New Jersey 08873; or

•	By email to CorpSec@catalent.com.

Communications will be sent to the appropriate recipient, depending on the facts and circumstances outlined in the communication, but the Corporate Secretary will not forward to directors any spam, junk mail, mass mailing, product complaint, product inquiry, new product suggestion, job inquiry, survey, or business solicitation or advertisement. Material that is unduly hostile, threatening, illegal, or similarly unsuitable will also be excluded.

Standards of Business Conduct

Our Board and all of our employees, including our CEO, principal financial officer, principal accounting officer, and all other executive officers are required to abide by our Standards of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. A copy of our Standards of Business Conduct can be found on our website under http://investor.catalent.com/corporate-governance. We will disclose on our website any future amendment to, or waiver from, provisions of our Standards of Business Conduct affecting our directors or executive officers as and to the extent required under applicable SEC and NYSE rules.

Transactions with Related Persons

Our Board has adopted a written policy regarding the review, approval, and ratification of transactions with related persons. This policy provides that a related person must promptly disclose to our Board any related person transaction. No related person transaction will be executed without the approval or ratification of our Board or the Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest if the amount involved exceeds $120,000 and a “related person” has a direct or indirect material interest. In general, “related persons” are our directors and executive officers, shareholders beneficially owning more than 5% of our outstanding stock, and their immediate family members. We refer to such a transaction as a “related person transaction.”

Except as set forth below with respect to the Stockholders’ Agreement and Registration Rights Agreement (each as defined below), during fiscal 2021 we did not enter into or have outstanding any reportable related person transaction, nor is any related person transaction currently proposed, in which any of our directors, CEO, or executive officers has a direct or indirect material interest.

In connection with our sale of Series A Preferred in May 2019, we entered into a Stockholders’ Agreement and a Registration Rights Agreement with the affiliates of Leonard Green that purchased those securities, Green Equity Investors VII, L.P. (“GEI VII”), Green Equity Investors Side VII, L.P. (“GEI Side VII”), LGP Associates VII-A LLC (“Associates VII-A”), and LGP Associates VII-B LLC (“Associates VII-B” and, together with GEI VII, GEI Side VII, and Associates VII-A, the “Leonard Green Investors”). Along with Mr. Zippelius’s service as a director, the purchase makes Leonard Green and its affiliates related persons. The following descriptions of the Stockholders’ Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stockholders’ Agreement and Registration Rights Agreement, which are filed as exhibits to the 2021 Annual Report.

24         CATALENT, INC.  |  2021 Proxy Statement        CORPORATE GOVERNANCE

STOCKHOLDERS’ AGREEMENT

Pursuant to the stockholders’ agreement by and among us and the Leonard Green Investors (the “Stockholders’ Agreement”), for so long as the holders of Series A Preferred and the holders of common stock issued upon conversion of Series A Preferred (together with the holders of Series A Preferred, the “Relevant Holders”) beneficially own shares of Series A Preferred or common stock having an aggregate value of at least $250 million, they have the right to have one designee nominated for election to our Board (as well as a non-voting observer if the aggregate value is at least $500 million) and certain customary access and information rights. Mr. Zippelius is the designated director. John Baumer, another Leonard Green partner, served as a non-voting observer until November 2020, when the conversion and sale of a portion of the Series A Preferred held by the Leonard Green Investors reduced the aggregate value of their positions below $250 million.

For so long as the Relevant Holders are entitled to designate a nominee to our Board, they are generally required to vote in the manner recommended by our Board in connection with director elections, our “say-on-pay” and other equity compensation proposals, ratification of the appointment of our independent registered public accounting firm, and with respect to any proposed merger or other similar transaction between us and another party.

The Relevant Holders are also subject to standstill restrictions that, subject to certain customary exceptions, prohibit them from purchasing our common stock, publicly proposing any merger or other extraordinary corporate transaction, initiating any stockholder proposal, or soliciting proxies until the later of (i) May 17, 2022 and (ii) the date on which they are no longer entitled to designate a nominee to our Board.

Subject to certain customary exceptions, holders of Series A Preferred are restricted from transferring their Series A Preferred or common stock issued upon conversion (A) until the earlier to occur of (i) November 17, 2021, and (ii) the occurrence of a transaction resulting in a change of control; and (B) to certain specified persons, including certain of our competitors, any person that has filed, or would be required to file, a report on Schedule 13D or Schedule 13G pursuant to Regulation 13D-G under the Exchange Act, or any person who is or has been an activist investor in the three prior years.

REGISTRATION RIGHTS AGREEMENT

Pursuant to the registration rights agreement by and among us and the Leonard Green Investors (the “Registration Rights Agreement”), we must provide to the Leonard Green Investors certain customary registration rights with respect to the shares of Series A Preferred and the shares of common stock issued upon any conversion thereof. The Registration Rights Agreement contains customary terms and conditions, including certain customary indemnification obligations.

CORPORATE GOVERNANCE        2021 Proxy Statement  |  CATALENT, INC.        25

Executive Officers

JOHN CHIMINSKI

Chief Executive Officer Age: 57	Mr. Chiminski’s biography is set forth above in the Director Nominees section on page 6.

ALESSANDRO MASELLI

President and Chief Operating Officer Age: 49

Mr. Maselli was named our President and Chief Operating Officer in February 2019. He joined us in 2010 as Director of Operations at our pharmaceutical, nutritional and cosmetics plant in Aprilia, Italy. In 2013, Mr. Maselli was appointed General Manager of Zydis® operations at our facility in Swindon, U.K.; in 2015, he became Vice President of Operations, Europe, for our Drug Delivery Solutions business unit; and in 2016 he was named our Senior Vice President, Global Operations. Prior to joining us, Mr. Maselli held operational and business leadership roles at Alstom and SGS S.A. From 1998 to 2006, he held roles of increasing responsibility from process engineer to operations director at ABB Group. Mr. Maselli began his career as an automation systems engineer in the food industry. A native of Italy, Mr. Maselli earned bachelor’s and master’s degrees in electronic engineering from the University of Rome.

THOMAS CASTELLANO

Senior Vice President and Chief Financial Officer Age: 42

Mr. Castellano was named our Senior Vice President & Chief Financial Officer in June 2021. Mr. Castellano previously served as our Global Vice President of Operational Finance, providing finance partnership on strategic execution across the company’s business units, and as a member of Catalent’s Executive Leadership Team. He joined the company as Director for Financial Planning & Analysis in 2008, playing an integral role in Catalent’s successful initial public offering in 2014, and has served in successively senior positions since then, including as Vice President, Financial Planning & Analysis and Vice President, Finance, Investor Relations, and Treasurer. Prior to joining the company, he worked with the capital markets finance group at Lehman Brothers, holding roles of increasing responsibility. Tom began his career at Cendant Corporation as part of its financial leadership development program. He holds a bachelor’s degree in finance and an MBA, both from Seton Hall University.

26         CATALENT, INC.  |  2021 Proxy Statement        CORPORATE GOVERNANCE

JONATHAN ARNOLD

President, Oral & Specialty Delivery Age: 56

Mr. Arnold was named President of our Oral & Specialty Delivery business unit in October 2017. Previously, he served for six years as Vice President and General Manager of our Drug Delivery Solutions business unit. Mr. Arnold’s career in the life sciences contract development and manufacturing organization sector began in 1995, when he joined RP Scherer, a specialist in softgel technologies and now an important part of Catalent, where he served in a variety of international business development and strategic customer account roles over the course of 5 years. Mr. Arnold then spent 11 years working for Patheon, another contract development and manufacturing organization, in multiple different locations, including Italy, the U.K., and Switzerland, serving in roles of increasing responsibility, including Vice President of Global Supply Chain and, ultimately, Chief Procurement Officer, before returning to us in 2011. Prior to working in the life sciences sector, Mr. Arnold had an international business development and strategic marketing role for the U.K.’s largest waste management company, Shanks & McEwan. Mr. Arnold earned his bachelor’s degree in Agricultural, Biochemistry and Nutrition from the University of Newcastle upon Tyne, U.K.

STEVEN L. FASMAN

Senior Vice President, General Counsel, and Corporate Secretary Age: 59

Mr. Fasman was named Senior Vice President, General Counsel, and Corporate Secretary in October 2014, when he joined us. Prior to that, he served as Executive Vice President-Law of MacAndrews & Forbes Holdings Inc., a privately held diversified holding company, from January 2012 to March 2014. Before that, Mr. Fasman held various positions at MacAndrews & Forbes since 1992 of increasing responsibility. From 2008 through March 2014, he also served as General Counsel and Chief Compliance Officer of M & F Worldwide Corp., a holding company with interests in financial products, customer calling centers, staffing operations, educational software and flavoring products. From 2008 to 2011, Mr. Fasman also served as a director of SIGA Technologies, Inc., a biodefense company. Mr. Fasman spent his early career at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison, where he focused on domestic and international litigation and regulatory proceedings. Mr. Fasman holds a law degree from Yale University and an A.B. degree in mathematics from Princeton University. Mr. Fasman is a trustee of the Jewish Board of Family & Children’s Services in New York City and of the Jewish Education Project.

KAREN FLYNN

President, Biologics and Chief Commercial Officer Age: 58

Ms. Flynn was named President, Biologics and Chief Commercial Officer in January 2020, when she joined us. Prior to joining Catalent, she served as the Senior Vice President and Chief Commercial Officer of West Pharmaceutical Services, Inc. from 2016 to 2019, having previously served as that company’s President, Pharmaceutical Packaging Systems since 2014. Ms. Flynn holds a Master of Science in Business Administration from Boston University, a Master of Science in Engineering from the University of Pennsylvania, and a Bachelor of Science in Pre-Professional Studies (Pre-Med) from the University of Notre Dame. She serves on the Chester County Economic Development Council Board of Directors and the Downingtown STEM Academy Advisory Board, and previously served on the Board of Directors for Recro Pharmaceuticals.

CORPORATE GOVERNANCE        2021 Proxy Statement  |  CATALENT, INC.        27

ARISTIPPOS GENNADIOS, PH.D.

President, Softgel & Oral Technologies Age: 56

Dr. Gennadios has served as our President, Softgel & Oral Technologies since September 2013. Previously, he served as Vice President and General Manager of Softgel Technologies. Dr. Gennadios has worked in the pharmaceutical industry since 1996 in roles including R&D, field sales, business development, operations and leadership. He joined our predecessor company, Cardinal Health, in 2002 and has held several key leadership posts within the softgel technologies business, including Global Vice President of Business Development for Softgel Technologies, General Manager of the Oral Development Center in Somerset, NJ, and Vice President and General Manager for Prescription Softgel and Consumer Health products. Dr. Gennadios holds a bachelor’s degree in chemical engineering from the National Technical University of Athens, Greece and a master’s degree in agricultural engineering from Clemson University. He also holds a doctorate in engineering from the University of Nebraska and an M.B.A. from Wake Forest University.

MICHAEL J. GRIPPO

Senior Vice President, Strategy & Corporate Development Age: 52

Mr. Grippo was named our Senior Vice President, Strategy & Corporate Development in October 2019. He joined Catalent in April 2016 as our Vice President of Corporate Development, where he was charged with executing value-driving deals and developing a disciplined, inorganic growth strategy for the company. Prior to joining us, Mr. Grippo was co-leader of corporate development for medical device company CR Bard, and held similar roles of leadership with Hill-Rom Holdings, Inc., a publicly traded medical technology company, and Welch Allyn, Inc., a privately held medical products company. He also previously worked as an investment banker for 12 years, primarily with SG Cowen and UBS Securities and Dillon Read. Mr. Grippo received a joint degree in economics and political science from Princeton University in 1991, a master’s in accounting from New York University in 1992 and an MBA in finance also from NYU in 1996. He serves on the Greater Somerset County YMCA Board of Directors.

SCOTT GUNTHER

Senior Vice President, Quality & Regulatory Affairs Age: 54

Mr. Gunther was named our Senior Vice President of Quality & Regulatory Affairs in May 2017. Mr. Gunther joined us in 2012 as Vice President, Quality and most recently oversaw the quality function for the United States sites in our Drug Delivery Solutions business unit. Previously, he concurrently served as an interim Vice President of Product Development for our Drug Delivery Solutions business unit. Prior to joining us, Mr. Gunther spent 22 years with Bristol-Myers-Squibb (“Bristol”) in various roles of increasing responsibility. In his last role at Bristol, he held the position of Executive Director Quality Operations Americas, where he was responsible for quality operations at its manufacturing sites in the U.S., Puerto Rico, and Latin America. Mr. Gunther holds a B.S. degree from the State University of New York College at Buffalo and an M.B.A. from Canisius College.

28         CATALENT, INC.  |  2021 Proxy Statement        CORPORATE GOVERNANCE

RICARDO PRAVDA

Senior Vice President and Chief Human Resources Officer Age: 50

Mr. Pravda was named our Senior Vice President and Chief Human Resources Officer in July 2019. Since joining Catalent as HR Director for Latin America in 2005, Mr. Pravda held several leadership roles supporting multiple businesses and locations, most recently as VP of Human Resources for Catalent’s network of sites globally. He has over 25 years of experience in many HR disciplines including compensation, succession planning, organizational design, performance management, labor relations, acquisitions and divestitures. Mr. Pravda has supported businesses in the Americas, Europe and Asia-Pacific, holding roles of increasing responsibility in companies like Nabisco, Phillip Morris International, BellSouth International and The Gillette Company. He holds a bachelor’s degree in business administration from the UADE university in Buenos Aires and an MMBA in Human Resources Management from the Universidad del Salvador, also in Argentina.

KAY SCHMIDT

Senior Vice President, Technical Operations Age: 63

Ms. Schmidt was named our Senior Vice President, Technical Operations in February 2019. She joined Catalent in 2009, holding several leadership roles in product development across multiple drug delivery dosage forms. Most recently, she provided leadership to Catalent’s global virtual Project Management Organization for new product introductions, in addition to her role as Vice President, Product Development in our Biologics and Specialty Drug Delivery business unit. Prior to joining us, she held various leadership roles at GE Healthcare developing and delivering diagnostic imaging technologies. Ms. Schmidt is a certified Six Sigma Green Belt, and has a bachelor’s degree from Carroll University, Wisconsin and a master’s degree from the University of Wisconsin-Whitewater.

RICCI WHITLOW

President, Clinical Supply Services Age: 53

Ms. Whitlow was named President, Clinical Supply Services in 2020. Prior to joining Catalent, she was the Senior Vice President, Technical and Corporate Operations of Optinose, having joined that company as its Vice President, Technical Operations in 2017. Prior to that, she served as Vice President Operations, Softgel/DDS (Americas) for Catalent since 2016, as Vice President, Program Operations at G&W Laboratories in 2016, as President of Sterling-Marc Solutions, an independent management consulting firm, from 2015 to 2016, and as Senior Vice President, Technical Operations for LifeCell Corporation, a developer of regenerative medicine for tissue repair that is now part of Allergan, from 2012 through 2015. Ms. Whitlow is a certified Six Sigma Green Belt, and holds a master’s degree in business administration from the TRIUM program of NYU Stern School of Business, London School of Economics, and HEC Paris, as well as a Bachelor of Science in Industrial Engineering from Texas A&M University.

OWNERSHIP OF OUR COMMON AND PREFERRED STOCK        2021 Proxy Statement  |  CATALENT, INC.        29

Ownership of Our Common and Preferred Stock

Securities Owned by Certain Beneficial Owners, Directors, and Management

The table below shows how many shares of our common stock and Series A Preferred were beneficially owned as of September 3, 2021 by (1) owners of more than 5% of the outstanding shares of our common stock or Series A Preferred, (2) our current directors, (3) our Named Executive Officers, and (4) all current directors and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has (a) an address at 14 Schoolhouse Road, Somerset, NJ 08873 and (b) sole voting and investment power over the shares, in each case except as described below.

Name of Beneficial Owner	Common Stock			Series A Preferred
	Shares owned		Percent of Class	Shares owned	Percent of Class

T. Rowe Price Associates, Inc.(1)	20,351,855		11.9%	-	-

The Vanguard Group(2)	17,470,863		10.2%	-	-

BlackRock, Inc.(3)	13,286,853		7.8%	-	-

Janus Henderson Group plc(4)	11,945,488		7.0%	-	-

Entities affiliated with Leonard Green(5)	-	(6)	- (6)	384,777	100%

John Chiminski(7)	293,934		*	-	-

Thomas Castellano(7)	13,328		*	-	-

Steven L. Fasman(7)	78,640		*	-	-

Karen Flynn(7)	8,604		*	-	-

Alessandro Maselli(7)	57,575		*	-	-

Wetteny Joseph(8)	26,717		*	-	-

Madhavan Balachandran(9)	14,897		*	-	-

Michael J. Barber	-		*	-	-

J. Martin Carroll	26,635		*	-	-

Rolf Classon(9)	30,777		*	-	-

Rosemary A. Crane(9)	11,329		*	-	-

John J. Greisch(9)	24,329		*	-	-

Christa Kreuzburg	8,566		*	-	-

Gregory T. Lucier(9)	24,775		*	-	-

Donald E. Morel, Jr.	52,911		*	-	-

Jack Stahl	30,777		*	-	-

Peter Zippelius(10)	6,428		*	-	-

Directors and executive officers as a group (24 persons)(10)	908,874		*	-	-

*	Represents less than 1%

(1)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 16, 2021, in which the filer reported that it and its affiliates have sole voting power over 15,074,563 shares and sole dispositive power over 20,351,855 shares. Filer’s address is 100 E. Pratt Street, Baltimore, MD 21202.

(2)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 8, 2021, in which The Vanguard Group reported that it and its affiliates have shared voting power over 254,213 shares, sole dispositive power over 16,860,033 shares, and shared dispositive power over 610,830 shares. Filer’s address is 100 Vanguard Boulevard, Malvern, PA 19355.

(3)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on January 28, 2021, in which Blackrock, Inc. reported that it has sole voting power over 12,116,783 shares and sole dispositive power over 13,286,853 shares. Filer’s address is 55 East 52nd Street, New York, NY 10055.

(4)

Information shown is based on information reported by the filer on a Schedule 13G/A filed with the SEC on February 11, 2021, in which the filer reported that it and its affiliates have shared voting and dispositive power over 11,945,488 shares. Filer’s address is 201 Bishopsgate EC2M 3AE, United Kingdom.

(5)	Information shown is based on the registered shareholdings of the Leonard Green Investors and the director & officer questionnaire delivered to us by Mr. Zippelius.

GEI VII is the record owner of 171,928 shares of Series A Preferred, convertible into 3,495,489 shares of common stock; GEI Side VII is the record owner of 203,156 shares of Series A Preferred, convertible into 4,130,389 shares of common stock; Associates VII-A is the record owner of 972 shares of Series A Preferred, convertible into 19,761

30         CATALENT, INC.  |  2021 Proxy Statement        OWNERSHIP OF OUR COMMON AND PREFERRED STOCK

shares of common stock; Associates VII-B is the record owner of 8,721 shares of Series A Preferred, convertible into 177,307 shares of common stock; and Mr. Zippelius is the record owner of 4,303 shares of common stock and 2,125 shares of common stock underlying restricted stock units, in each case held by him for the benefit of Leonard Green.

Mr. Zippelius directly (whether through ownership interest or position) or indirectly through one or more intermediaries may be deemed to control the Leonard Green Investors. Mr. Zippelius is also our director and may be deemed to have shared voting and investment power with respect to the shares of Series A Preferred beneficially owned by the Leonard Green Investors. As such, Mr. Zippelius may be deemed to have shared beneficial ownership over such shares of common stock. Mr. Zippelius, however, disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein.

The address of each Leonard Green Investor and Mr. Zippelius is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, CA 90025.

(6)

At the close of business on September 3, 2021, the record date fixed by our Board, the Leonard Green Investors held in the aggregate voting power equivalent to 7,833,726 shares of our common stock, approximately 4.4% of our common stock on an as-converted basis.

(7)

The number of shares beneficially owned includes shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after September 3, 2021 or (b) exercise of options that are currently exercisable and/or will be exercisable within 60 days after September 3, 2021, as follows: Mr. Chiminski 136,152 , Mr. Castellano 5,328 , Mr. Fasman 17,259, Ms. Flynn 2,001, and Mr. Maselli 40,072.

(8)	The address of Mr. Joseph is c/o Zoetis, Inc., 10 Sylvan Way, Parsippany, NJ 07054.

(9)

Does not include vested restricted stock units that that have been deferred under our Deferred Compensation Plan (described below on page 45), as follows: Mr. Balachandran 8,011, Mr. Classon 17,582, Ms. Crane 661, Mr. Greisch 3,167, Mr. Lucier (17,582), Dr. Morel (9,423), and Mr. Stahl (661).

(9)

Mr. Zippelius is the designee of the holders of the Series A Preferred and has indicated that he is holding the equity he has received as a non-employee director on behalf of his employer, Leonard Green. He disclaims beneficial ownership of, and the shares reported in the table exclude, the securities beneficially owned by the Leonard Green Reporting Persons. See footnote (5) above.

(10)

Includes 305,141 shares of common stock issuable upon (a) vesting of restricted stock units within 60 days after September 3, 2021 or (b) exercise of options that are currently exercisable and/or will be exercisable within 60 days after September 3, 2021. Does not include amounts held by Mr. Joseph, who stepped down as Senior Vice President and Chief Financial Officer effective May 31, 2021.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and beneficial owners of 10% or more of our shares of common stock to file reports with the SEC about their ownership of and transactions in our common stock. Based on our records and other information, we believe that all reports required to be filed under Section 16(a) during fiscal 2021 were timely filed, except that filings with respect to two sales of our common stock in December 2019 and one sale of our common stock in January 2020 by Mr. Grippo were inadvertently not made on a timely basis. The Form 4 reporting these sales was filed on August 23, 2021.

Equity Compensation Plan Information

The following table provides certain information as of June 30, 2021 regarding our equity compensation plans.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders(3)	2,763,653	49.77	12,414,663(4)

(1)

The amounts reported in this column exclude (a) 93,344 vested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) that have been deferred under our Deferred Compensation Plan (described below on page 45), (b) 426,185 PSUs that have the potential to vest if the maximum performance targets are met for the Adjusted EPS PSUs and Relative Return PSUs (each as defined below) issued thereunder, and (c) the cancellation of 405 RSUs/PSUs and 286 stock options under the Omnibus Plans (as defined below) due to terminations at the end of June 2021 (the “Cancelled Grants”)]. Assuming maximum PSU targets are met, the total number of securities to be issued upon exercise of outstanding options, warrants, and rights as of June 30, 2021 is 3,189,838.

(2)

The weighted-average exercise price does not take into account outstanding RSUs, shares of restricted stock, PSUs, or shares of performance-based restricted stock (“Performance Shares”), as none of these forms of equity securities by its nature has an exercise price.

(3)

The amounts set forth in this row relate to grants under (a) our 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”), which was approved by a majority shareholder prior to our IPO, and (b) our 2018 Omnibus Incentive Plan (the “2018 Omnibus Plan” and, together with the 2014 Omnibus Plan, the “Omnibus Plans”), which was approved by our shareholders at the 2018 Annual Meeting of Shareholders held on October 31, 2018. No additional award will be issued under the 2014 Omnibus Plan, but the shares that otherwise would have been available for issuance thereunder are available for issuance under the 2018 Omnibus Plan.

(4)

Under the terms of the 2018 Omnibus Plan, each issued RSU, share of restricted stock, PSU, and Performance Share reduces the amount reported in this column by 2.25. Including the Cancelled Grants referenced in note (1) above, the total number of securities available for issuance as of June 30, 2021 was 12,415,354. As of October 31, 2018, awards may no longer be made under the 2014 Omnibus Plan.

DIRECTOR COMPENSATION        2021 Proxy Statement  |  CATALENT, INC.        31

Director Compensation

We provide competitive compensation to our non-employee directors to attract and retain qualified individuals. The principal elements of our non-employee director compensation are an annual cash retainer; an annual equity award of restricted stock units, each of which represents the right to receive one share of our common stock (“RSUs”); and additional cash fees for our Lead Director, Committee Chairs and Audit Committee members. We do not compensate our Chair, who is employed by us, for serving as a director.

The Compensation Committee biennially reviews and considers information from its independent compensation consultant regarding the amounts and type of compensation paid to our non-employee directors at companies within the same peer group used by the committee to assess executive compensation. During fiscal 2021, the committee recommended, and the Board approved, aligning the timing of our annual RSU grant to our non-employee directors with each annual meeting of shareholders, rather than the beginning of each fiscal year, in order to better match our directors’ terms of service. As a result of the change in timing, we increased the fiscal 2021 grant by approximately $58,000 to cover the additional time that had elapsed since the fiscal 2020 grant.

Cash Retainer	Equity	Committee Fees	Deferred Compensation

Annual $100,000 cash retainer, with an additional $30,000 retainer for the Lead Director. Reimbursement for out-of-pocket expenses.	Annual RSU grant with a grant date fair value of $190,000, vesting on the first anniversary of the grant date (subject to continuing service) or upon a change of control.

Annual cash fees to the Chair and each member of the Audit Committee of $25,000 and $10,000, respectively.

Annual cash fees to the Chair of the Compensation Committee of $12,500 and $10,000 to the Chairs of each of the Nominating, Quality, and M&A Committees.

Directors may elect to defer any portion of their cash fees or RSUs on a pre-tax basis under our Deferred Compensation Plan.

The terms of the plan are described in the executive compensation section below beginning on page 45.

Matching Gift Program

Our directors may also participate in the Catalent Cares matching gift program, which matches on a 1-to-1 basis gifts made by our employees and non-employee directors to eligible health and human service nonprofit organizations, subject to a yearly maximum of $1,000. In addition, gifts of up to $1,000 made during fiscal 2021 in response to the COVID-19 pandemic were matched on a 2-to-1 basis.

Director Stock Ownership Policy

Each of our non-employee directors is required to own stock in an amount equal to five times the annual cash retainer. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, and shares held under a deferral or similar plan. Each non-employee director is required to retain 100% of the shares received following exercise of options or upon settlement of vested RSUs (net of shares used to satisfy applicable tax withholding obligation, if any) until the ownership level is met. All of our non-employee directors complied with the retention provisions of this policy throughout fiscal 2021 and through the printing of this Proxy Statement.

32         CATALENT, INC.  |  2021 Proxy Statement        DIRECTOR COMPENSATION

Director Compensation for Fiscal 2021

For fiscal 2021, our non-employee directors received the amounts shown in the schedule below. All cash fees were paid on a quarterly basis, in arrears.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Madhavan Balachandran(3)(4)	100,000	247,930	347,930
Michael J. Barber(5)	17,582	95,671	113,253
J. Martin Carroll	110,000	247,930	357,930
Rolf Classon(3)(4)	110,000	247,930	357,930
Rosemary A. Crane	110,000	247,930	357,930
John J. Greisch(3)	125,000	247,930	372,930
Christa Kreuzburg	100,000	247,930	347,930
Gregory T. Lucier(3)	112,500	247,930	360,430
Donald E. Morel, Jr.(3)	120,000	247,930	367,930
Jack Stahl	140,000	247,930	387,930
Peter Zippelius(6)	100,000	247,930	347,930

(1)

Mr. Chiminski did not receive any compensation as a director during fiscal 2021, though he received compensation as our employee, and his compensation is reported in this Proxy Statement in the executive compensation tables.

(2)

Represents the aggregate grant date fair value of stock awards for fiscal 2021, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“FASB ASC”) Topic 718, using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2021 (the “2021 Annual Report”). Each non-employee director had 2,786 unvested RSUs as of June 30, 2021 (other than Mr. Barber, who had 845).

(3)	Messrs. Balachandran, Classon, Greisch, and Lucier and Dr. Morel elected to defer their annual RSU award under the Deferral Plan.

(4)	Messrs. Balachandran and Classon elected to defer 100% and 50%, respectively, of their annual cash retainers for calendar 2020 and 2021 under the Deferral Plan.

(5)	Mr. Barber became a member of our Board on April 28, 2021. As such, his compensation was prorated for his time in office.

(6)

Mr. Zippelius has instructed that his cash retainer should be paid to his employer, Leonard Green. He has also disclaimed beneficial ownership of his stock award and is holding it on behalf of Leonard Green. See note (9) to the “Securities Owned by Certain Beneficial Owners, Directors, and Management” table above under “Ownership of Our Common and Preferred Stock.”

COMPENSATION DISCUSSION AND ANALYSIS        2021 Proxy Statement  |  CATALENT, INC.        33

Compensation Discussion and Analysis

33	COMPENSATION DISCUSSION AND ANALYSIS

34	Introduction

34	Executive Summary

35	Overview of 2021 Business Performance and Executive Compensation

	35	2021 Business Performance

	36	2021 Compensation Highlights

	36	Executive Pay Mix for 2021

	36	CEO 2021 Compensation Overview

37	Our Executive Compensation Program

	37	Our Compensation Philosophy and Principles

	37	Executive Compensation Program Elements

39	The Compensation Process

	39	The Role of the Compensation Committee, its Consultant, and Management

	39	The Compensation Committee’s Process

	39	The Use of Market Data in Determining Compensation

40	Details of Total Direct Compensation Elements

	40	Base Salary

	40	Management Incentive Plan

	42	Long-Term Incentive Awards

44	Other Benefits Under Our Executive Compensation Program

	44	Benefits and Perquisites

	45	Deferred Compensation Plan

	45	Severance and Payments on a Change of Control

46	Compensation Determinations for 2021

47	Other Compensation Practices and Policies

	47	Executive Agreements

	48	Executive Stock Ownership Guidelines

	48	Hedging and Pledging

	48	Risk Assessment of Compensation Practices and Policies

	49	Section 162(m) of the Internal Revenue Code

34         CATALENT, INC.  |  2021 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This CD&A explains our executive compensation philosophy and programs, and the decisions made by the Compensation Committee of our Board during fiscal 2021, unless otherwise noted. Each reference in this section to a year is a reference to our fiscal year, which ends on June 30, unless otherwise noted.

This CD&A also discusses the elements of our executive compensation program during fiscal 2021 for our Chief Executive Officer, our Senior Vice President and Chief Financial Officer, our other three most highly compensated executive officers, and our former Chief Financial Officer (these six officers collectively are our “Named Executive Officers” or “NEOs”). In fiscal 2021, our NEOs were:

EXECUTIVE	TITLE
John Chiminski	Chair of the Board and CEO
Thomas Castellano	Senior Vice President and Chief Financial Officer
Steven L. Fasman	Senior Vice President, General Counsel & Secretary
Karen Flynn	President, Biologics & Chief Commercial Officer
Alessandro Maselli	President and Chief Operating Officer
Wetteny Joseph*	Former Senior Vice President and Chief Financial Officer

*	Mr. Joseph’s service as our chief financial officer ended on May 31, 2021 and his employment ended on June 1, 2021.

Executive Summary

Our executive compensation program is intended to attract, motivate, retain, and reward our leadership in a manner that will align their interests with those of our shareholders on an annual and long-term basis and promote increased shareholder value. We believe attracting and retaining superior talent is needed to maintain and improve our performance and shareholder returns. We therefore seek to maintain a competitive program that ties a significant portion of executive pay to our financial and stock price performance.

The following is a summary of important aspects of our executive compensation program.

Balanced mix of pay components and incentives. Our compensation program targets a market-based mix of cash and equity compensation, and of short- and long-term incentives. The principal elements of our program are base salary; performance-based annual bonus; and long-term equity awards, split 80/20 between performance-based and time-vested.

Pay for Performance. We emphasize pay-for-performance to align executive compensation with our business strategy. Approximately 91% of the target total direct compensation of our CEO in 2021 was variable or performance-based.

Share Retention. Our Compensation Committee has established stock ownership guidelines directing our executive officers to hold a multiple of annual salary in the form of shares of common stock in order to align management and shareholder interests.

Pledging and Hedging. Our executives are prohibited from pledging our shares or hedging against the economic risk of such ownership.

Use of Independent Consultant. The Compensation Committee has engaged an independent, third-party consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist it in designing our compensation program and making compensation decisions.

Clawback/Forfeiture Provisions. The terms of our long-term, equity-based awards and our short-term, cash-based award plan allow us in certain circumstances to “claw back” shares and cash received pursuant to such awards or, in the case of the equity-based awards, to require the repayment of all gains realized on the vesting or exercise of such awards.

COMPENSATION DISCUSSION AND ANALYSIS        2021 Proxy Statement  |  CATALENT, INC.        35

Compensation Peer Group. The Compensation Committee uses a group of peer companies, selected with the assistance of FW Cook to be aligned with corporate governance best practices, to benchmark target total direct compensation levels, other executive compensation-related programs and policies, and benefit packages.

Shareholder Say-on-Pay. At the 2020 Annual Meeting of Shareholders, our shareholders voted 97.9% in favor of our say-on-pay proposal, demonstrating their concurrence that our executive compensation program reflects a strong pay-for-performance orientation. In fiscal 2021, the Compensation Committee considered the outcome of the shareholder advisory vote when making decisions relating to the compensation of our NEOs and our executive compensation program and policies. Based on the level of support, the Compensation Committee did not see a need for substantive changes to our compensation program.

Overview of 2021 Business Performance and Executive Compensation

2021 BUSINESS PERFORMANCE

REVENUE OF $4.0 BILLION GROWTH OF 26% ON CONSTANT-CURRENCY BASIS(1)	NET EARNINGS OF $585 MILLION GROWTH OF 159% ON CONSTANT-CURRENCY BASIS(1)

ADJUSTED EBITDA(1) OF $1.0 BILLION GROWTH OF 32% ON CONSTANT-CURRENCY BASIS(2)	NET LEVERAGE RATIO OF 2.2x REDUCED FROM 2.8X AT END OF FISCAL 2020

CONTINUED RECORD OF DELIVERING SUPERIOR TOTAL SHAREHOLDER RETURNS(3)

CONTINUED TO REINVEST A SIGNIFICANT PORTION OF OUR FREE CASH FLOW IN ATTRACTIVE, STRATEGIC, GROWTH-DRIVING ASSETS

(1)

Adjusted EBITDA is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. For an explanation of how we determine Adjusted EBITDA and how this non-GAAP measure reconciles to our reported results, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(2)

Amounts at “constant currency,” or constant exchange rates, assume that exchange rates from foreign currencies into the U.S. dollar, the currency in which we report our financial results, did not fluctuate from those used to calculate the corresponding fiscal 2020 amounts. Percent change at constant currency is a financial reporting measure not prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and is subject to important limitations. For a further discussion of this measure and other measures used in this Proxy Statement that are not prepared in accordance with U.S. GAAP (“non-GAAP”), please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1.

(3)

Cumulative total shareholder return over the one-, three-, and five-year periods ended June 30, 2021. One-year performance is shown versus the S&P 500 and S&P 500 Healthcare indices, reflecting our inclusion in those indices as of September 2020. Three- and five-year performance is shown versus the S&P 1500 and S&P 1500 Healthcare indices, reflecting our membership in those indices for most of the respective periods.

36         CATALENT, INC.  |  2021 Proxy Statement

2021 COMPENSATION HIGHLIGHTS

As highlighted above, in fiscal 2021 we delivered strong financial performance. In addition, the Compensation Committee determined that our CEO exceeded his individual goals for the year and each of our other NEOs still employed by us at the end of fiscal 2021 met or exceeded their respective individual goals as well. Our performance in fiscal 2021 resulted in higher payouts under the short- and long-term incentive programs, with a 30.7% increase over fiscal 2020 in the aggregate total compensation for our Continuing NEOs as reported in the Summary Compensation Table beginning on page 51 in this Proxy Statement (excluding Mr. Castellano, who became an NEO in fiscal 2021, and Mr. Joseph, whose employment with us ended on June  1, 2021).

EXECUTIVE PAY MIX FOR 2021

The majority of target total direct compensation for our NEOs during 2021 consisted of variable pay elements. The Compensation Committee believes this allocation aligns with our pay-for-performance compensation philosophy of motivating our NEOs to achieve our performance objectives in the short term and to grow the business to create sustainable value for our shareholders in the long term.

CEO Target Direct Compensation(1)	Other NEOs Target Direct Compensation(1)

(1)	Does not include other compensation, pension values, and nonqualified deferred compensation earnings, which are shown in the Summary Compensation Table beginning on page 51.

CEO 2021 COMPENSATION OVERVIEW

BASE SALARY	• $1,075,000

MANAGEMENT INCENTIVE PLAN	• $2,000,000 bonus in respect of performance, equal to 148.1% of target opportunity

LONG-TERM INCENTIVE AWARD	• $9,412,196 in awards under our long-term incentive plan

2021 Proxy Statement  |  CATALENT, INC.        37

Our Executive Compensation Program

OUR COMPENSATION PHILOSOPHY AND PRINCIPLES

Our executive compensation program ties pay delivery to the successful execution of our overall business goals and adherence to our core values, which we believe best serves the interests of our shareholders. We believe that attracting, motivating, retaining, and rewarding superior executive talent is a key to delivering attractive shareholder returns, and that an appropriately structured executive compensation program is critical to that end, with each element supporting the achievement of our compensation philosophy.

Our executives must be of a caliber and level of experience necessary to manage our complex, global business effectively. Given the long-cycle nature of most of our businesses, the complexity and highly regulated nature of our operations, and the competitive nature of our industry, it is especially important for us to retain our executive talent to ensure continuity of management. We seek to implement this philosophy by following three key principles:

• Competitive compensation. Providing a competitive compensation opportunity that enables us to attract, motivate, retain, and reward superior executive talent.

• Alignment with shareholder interests. Aligning our executives’ interests with our shareholders’ through equity compensation, short- and long-term absolute and relative performance metrics and share retention guidelines.

• Linking compensation to performance. Fostering a pay-for-performance philosophy by tying a significant portion of pay to financial and stock-price performance as well as other goals that support the creation of sustainable long-term shareholder value.

EXECUTIVE COMPENSATION PROGRAM ELEMENTS

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Cash Compensation

Base Salary	Fixed cash compensation that is based on performance, scope of responsibilities, experience, and the pay practices of key competitors for executive-level talent.	• Attract, motivate, and retain superior talent. • Provide a fixed, baseline level of compensation. • Annual increase based on market positioning and individual performance.

Annual Bonus Opportunity: Management Incentive Plan (MIP)	Annual cash payment tied to our financial results and a set of individually tailored financial and strategic performance objectives.

• Variable pay for short-term achievement of financial results and individual goals.

• For fiscal 2021, 70% based on financial performance (Budget-Based EBITDA and Budget-Based Revenue, each as defined below) and 30% based on individual goals.[1]

1

Note that “Budget-Based Revenue” and “Budget-Based EBITDA” are non-GAAP financial measures and subject to important limitations. For a discussion of these measures and how they reconcile to our results reported under U.S. GAAP, please see the Appendix entitled “Non-GAAP Financial Measures,” beginning on page A-1 of this Proxy Statement.

38         CATALENT, INC.  |  2021 Proxy Statement

COMPONENT	DESCRIPTION	OBJECTIVES AND COMMENTS

Long-Term Incentive

Awards under our Long-Term Incentive Plan (LTIP)	Annual grants of equity-based awards under our 2018 Omnibus Plan intended to drive (1) absolute and relative long-term performance relative to pre-established objectives and (2) continuous executive retention. Includes grants of Nonqualified Stock Options, RSUs, and PSUs.

• Align compensation with the creation of shareholder value and achievement of long-term performance objectives.

• Increase equity ownership by executives.

• Promote executive retention.

• Reward absolute and relative stock price performance over a multi-year period.

Retirement

U.S. Savings Plan	A tax-qualified 401(k) defined contribution plan that allows U.S. participants to defer a portion of their compensation, subject to Internal Revenue Code (the “Code”) limits, and receive a partial employer matching contribution.	• Attract, motivate, and retain superior talent.

U.K. Retirement Plan	A defined contribution retirement plan open to U.K. participants, which also permits a partial employer match on contributions.	• Attract, motivate, and retain superior talent.

Deferred Compensation Plan

A non-qualified deferred compensation plan for qualifying U.S. and U.K. employees that provides opportunities to defer income taxation of a portion of compensation beyond what is permitted under our Savings Plan.

The plan allows NEOs and certain other executives to defer up to 80% of total cash compensation, to receive matching contributions equal to 50% of the first 6% of compensation deferred, and to invest cash amounts deferred in a variety of investment options. In addition, the plan allows for U.S.-based executives to defer certain grants received under our long-term equity incentive plan.

• Attract, motivate, and retain superior talent.

Severance

Executive Severance and Change-in-Control Benefits

Severance benefits provided to NEOs and certain other senior executives upon involuntary termination of employment without cause, or upon a “good reason” termination by the executive.

Equity grants permit vesting if employment is terminated following a change in control.

• Attract, motivate, and retain superior talent. • Facilitate recruitment and retention of executives by providing income security in the event of involuntary job loss.

2021 Proxy Statement  |  CATALENT, INC.        39

The Compensation Process

THE ROLE OF THE COMPENSATION COMMITTEE, ITS CONSULTANT, AND MANAGEMENT

The Compensation Committee oversees the compensation program for our CEO and our other officers, including our other NEOs. Management typically formulates the initial proposal concerning a new aspect of executive compensation, including proposing salary levels and the form and content of various compensation programs, including incentive compensation programs and benefit programs such as healthcare and retirement programs (though management does not propose or otherwise participate in the setting of our CEO’s compensation). All management proposals as they relate to our NEOs are subject to Compensation Committee review and approval. The Compensation Committee has retained an independent consultant, FW Cook, to help it fulfill its responsibilities, including its review of management proposals. Among other things, FW Cook benchmarks compensation levels using available market data and trends and the Comparison Group approved by the Compensation Committee (see discussion of Comparison Group below). In compliance with the NYSE’s listing standards and SEC rules, the Compensation Committee in April 2021 conducted its annual independence assessment of FW Cook and concluded that it remains independent of management and that its work did not raise any conflict of interest.

THE COMPENSATION COMMITTEE’S PROCESS

In accordance with its charter, the Compensation Committee is responsible for, among other duties:

•	reviewing and approving our overall executive compensation philosophy;

•	overseeing the administration of compensation and benefit programs, policies, and practices;

•	reviewing and approving the identification of our peer companies with respect to various benchmarking activities and data sources used in evaluating our compensation competitiveness;

•	evaluating the performance of the CEO against performance goals and objectives approved by our Board; and

•	approving the performance goals, evaluating the performance, and approving the compensation of our executive officers.

THE USE OF MARKET DATA IN DETERMINING COMPENSATION

The Compensation Committee considers numerous factors as it formulates, reviews, and approves pay components and the overall structure of our executive compensation program. Among these factors are survey data, scoped to focus on companies with revenue comparable to ours, and the compensation practices of select peer companies, which we refer to as the “Comparison Group.” For fiscal 2021, the Compensation Committee used a Comparison Group recommended by FW Cook with input from management based on, among other things, similarities in our line of business, revenue, earnings, market capitalization, enterprise value, and number of employees. The Committee believes that reference to the Comparison Group was appropriate when reviewing our compensation program for fiscal 2021 because it believes that this group may have competed with us for executive talent. The 16 companies in the Comparison Group that informed compensation decisions for fiscal 2021 were:

• Align Technology, Inc. • Charles River Laboratories International, Inc. • Haemonetics Corporation • Hologic, Inc. • ICON plc • PerkinElmer, Inc. • STERIS plc • Varian Medical Systems

• Bio-Rad Laboratories, Inc.

• The Cooper Companies, Inc.

• Hill-Rom Holdings, Inc.

• Horizon Pharma plc

• Mettler-Toledo International Inc.

• Perrigo plc

• United Therapeutics Corporation

• West Pharmaceutical Services, Inc.

40         CATALENT, INC.  |  2021 Proxy Statement

The peer group remained unchanged from the prior year, with the exception of the replacement of Mallinckrodt plc, which fell below the Compensation Committee’s targeted market capitalization range, with Perrigo plc by the Compensation Committee in January 2020. With Catalent’s inclusion in the S&P 500 Index beginning in the fall of calendar 2020, the Compensation Committee made more significant changes to the peer group for use during fiscal 2022.

The Compensation Committee sets the target compensation of our executive officers at levels that are generally at the median of the market data (persons holding the same or similar positions among the Comparison Group and survey companies), as adjusted for issues of comparability with the Comparison Group data set and with deviations as appropriate based on individual factors, including tenure, proficiency in role, and criticality to our performance. The Compensation Committee concluded that this targeting is appropriate to assure the attraction and retention of top talent in a competitive market, particularly as we have moved into areas where the competition for top talent is particularly fierce, such as biologics (including cell & gene therapy), and demands on our senior executives have increased as the business has expanded and become more complex. The Compensation Committee then generally seeks to approve compensation elements for our NEOs within a competitive range, assuming payout of performance-based compensation at target. Actual compensation will vary based on our financial and market performance and each executive’s performance relative to their individual goals and objectives, as reflected through annual incentive payouts and the value realized upon vesting and exercise of stock-based, long-term incentive awards.

Details of Total Direct Compensation Elements

For fiscal 2021, compensation paid to our NEOs consisted of base salary; short-term incentive pay in the form of participation in the MIP; equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria; and the opportunity to participate in certain benefit programs and other perquisites. We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally.

BASE SALARY

Base salary is the principal fixed component of target total direct compensation for NEOs, and is determined by considering the executive’s job responsibilities, market data, and the individual’s performance and contributions.

MANAGEMENT INCENTIVE PLAN

SUMMARY

The MIP is an annual cash incentive program that rewards performance against annual individual and overall business goals. We extend MIP participation to a broad group of our executives, including our NEOs. For fiscal 2021, 70% of a participant’s MIP target payout was based on business goals applicable to that participant and 30% was based on the participant’s individual goals. The Compensation Committee selects the overall business goals applicable to the NEOs participating in the MIP from among the corporate financial and strategic growth objectives set each year by our Board. The individual goals for each of our NEOs other than our CEO are set jointly by that NEO and the NEO’s direct manager (who is either the CEO or our President and Chief Operating Officer), and the individual goals for our CEO are set jointly by our CEO and the Compensation Committee. These individual goals relate generally to the following categories but are not assigned numerical weightings or measuring criteria: quality and compliance, operational excellence, customer innovation/growth, organizational vitality/leadership, and financial accountability.

2021 PERFORMANCE TARGETS

For fiscal 2021, the Compensation Committee based the business goals portion of our MIP on achievement of our Budget-Based EBITDA goal (as defined in Appendix A to this Proxy Statement) and our Budget-Based Revenue goal (also as defined in Appendix A). The Compensation Committee uses Budget-Based EBITDA and Budget-Based Revenue because:

(a) it believes that they are important indicators of our increasing value and growth,

(b) they are the primary measures by which we set and measure performance for the fiscal year,

2021 Proxy Statement  |  CATALENT, INC.        41

(c) they exclude certain items that would normally be part of a calculation of net earnings but that we believe are not representative of our core business, and

(d) they are widely used measures of overall financial performance.

The Compensation Committee concluded for fiscal 2021 that (x) using a combination of these two measures would provide a balanced set of business performance targets that focus on growth, profitability, and the most efficient conversion of revenue to profit, (y) at the time the goals are set, the performance targets provide a reasonably achievable, but challenging, set of goals for our NEOs and other MIP participants, and (z) linking our NEOs’ bonuses to company-wide performance goals encourages collaboration across the executive leadership team. These goals are intended to incentivize all participants to maximize their performance for the benefit of our shareholders.

CALCULATING 2021 MIP AWARDS

For fiscal 2021, the Compensation Committee adopted a matrix approach that simultaneously evaluates performance of the two components that comprise the business-goal portion of the MIP. Performance at target for each of the metrics results in achievement of the business-goal portion of the MIP award at 100% of a participant’s target amount. Performance below or above the targets, subject to a range of 80% to 125% and a minimum 80% achievement of Budget-Based EBITDA target, results in an achievement of the business-goal portion of the MIP award in the manner set forth in the following table (at 0-200% of target), with linear interpolation applied for results that fall between two consecutive revenue or EBITDA achievement levels:

		Revenue Goal Achievement (as a percentage of budget)
		<80%	80%	85%	90%	95%	100%	105%	110%	115%	120%	125%
EBITDA Goal Achievement(as a percentage of budget)<80%	<80%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	80%	32%	32%	39%	46%	53%	60%	62%	64%	66%	68%	70%
	85%	49%	49%	49%	56%	63%	70%	72%	74%	76%	78%	80%
	90%	66%	66%	66%	66%	73%	80%	80%	80%	80%	80%	80%
	95%	75%	75%	75%	78%	85%	85%	85%	85%	85%	85%	85%
	100%	90%	95%	95%	95%	96%	100%	105%	110%	115%	115%	115%
	105%	95%	98%	100%	104%	109%	113%	120%	125%	125%	125%	125%
	110%	100%	109%	113%	117%	122%	126%	133%	140%	140%	140%	140%
	115%	104%	122%	126%	130%	135%	139%	146%	153%	160%	160%	160%
	120%	117%	135%	139%	143%	148%	152%	159%	166%	173%	175%	175%
	125%	130%	148%	152%	156%	161%	165%	172%	179%	186%	193%	200%

Achievement by each participant, including each of our NEOs, against individual goals can result in payment of the individual performance portion of the MIP award between 0% and 150% of the target amount. Payout of the MIP requires achievement of the minimum thresholds of both the business-goal portion and the individual performance portion. The target amount for each participant in our MIP, including each of our NEOs, is a fixed sum and is reviewed annually by the Compensation Committee, consistent with the process for our employees generally.

For fiscal 2021, the business goals were collectively weighted at 70% of the total payout, and the individual goals were weighted at 30%. Thus, the maximum payout under our MIP is 185% of each executive target opportunity (200% x 70%, plus 150% x 30%). The Compensation Committee approves the funding for our MIP based on performance relative to the target.

CLAWBACK/FORFEITURE

Participation in the MIP may be cancelled or forfeited and repaid if the participant engages in any “Detrimental Activity,” such as fraud, breaches of restrictive covenants, and disparagement of the company, as defined in the 2018 Omnibus Plan. In addition, if a participant receives any amount in excess of what the participant should have received for any reason (including by reason of a financial restatement, mistake in calculation, or other administrative error), the participant must repay the excess. Without limiting the foregoing, all MIP awards are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with applicable law.

42         CATALENT, INC.  |  2021 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

2021 MIP AWARDS

The business performance goals and achievement levels for fiscal 2021, which collectively represented 70% of the overall target MIP award, are as follows (in millions of U.S. dollars, using our internal budget-based currency exchange rates, or percentages):

Performance Measure	Threshold / Target/ Maximum Performance(1)	Actual Performance	Business Performance Factor Payout Percentage
Budget-Based Revenue	2,875 / 3,594 / 4,493	3,905	143.8%
Budget-Based EBITDA	713 / 891 / 1,114	996

(1)

When calculating Budget-Based EBITDA and Budget-Based Revenue performance, the target, threshold, and maximum are adjusted by the Compensation Committee for the projected pro forma performance from completed acquisitions over the measurement period.

The CEO, together with the Senior Vice President and Chief Human Resources Officer, evaluated the individual performance of each of our executive officers, including the NEOs other than the CEO, based on the individual’s fiscal 2021 goals and objectives. After combining the individual performance metric with the business performance metrics, management determined a recommended MIP award for each executive officer, which they presented to the Compensation Committee. In approving MIP awards for the other NEOs, the Compensation Committee considered our financial performance in fiscal 2021 and the individual assessment of performance and accomplishments relative to their respective goals and objectives.

The CEO also presented to the Compensation Committee an assessment of his own individual performance, which the Compensation Committee evaluated in determining the CEO’s MIP award, based on his fiscal 2021 goals and objectives in the areas of progressing our Board-approved strategy, addressing the COVID-19 pandemic and its effects on achieving our long-term strategy, directing our mergers & acquisitions activity, portfolio management, and capital structure, and enhancing our culture and organizational vitality. Of particular distinction in fiscal 2021 were our superlative performance in delivering hundreds of millions of doses of COVID-19 vaccines while significantly elevating our brand and reputation, delivering record financial performance in a year of unprecedented challenges, accelerating the execution of our strategic plan, managing operational challenges, delivering strongly on commercial targets, improving our capital structure, prudently managing our tax planning, achieving further diversification while maintaining the quality of our investor base, and successfully managing unprecedented staffing growth while enhancing talent development and our commitments to diversity and inclusion. The Compensation Committee did not assign weights in considering these areas, but took account of the differing levels of focus in each area as the year progressed.

LONG-TERM INCENTIVE AWARDS

Our long-term incentive compensation program is potentially available to all our employees, including our NEOs, and includes one or some combination of three types of equity-based awards:

•	time-based stock options;

•	time-based RSUs, in which there is a fixed grant to the recipient subject only to a time- and service-based vesting requirement; and

•

performance-based restricted stock units (“PSUs”), in which vesting is based on the achievement of pre-established performance criteria over a multi-year performance period, subject to continuing service through the date of performance-period certification.

By awarding grants with multi-year performance or vesting periods, we appropriately align program participants with the long-term best interests of our shareholders. Those interests are also protected by restrictive covenants that are imposed on our participants, including a confidentiality obligation, a one-year limitation on competing with us post-departure, and an agreement not to solicit our employees for one year after leaving our employ.

Grants to our NEOs are divided into PSUs (with the target number of shares providing 50% of the value awarded), stock options (30% of the value awarded), and RSUs (20% of the value awarded). In turn, the value awarded as PSUs is divided evenly between PSUs that use our Adjusted Net Income per diluted share (“Adjusted EPS”) as their performance metric and

COMPENSATION DISCUSSION AND ANALYSIS        2021 Proxy Statement  |  CATALENT, INC.        43

those that use relative total shareholder return (“Relative Return”), as described below in this section. Note that Adjusted Net Income is a non-GAAP financial measure, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. For a discussion of Adjusted Net Income and a reconciliation to the most directly comparable U.S. GAAP measure, please see Appendix A to this Proxy Statement, entitled “Non-GAAP Financial Measures,” beginning on page A-1. The target size for our NEOs’ LTIP awards is set by the Compensation Committee using a market-based determination of LTIP grant value, individual performance, and other factors.

Awards under our LTIP are generally determined and approved by the Compensation Committee on a dollar-value basis, which is then translated into a fixed or target number of options, RSUs, or PSUs by dividing the award by the per-instrument price, using the Black-Scholes method for options, grant date share price for RSUs and Adjusted EPS PSUs, and the value derived from a Monte Carlo pricing model for Relative Return PSUs, and then rounding up to the nearest whole number of shares.

Subject to the recipient’s continued service with us through each applicable vesting date, options granted as part of our annual award of long-term incentives vest in equal installments over the first four each anniversaries of the grant date, RSUs granted as part of our annual award of long-term incentives vest on the third anniversary of the grant date, and the PSUs vest when and if we determine that the performance criteria are met at the end of the three-year performance period. The continued service requirement is waived in the event of a participant’s disability or retirement in accordance with the “Rule of 65,” which applies if a participant retires on or after the date on which the sum of the participant’s age and period of service with us equals sixty-five (65) years, so long as they give at least six-months’ notice and, beginning with grants awarded in fiscal 2021, have completed at least five years of service with us.

The performance criteria for the PSUs granted during fiscal 2021 are as follows:

•

Adjusted EPS is separately calculated for each fiscal year in the 3-year performance period and then totaled and compared to the 3-year, cumulative target set by the Compensation Committee at the beginning of the performance period.

•

Achievement of the target Adjusted EPS will earn the participant the number of shares equal to 100% of the target number of Adjusted EPS PSUs. At 75% achievement, 50% of the target will be earned, with no share earned for achievement below that threshold. At the maximum achievement level of 125%, the resulting earnout is 200% of the target. Earnouts are interpolated for levels of performance between threshold and target, and between target and maximum. (Beginning in fiscal 2022, the maximum achievement level will change to the greater of (i) 150% of target Adjusted EPS and (ii) the amount determined using the financial goals set forth for the performance period portion of the most recent strategic planning period.)

•

Relative total shareholder return is the percentile rank of our total shareholder return during the 3-year performance period relative to the total shareholder return of each of the companies comprising the S&P Composite 1500 Healthcare Index (with total shareholder return being the change in the price per share over the performance period, assuming reinvestment of dividends, if any, paid during the performance period). As of July 1, 2021, 145 companies, including Catalent, are in the comparison group. (The comparison group will change in fiscal 2022 to the S&P 500 Healthcare Index, reflecting Catalent’s inclusion in the S&P 500 Index beginning in the fall of calendar 2020.)

•

Achievement of the median relative total shareholder return will earn the participant the number of shares equal to 100% of the target number of Relative Return PSUs. At the 25th percentile, 50% of target will be earned, with no shares earned for achievement below that threshold. At the maximum achievement level of the 75th percentile, the resulting earnout is at 150% of target. Earnouts are interpolated for levels of achievement between threshold and target, and between target and maximum. In addition, earnouts on our Relative Return PSUs are subject to an additional cap so that the total value of the shares earned at payout cannot exceed 300% of the grant date value of such incentive awards.

The Compensation Committee believes that the performance targets for both the Adjusted EPS PSUs and the Relative Return PSUs represent reasonably achievable but challenging goals and are intended to incentivize all participants to maximize their performance for the long-term benefit of our shareholders.

44         CATALENT, INC.  |  2021 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

The PSUs and performance-based restricted stock (“Performance Shares”) (the functional equivalent of PSUs issued in order to minimize costs associated with Code § 162(m)) issued in respect of the fiscal 2019-21 performance period vested early in fiscal 2022 at a performance level of 200% of target for the Adjusted EPS PSUs and 122.22% of target for the Relative Return PSUs earned by our NEOs (due to the application of the 300% total value cap).

Fiscal 2019-2021 Performance Targets

	Performance Schedule			Corresponding Earnout Range (% of Target)

	Threshold	Goal	Maximum	Thresh.	Goal	Max.

Adjusted EPS PSUs and Performance Shares	$3.98	$5.31	$6.64	50%	100%	200%

Relative Return PSUs and Performance Shares	25th Percentile	50th Percentile	75th Percentile	50%	100%	150%

Fiscal 2019-2021 Performance Achievement

	Actual Performance

	Achievement Level	% of Goal	Earnout as % of Target

Adjusted EPS PSUs & Performance Shares	$6.93	130.5%	200%

Relative Return PSUs & Performance Shares	93rd Percentile	N/A	122.22%(1)

(1)	As a result of application of the 300% total value cap. For those not subject to the cap, the earnout was 150%.

Other Benefits Under Our Executive Compensation Program

BENEFITS AND PERQUISITES

We provide to all our employees, including our NEOs, broad-based benefits that are intended to attract and retain employees while providing them with retirement and health and welfare security. Broad-based employee benefits available to our NEOs include:

•	a 401(k) savings plan for U.S. NEOs, and an equivalent plan under U.K. law for our U.K.-domiciled NEO, both of which provide for a partial employer match of employee contributions;

•	an employee stock purchase plan, allowing the purchase of shares of our common stock at a 10% discount;

•	medical, dental, vision, life and accident insurance, disability coverage, and health savings, dependent care, and healthcare flexible spending accounts; and

•	employee assistance program benefits.

Under our 401(k) savings plan and the equivalent U.K. plan, we match a portion of the funds set aside by the employee. In the U.S., we match 100% of up to 4% of eligible annual compensation contributed, up to federal tax law limits on both eligible compensation that may be considered for contribution and the amount employees may contribute. In the U.K., the plan provides for an employer matching contribution of 5.5-8% of eligible base salary compensation dependent on the participant contributing 3.5-6% of eligible base salary compensation.

Our Employee Stock Purchase Plan is designed to allow our eligible employees to purchase shares of our common stock at designated intervals at a discounted price of 10% through their accumulated payroll deductions or other contributions. Employees who are United States tax residents may benefit from favorable tax treatment as the Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

We provide basic life and accident insurance coverage valued at two times the employee’s annual base salary at no cost to our employees. The employee may also select supplemental life and accident insurance, for a premium to be paid by the employee.

We also provide our NEOs with limited perquisites and personal benefits that are not generally available to all employees, such as executive relocation assistance and financial counseling services. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive talent and to avoid unnecessary personal

COMPENSATION DISCUSSION AND ANALYSIS        2021 Proxy Statement  |  CATALENT, INC.        45

distractions that may impede maximum personal performance. These benefits and perquisites are reflected in the “All Other Compensation” column of the Summary Compensation Table and the accompanying footnotes in accordance with SEC rules. During fiscal 2021, we did not “gross up” for the income tax consequences of any benefit or perquisite (though there were some tax equalization and related tax gross-up payments made in respect of one of our NEOs, Mr. Maselli, as described below in note 5(D) to our Fiscal 2021 Summary Compensation Table starting on page 51).

DEFERRED COMPENSATION PLAN

Our Deferral Plan permits a broad group of U.S.- and U.K.-based executives, including all of our NEOs (other than Mr. Maselli), to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. We credit the first 6% of cash compensation deferred with a matching contribution equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service. Participants may choose from a variety of investment options for the cash amounts deferred. (Mr. Maselli is ineligible to participate in our plan for U.K.-based executives as he is a registered director of the entity that sponsors the plan, and he is ineligible to participate in our U.S.-based plan as he is an expatriate employee.)

Under the Deferral Plan, we also credit each participant’s deferral account with earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives selected by such participant. Participants may elect from a variety of forms of payout, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

In addition, our Deferral Plan permits U.S. participants to defer unvested incentive compensation grants (other than options) in order to delay recognition of income on these awards upon vesting.

Cash and equity deferrals, company contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

We believe that providing the NEOs and other eligible participants with deferred compensation opportunities is a market-based benefit plan necessary for us to deliver competitive benefit packages. Additional details of the Deferral Plan follow the table entitled “Fiscal 2021 Non-Qualified Deferred Compensation Table,” following this CD&A.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

Our NEOs are eligible for severance benefits in connection with a termination of employment and/or a change of control in certain circumstances. The amounts of such benefits and the conditions for their payment are described in the Fiscal 2021 Potential Payments upon Employment Termination or Change of Control Tables beginning on page 59, including the accompanying notes.

46         CATALENT, INC.  |  2021 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

Compensation Determinations for 2021

We generally review the base salary and other incentive compensation target amounts of our executive officers, including our NEOs, annually, consistent with the process for our employees generally. For fiscal 2021, compensation paid to our NEOs consisted of base salary, short-term incentive pay in the form of participation in the MIP, equity-based, long-term incentive awards subject to multi-year time- and performance-vesting criteria, and the opportunity to participate in certain benefit programs and other perquisites.

John Chiminski

• Base Salary: Increased by $25,000 to $1,075,000

• MIP: $2,000,000 bonus, equal to 148.1% of target opportunity of $1,350,000 (target unchanged from fiscal 2020)

• LTIP: Award with a grant date fair value of $9,075,126 (increased from $6,600,220 in fiscal 2020)

Thomas Castellano

• Base Salary: $500,000 (effective June 1, 2021)

• MIP: $337,003 bonus, equal to 139.7% of target opportunity of $241,303

• LTIP: Award with a grant date fair value of $275,193

• Special awards with a grant date fair value of $500,096 issued for retention purposes and $250,027 to recognize his promotion to Chief Financial Officer

Steven L. Fasman

• Base Salary: $600,000 (unchanged from fiscal 2020)

• MIP: $670,036 bonus, equal to 145.7% of target opportunity of $460,000 (target increased from $425,000 in fiscal 2020)

• LTIP: Award with a grant date fair value of $700,238 (increased from $675,130 in fiscal 2020)

• Special award with a grant date fair value of $250,028 issued to recognize superlative performance and accomplishments in fiscal 2020

Karen Flynn

• Base Salary: $540,000 (unchanged from fiscal 2020)

• MIP: $558,640 bonus, equal to 139.7% of target opportunity of $400,000 (unchanged from fiscal 2020)

• LTIP: Award with a grant date fair value of $650,158

Alessandro Maselli

• Base Salary: Increased by $142,622 to $660,909[1] (paid in pounds sterling)

• MIP: $770,144 bonus, equal to 145.7% of target opportunity of $528,727 (paid in U.S. dollars, target increased from $111,405 in fiscal 2020)[1]

• LTIP: Award with a grant date fair value of $1,250,155 (increased from $700,148 in fiscal 2020)

Wetteny Joseph

• Base Salary: Increased by $55,000 to $580,000

• MIP: Target opportunity of $470,000 (target increased from $400,000 from fiscal 2020) (forfeited upon his departure from Catalent)

• LTIP: Award with a grant date fair value of $950,163 (increased from $800,143 in fiscal 2020) (forfeited upon his departure from Catalent)

1	Converted from pounds sterling to U.S. dollars at an exchange rate of 1.3462:1, which represents the average of the monthly rates during fiscal 2021.

COMPENSATION DISCUSSION AND ANALYSIS        2021 Proxy Statement  |  CATALENT, INC.        47

Other Compensation Practices and Policies

EXECUTIVE AGREEMENTS

The following is a description of Mr. Chiminski’s employment agreement, as well as of the provisions of agreements and offer letters with our other NEOs (other than Mr. Joseph, whose employment with us ended on June 1, 2021), as in effect during fiscal 2021. In addition, our NEOs have entered into agreements with respect to the long-term incentive grants they have received, the terms of which are described elsewhere in this Proxy Statement. Severance agreements and arrangements affecting our NEOs are further described in the table entitled Fiscal 2021 Potential Payments upon Employment Termination or Change of Control Tables and accompanying notes, beginning on page 59.

EMPLOYMENT AGREEMENT OF JOHN CHIMINSKI

Mr. Chiminski’s current employment agreement provides for a three-year employment term commencing August 23, 2017, which automatically extends for successive one-year periods unless a party gives notice of non-renewal at least 60 days before the end of the then-current term. Notice of non-renewal was not given, so the agreement has automatically extended by its terms until at least August 23, 2022.

The terms include (1) an annual base salary of $1,025,000, subject to discretionary increases from time to time, (2) continued participation in our MIP, with a minimum annual target amount of $1,350,000, and (3) continued participation in our annual LTIP with a minimum annual target grant value of $5,625,000.

Under his agreement, Mr. Chiminski is entitled to participate in all group health, life, disability, and other employee benefit and perquisite plans and programs in which our other senior executives generally participate. He also received annual reimbursements for the reasonable cost of (1) premiums for an executive life insurance policy (not to exceed $15,000) and (2) financial services/planning (not to exceed $15,000).

Mr. Chiminski is subject to a covenant not to (x) compete with us or solicit the business of any client or prospective client while employed and for one year following his termination of employment for any reason or (y) solicit our employees or consultants while employed and for two years following his termination of employment for any reason, in each case subject to certain specified exclusions. The agreement also contains customary confidential information, assignment of intellectual property rights, and indemnification provisions.

On August 11, 2020, we entered into a further amendment of Mr. Chiminski’s employment agreement that increased his base salary to $1,075,000, effective as of July 30, 2020, and increased his annual LTIP award to at least $9,075,000, effective with the grant for the fiscal 2021-2023 performance period.

OFFER LETTER FOR THOMAS CASTELLANO

On May 10, 2021, we provided a letter to Mr. Castellano, with an effective date of June 1, 2021, in connection with his appointment as our senior vice president and our chief financial officer, setting forth certain terms of his promotion. The letter set his base salary and MIP target at $500,000 and $400,000, respectively, and provides that he will be recommended to receive an LTIP grant for fiscal 2022 of $600,000.

OFFER LETTER FOR STEVEN L. FASMAN

On March 13, 2018, we provided a letter to Mr. Fasman setting forth certain terms of his employment, with immediate effect. The letter set his base salary and MIP target at $550,000 and $412,500, respectively, and provides that he will be recommended to receive an LTIP grant for fiscal 2019 of $650,000. We increased Mr. Fasman’s base salary, effective July 2020, to $600,000.

OFFER LETTER FOR KAREN FLYNN

On November 20, 2019, we provided a letter to Ms. Flynn setting forth certain terms of her employment, with immediate effect. The letter set her base salary and MIP target at $540,000 and $400,000, respectively, offered a sign-on bonus of $200,000, and provides that she will be recommended to receive an LTIP grant for fiscal 2021 of $650,000 and an initial LTIP grant of $2,000,000 in consideration of her hire as a senior executive.

OFFER LETTER AND EMPLOYMENT AGREEMENT FOR ALESSANDRO MASELLI

On January 31, 2019, we provided a letter to Mr. Maselli, with an effective date of February 13, 2019, in connection with his appointment as our president and chief operating officer, setting forth certain terms of his employment. The letter set his

48         CATALENT, INC.  |  2021 Proxy Statement        COMPENSATION DISCUSSION AND ANALYSIS

base salary and MIP target at £385,000 and £310,000, respectively, and provides that he will receive an LTIP grant for fiscal 2020 of $700,000. In addition, consistent with U.K. practice, we entered in an employment agreement with Mr. Maselli setting forth certain additional and customary terms of his employment. We increased Mr. Maselli’s base salary, effective July 2020, to $640,000.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

Our executive stock ownership guidelines for our CEO and certain of our executives, including the other NEOs, set a multiple of each executive’s base salary as the amount of qualifying equity to be acquired and held by each executive. In assessing compliance with the guidelines, we count shares held outright, 50% of the value of unvested RSUs (or Restricted Stock issued in lieu thereof), and 100% of shares held in benefit plans, if any. Shares underlying stock options (vested or unvested) or unearned PSUs do not count toward achievement of the guidelines. Our guidelines by executive level are as follows:

Class of Executive	Multiple of Base Salary

Mr. Chiminski	5X

Other NEOs	2.5X

If, on the date of any exercise of an option to purchase our common stock or the delivery of our common stock underlying any vested RSU or PSU, an executive has not reached the minimum ownership level under the guidelines, then the executive should retain and not sell that portion of the delivered shares whose market value is equal to at least 50% of the after-tax market value of all shares delivered on that date. For purposes of complying with this provision of the guidelines, the market value is equal to the average closing price per share of our common stock as reported on the NYSE for all trading days in the last month of the prior fiscal year.

All of our NEOs complied with these guidelines during fiscal 2021.

HEDGING AND PLEDGING

Our Insider Trading Policy prohibits directors and all of our employees, including our executive officers, from engaging in any transactions that are designed to hedge or offset any decrease in the market value of our securities, including, but not limited to, through the use of financial instruments such as exchange funds, variable forward contracts, equity swaps, puts, calls, and other derivative instruments, or through the establishment of a short position in our securities. Though our Insider Trading Policy allows the pledging by our directors and employees, including our executive officers, of our securities in situations approved by our General Counsel, our current policy and practice is that no such pledging is allowed.

RISK ASSESSMENT OF COMPENSATION PRACTICES AND POLICIES

With the assistance of its independent consultant, the Compensation Committee annually reviews our compensation program from a risk perspective. Based on that review, the Committee believes that our program is not reasonably likely to have a material adverse effect on us and our shareholders. Our compensation program achieves this by striking an appropriate balance between short-term and long-term incentives, using a diversity of metrics to assess performance and payout under our incentive programs, placing caps on our incentive award payout opportunities, and having stock ownership and retention requirements. For example, our current long-term equity incentive program incorporates our financial performance and stock price into its performance measures and generally magnifies the impact of changes in our stock price as well as relative total shareholder return performance.

REPORT OF THE COMPENSATION COMMITTEE        2021 Proxy Statement  |  CATALENT, INC.        49

SECTION 162(M) OF THE INTERNAL REVENUE CODE

Subject to certain limitations and terms, § 162(m) of the Code and its implementing regulations provide that we may not deduct compensation of more than $1,000,000 paid in any year to our CEO and certain other executive officers. While we intend to structure executive compensation so as to minimize any limitation imposed by Code § 162(m), we will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible to the extent that doing so is consistent with the best interests of our company and shareholders.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement as filed on Schedule 14A with the SEC.

Submitted by the Compensation Committee:

Gregory T. Lucier, Chair

J. Martin Carroll

John J. Greisch

Donald E. Morel, Jr.

Date: August 25, 2021

50         CATALENT, INC.  |  2021 Proxy Statement        EXECUTIVE COMPENSATION TABLES

Executive Compensation Tables

The following tables summarize our NEO compensation:

Fiscal 2021 Summary Compensation Table PAGE 51

This table summarizes the compensation earned by or paid to our NEOs for fiscal years 2021, 2020, and 2019, to the extent applicable, including salary and bonus earned, annual incentive plan payments, the aggregate grant date fair value of stock awards and option awards granted to our NEOs, and all other compensation paid to our NEOs.

Fiscal 2021 Grants of Plan-Based Awards Table PAGE 53	This table summarizes all grants of plan-based awards made to our NEOs during fiscal 2021.
Fiscal 2021 Outstanding Equity-Based Awards at Year-End Table PAGE 55	This table summarizes the unvested stock awards and all stock options held by our NEOs as of June 30, 2021.
Fiscal 2021 Option Exercises and Stock Vested Table PAGE 57	This table summarizes our NEOs’ option exercises and stock award vesting during fiscal 2021.
Fiscal 2021 Non-Qualified Deferred Compensation Table PAGE 58

This table summarizes the activity during fiscal 2021 and account balances under our Deferral Plan as of June 30, 2021. Following the table is a description of our Deferral Plan. For additional discussion of the Deferral Plan, see “Compensation Discussion and Analysis—Other Benefits under Our Executive Compensation Program—Deferred Compensation Plan” on page 45 of this Proxy Statement.

Fiscal 2021 Potential Payments upon Employment Termination or Change of Control Tables PAGE 59

These tables summarize payments, rights, and benefits that would be provided to our NEOs in the event of certain employment terminations or a change of control, assuming such event occurred on June 30, 2021.

EXECUTIVE COMPENSATION TABLES        2021 Proxy Statement  |  CATALENT, INC.        51

Fiscal 2021 Summary Compensation Table

Name and Principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)(7)

John Chiminski	2021	1,052,569	-	6,689,674	2,722,522	2,000,000	116,374	12,581,139
Chair and Chief Executive Officer	2020	963,915	-	4,620,211	1,980,009	1,488,443	113,617	9,166,195
	2019	1,025,000	-	4,147,771	1,777,507	1,432,485	132,224	8,514,987

Thomas Castellano(8)	2021	372,949	-	964,123	82,507	337,003	21,964	1,778,546
Senior Vice President and Chief Financial Officer

Steven L. Fasman	2021	591,313	-	791,744	210,008	670,036	54,504	2,317,605
Senior Vice President, General Counsel & Secretary	2020	570,841	-	722,661	202,501	468,585	52,086	2,016,674
	2019	550,000	-	455,109	195,003	437,705	50,715	1,688,532

Karen Flynn(8)	2021	533,457	-	455,156	195,002	558,640	54,425	1,796,680
President, Biologics & Chief Commercial Officer	2020	251,491	200,000	2,000,010	-	190,789	23,091	2,665,381

Alessandro Maselli	2021	639,689	-	908,287	375,022	770,144	2,369,297	5,062,439
President and Chief Operating Officer	2020	483,005	-	490,140	210,008	436,827	1,174,679	2,794,659
	2019	450,266		315,096	135,010	299,518	680,669	1,880,559

Wetteny Joseph(9)	2021	525,735	-	696,990	285,012	-	81,112	1,588,849
Senior Vice President and Chief Financial Officer	2020	516,812	-	560,136	240,007	417,020	54,565	1,788,540
	2019	498,489	-	560,096	240,011	376,440	61,292	1,736,328

(1)

Values reflect the amount actually paid to the NEOs in each fiscal year reported. Mid-year base salary adjustments are not retroactive unless otherwise noted. Amounts reported include any compensation an NEO elected to defer under the Deferral Plan. Actual changes in compensation may occur earlier based on changes to an employment agreement, performance, and market competitiveness. Mr. Chiminski’s base salary increased from $1,025,000 to $1,050,000 effective July 22, 2019 and from $1,050,000 to $1,075,000 effective July 30, 2021. Mr. Castellano’s base salary increased from $350,000 to $395,000 effective January 27, 2021 and from $395,000 to $500,000 effective June 1, 2021. Mr. Fasman’s base salary increased from $550,000 to $580,000 effective July 22, 2019 and from $580,000 to $600,000 effective July 30, 2021. Ms. Flynn began employment on January 8, 2020 with a base salary set to $540,000 pursuant to the terms of her offer letter dated November 20, 2019. Mr. Maselli’s base salary increased from GBP 385,000 to GBP 490,944 effective July 30, 2021. Furthermore, as a result of Mr. Maselli’s move to the U.S. in September 2020, a portion of his base salary is paid in the U.S. The value reported in this column for fiscal 2021 represents his annual base salary rate as reported in U.K payroll, including the portion that is paid in the U.S. Mr. Joseph’s base salary increased from $500,000 to $525,000 effective July 22, 2019 and from $525,000 to $580,000 effective July 30, 2020. In the last quarter of fiscal 2020, Messrs. Chiminski, Fasman, Ms. Flynn, Mr. Maselli, and Mr. Joseph voluntarily agreed to a salary reduction for the months of May through July 2020 to partially fund a thank-you cash bonus awarded to our essential workers during the COVID-19 pandemic in the amounts of $105,000, $36,250, $33,750, $29,597, and $32,813 respectively. RSUs were granted to Mr. Fasman, Ms. Flynn, Mr. Maselli, and Mr. Joseph having a grant date fair value equal to 60% of the salary they had foregone, in partial compensation for the reduction. In accordance with SEC disclosure rules, the grant date fair value of these RSU grants is reported in this column and not in the Stock Awards column for fiscal 2020. For Mr. Maselli, the value of the salary reduction is based on an exchange rate of 1.23:1 to convert from pounds sterling to U.S. dollars. Mr. Castellano also agreed to a salary reduction and received a grant of RSUs, but this is not reported here as he was not an NEO in fiscal 2020. The amounts that were paid to Mr. Maselli were converted from pounds sterling to U.S. dollars at an exchange rate of 1.3462:1, 1.2609:1 and 1.2944:1 for fiscal 2021, 2020, and 2019, respectively, which represents the average of the monthly rates during the applicable fiscal year for annual sums.

(2)	The amount reported for Ms. Flynn in this column for fiscal 2020 represents a cash sign-on bonus paid in April 2020 pursuant to the terms of her offer letter dated November 20, 2019.

(3)

Represents the aggregate grant date fair value of stock awards for fiscal years 2021, 2020, and 2019 computed in accordance with FASB ASC Topic 718, using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2021 Annual Report. The amounts reported in this column for the Adjusted EPS PSUs for fiscal 2021 and Adjusted EPS Performance Shares for fiscal years 2020 and 2019 assume, in accordance with FASB ASC Topic 718, that the NEOs will receive or retain the target number of PSUs and Performance Shares, respectively, awarded to them in each such fiscal year. If, instead, the performance during the 2021-23 performance period is such that the NEOs receive or retain the maximum number of Adjusted EPS PSUs capable of being awarded (200% of target), the value of the PSU grants for 2021 (Adjusted EPS and Relative Return PSUs), calculated in accordance with FASB ASC Topic 718, would be as follows:

Name	ASC Topic 718 Value at Maximum ($)
John Chiminski	6,806,319
Thomas Castellano	206,429
Steven L. Fasman	525,205
Karen Flynn	487,664
Alessandro Maselli	937,684
Wetteny Joseph	712,636

Relative Return PSUs are subject to market conditions, and not performance conditions, as defined under ASC 718, and therefore do not have maximum grant date fair values that differ from the grant date fair values presented in the table. The actual value of the PSUs, if any, that ultimately convert to shares of our common stock or are no longer

52         CATALENT, INC.  |  2021 Proxy Statement        EXECUTIVE COMPENSATION TABLES

subject to forfeiture, respectively, on the vesting dates will depend on (x) our share price on such dates and (y) our performance according to the applicable performance criteria.

The amount reported for Mr. Castellano in this column for fiscal 2021 includes an equity award of 4,565 retention RSUs granted on January 27, 2021 and 2,451 RSUs granted on June 1, 2021 to recognize his promotion to Chief Financial Officer. The amount reported for Mr. Fasman in this column for fiscal 2020 includes a one-time equity award of 4,551 RSUs granted on July 22, 2019 to recognize the significant M&A work and other accomplishments completed in fiscal 2019 and for fiscal 2021 an equity award of 2,838 RSUs granted on July 30, 2020 to recognize his performance and other accomplishments completed in fiscal 2020. The amount reported for Ms. Flynn in this column for fiscal 2020 includes a one-time equity award of 35,286 RSUs granted on January 8, 2020 pursuant to the terms of the November 20, 2019 offer letter we provided to Ms. Flynn in connection with her hiring. The amounts reported for Messrs. Chiminski, Castellano, Fasman, Maselli, and Joseph represent an equity award of 3,843, 243, 587, 378, and 363 PSUs, respectively, granted on August 27, 2020, which represents the incremental number of shares due to each NEO as a result of a correction to the FY17-19 Relative Return PSU/Performance Share payout. No performance condition was applied to this corrective PSU grant, which was awarded and vested at 100% on August 27, 2020.

(4)

Reflects options we granted to the NEOs to acquire shares of our common stock. Amounts reported reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2021 Annual Report.

(5)

Amounts reported reflect the MIP awards earned by our NEOs for fiscal 2021. Amounts reported include any compensation an NEO elected to defer under the Deferral Plan. Amounts reported were paid in pounds sterling (for fiscal years 2019 and 2020) and U.S. dollars (for fiscal year 2021) to Mr. Maselli, and amounts in pound sterling were converted to U.S. dollars at the exchange rates set forth in note (1) above. Mr. Joseph did not receive a MIP award in respect of fiscal 2021 as he left our employ on June 1, 2021.

(6)	The amounts set forth as “All Other Compensation” for fiscal 2021 are further detailed below:

Name	Employer 401(k) Matching Contributions ($)(A)	Employer Non- Qualified Deferred Compensation Matching Contributions ($)(B)	Employer Qualified Non-US DC/ Pension Plan Contributions ($)(C)	Relocation Allowances & Benefits ($)(D)	Financial Services Reimbursement ($)(E)	Life Insurance Policy Reimbursement ($)(F)	Employer Health Benefit Cost	Other ($)(G)	Total ($)

John Chiminski	8,747	75,923	-	-	13,929	8,775	9,000	-	116,374

Thomas Castellano	12,964	-	-	-	-	-	9,000	-	21,964

Steven L. Fasman	12,357	17,625	-	-	15,522	-	9,000	-	54,504

Karen Flynn	14,026	15,911	-	-	15,488	-	9,000	-	54,425

Alessandro Maselli	-	-	35,183	2,281,691	18,136	-	34,287	-	2,369,297

Wetteny Joseph	13,170	7,362	-	-	15,522	-	8,250	36,808	81,112

(A)

Our 401(k) qualified defined contribution plan provides that we will match 100% of up to 4% of annual compensation contributed, up to federal tax law limits on both compensation that may be considered for contribution and the amount employees may contribute.

(B)

Represents contributions under our Deferral Plan, which, among other features, provides that we will match 50% of each participant’s contribution on the first 6% of eligible pay that such participant contributes to the plan, up to any applicable limit.

(C)

Mr. Maselli participated in the Catalent Pharma Solutions U.K. Pension Plan, a qualified defined contribution plan, with an employer contribution of 5.5%. The amounts reported with respect to Mr. Maselli in this column were paid in pounds sterling and converted to U.S. dollars at an exchange rate of 1.3462:1, which represents the average monthly rate during fiscal 2021.

(D)

As a result of Mr. Maselli’s relocation from the U.K. to the U.S. in September 2020, we provided Mr. Maselli with certain benefits associated with this long-term assignment. Due to the increased amount of time spent in the U.S. for work-related purposes, Mr. Maselli receives tax equalization on income and benefits. The amount reported in this column for Mr. Maselli reflects the following: $67,990 for his housing allowance; $10,795 for his car allowance; $44,399 for his cost of living allowance; $11,667 for gas and car rental reimbursements; $45,245 for relocation expenses; $91,673 for school tuition fees; and aggregate tax equalization benefits and accompanying tax gross-ups paid by us of $2,009,922.

Amounts reported in this column that were paid in pounds sterling for Mr. Maselli were converted to U.S. dollars using an exchange rate of 1.3462:1, which represents the average of the monthly rates during fiscal 2021.

(E)

Each of the NEOs, pursuant to the terms of an employment agreement or otherwise, is entitled to be reimbursed for the reasonable cost of financial services/planning, subject to an aggregate cap of $15,000 within a single calendar year. For fiscal 2021, Mr. Chiminski received financial services/planning reimbursements in the amount of $13,929 (which amount was reimbursed in two calendar years and complied with the aggregate cap for each of such years). For fiscal 2021, Mr. Fasman, Ms. Flynn, Mr. Maselli, and Mr. Joseph received such reimbursements in the amount of $15,522, $15,488, $15,432, and $15,522, respectively (which amount we paid in two calendar years while complying with the aggregate cap for each of such years). The amount reported in this column for Mr. Maselli was paid in U.S. dollars and includes $2,704 for tax preparation.

(F)

Mr. Chiminski’s employment agreement entitles him each calendar year during the employment term to be reimbursed for the reasonable cost of premiums for an executive life insurance policy, subject to an aggregate cap of $15,000 each such year. For fiscal 2021, Mr. Chiminski received a premium reimbursement in the amount of $8,775.

(G)	Amount reported for Mr. Joseph in this column represents the payout of earned/unused paid time-off due to his employment ending on June 1, 2021.

(7)

We have not included columns reporting any amount as “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because none of our NEOs received or earned any above-market or preferential earnings during the 2019 to 2021 fiscal years.

(8)	Mr. Castellano and Ms. Flynn did not qualify as NEOs in one or more previous years. Accordingly, disclosure of their compensation for such prior years is not required.

(9)

Mr. Joseph’s employment ended on June 1, 2021. With the exception of the August 27, 2020 PSU grant, which vested 100% on the date of grant, the remaining grants awarded to Mr. Joseph in fiscal 2021 were cancelled in accordance with their terms when his employment ended on June 1, 2021.

EXECUTIVE COMPENSATION TABLES        2021 Proxy Statement  |  CATALENT, INC.        53

Fiscal 2021 Grants of Plan-Based Awards Table

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
John Chiminski		302,400	1,350,000	2,497,500	-	-	-	-	-	-	-
	7/30/2020	-	-	-	-	-	-	-	111,762	88.10	2,722,522
	7/30/2020	-	-	-	-	-	-	20,602	-	-	1,815,036
	7/30/2020	-	-	-	12,876	25,752	51,504	-	-	-	2,268,751
	7/30/2020	-	-	-	11,144	22,287	33,431	-	-	-	2,268,817
	8/27/2020					3,843					337,070
Thomas Castellano		54,052	241,303	446,411	-	-	-	-	-	-	-
	7/30/2020	-	-	-	-	-	-	-	3,387	88.10	82,507
	7/30/2020	-	-	-	-	-	-	625	-	-	55,063
	7/30/2020	-	-	-	391	781	1,562		-	-	68,806
	7/30/2020	-	-	-	338	676	1,014		-	-	68,817
	8/27/2020					243					21,314
	1/27/2021							4,565			500,096
	6/1/2021							2,451			250,027
Steven L. Fasman		103,040	460,000	851,000	-	-	-	-	-	-	-
	7/30/2020	-	-	-					8,621	88.10	210,008
	7/30/2020	-	-	-				1,590			140,079
	7/30/2020							2,838			250,028
	7/30/2020	-	-	-	994	1,987	3,974				175,055
	7/30/2020				860	1,720	2,580				175,096
	8/27/2020	-	-	-		587					51,486
Karen Flynn		89,600	400,000	740,000	-	-	-	-	-	-	-
	7/30/2020								8,005	88.10	195,002
	7/30/2020							1,476			130,036
	7/30/2020	-	-	-	923	1,845	3,690				162,545
	7/30/2020	-	-	-	799	1,597	2,396				162,575
Alessandro Maselli		118,435	528,727	978,145	-	-	-	-	-	-	-
	7/30/2020	-	-	-					15,395	88.10	375,022
	7/30/2020	-	-	-				2,838			250,028
	7/30/2020	-	-	-	1,774	3,548	7,096				312,579
	7/30/2020	-	-	-	1,535	3,070	4,605				312,526
	8/27/2020					378					33,154
Wetteny Joseph(6)		105,280	470,000	869,500
	7/30/2020								11,700	88.10	285,012
	7/30/2020							2,157			190,032
	7/30/2020				1,348	2,696	5,392				237,518
	7/30/2020				1,167	2,334	3,501				237,601
	8/27/2020					363					31,839

(1)

For each NEO, represents potential cash payments for fiscal 2021 under our MIP. There was no change to Mr. Chiminski’s and Ms. Flynn’s MIP targets of $1,350,000 and $400,000, respectively, for fiscal 2021. Mr. Castellano’s MIP target at the start of fiscal 2021 was $227,500 and was later increased by the Compensation Committee to

54         CATALENT, INC.  |  2021 Proxy Statement        EXECUTIVE COMPENSATION TABLES

$260,000 effective January 27, 2021, and the target amount reported in this column represents a weighted average of the two. The Compensation Committee increased Mr. Fasman’s MIP target from $425,000 to $460,000 and Mr. Maselli’s MIP target from £310,000 to £392,755, each increase effective July 1, 2020. The target amount reported in this column for Mr. Maselli was converted to U.S. dollars using an exchange rate of 1.3462:1, which represents the average of the monthly rates during fiscal 2021. The Compensation Committee increased Mr. Joseph’s MIP target from $400,000 to $470,000 effective July 1, 2020. For fiscal 2021, the payout range for the MIP was 0-185% of target. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Management Incentive Plan” for a further description of our MIP.

(2)

Represents the grant date fair value of the target number of PSUs granted to the NEOs during fiscal 2021 under our LTIP with respect to the fiscal 2021-23 performance period. In fiscal 2021, the Compensation Committee continued to set the performance metrics for the PSUs awarded under our LTIP using Adjusted EPS and Relative Return, each of which will apply to 50% of value awarded. The number of PSUs earned can range from 0-200% of the target number of Adjusted EPS PSUs and 0-150% of the target number of Relative Return PSUs, depending on our achievement against the performance metrics that the Compensation Committee established at the beginning of the performance period. During fiscal 2021, an additional PSU grant was awarded to each of Messrs. Chiminski, Castellano, Fasman, Maselli, and Joseph on August 27, 2020 to correct an error that was identified with the RTSR PSU/Performance Share payout for the FY17-19 performance period for these grants. The number of units granted represents the incremental number of units/shares due to each NEO; therefore, PSU threshold and max values are not reported in the table above. The award vested at 100% on August 27, 2020. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” for a further description of our long-term incentive compensation program.

(3)

Represents RSUs granted during fiscal 2021 under our LTIP. Messrs. Chiminski, Castellano, and Fasman, Ms. Flynn, and Messrs. Maselli, and Joseph received RSUs on July 30, 2020 related to the fiscal 2021 annual grants. Mr. Castellano received an additional retention RSU grant on January 27, 2021 and a one-time RSU grant on June 1, 2021 in recognition of his promotion to Chief Financial Officer. Mr. Fasman received an additional RSU grant on July 30, 2020 to recognize his performance and other accomplishments completed in fiscal 2020. The vesting and settlement terms of the RSUs are described in more detail in the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards.”

(4)

Represents non-qualified stock options granted during fiscal 2021. Stock options have an exercise price based on the closing price per share of our common stock on the date of grant, as reported on the NYSE. Messrs. Chiminski, Castellano, and Fasman, Ms. Flynn, and Messrs. Maselli and Joseph were granted stock options on July 30, 2020. See the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards” for a further description of our stock option grants.

(5)

The values of equity-based grants presented in this table were calculated in accordance with FASB ASC Topic 718 using the assumptions discussed in Note 14, “Stock-Based Compensation,” to the consolidated financial statements included in our 2021 Annual Report. The stock price used in each calculation is the closing price per share of our common stock on each respective grant date, as reported on the NYSE. The values of the Adjusted EPS PSU grants reported in this column assume that the awards will vest at their target amounts.

(6)

With the exception of the August 27, 2020 PSU grant, which vested 100% on the date of grant, the remaining grants awarded to Mr. Joseph in fiscal 2021 were cancelled in accordance with their terms when his employment ended on June 1, 2021, which also made him ineligible for a bonus under our MIP for fiscal 2021.

EXECUTIVE COMPENSATION TABLES        2021 Proxy Statement  |  CATALENT, INC.        55

Fiscal 2021 Outstanding Equity-Based Awards at Year-End Table

			Option Awards(1)				Stock Awards
Name	Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	Date		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
John Chiminski	7/30/2020		-	111,762	88.10	7/30/2030	-	-	-	-
	7/30/2020		-	-	-	-	20,602	2,227,488	-	-
	7/30/2020		-	-	-	-	-	-	51,504	5,568,612
	7/30/2020		-	-	-	-	-	-	33,431	3,614,560
	7/22/2019		-	97,123	54.94	7/22/2029	-	-	-	-
	7/22/2019		-	-	-	-	24,027	2,597,799	-	-
	7/22/2019		-	-	-	-	-	-	60,066	6,494,336
	7/22/2019		-	-	-	-	-	-	39,209	4,239,277
	7/23/2018		-	69,273	43.88	7/23/2028	-	-	-	-
	7/23/2018		-	-	-	-	27,006	2,919,889	-	-
	7/23/2018		-	-	-	-	-	-	67,514	7,299,614
	7/23/2018		-	-	-	-	-	-	46,519	5,029,634
	8/23/2017		-	15,264	34.91	8/23/2027	-	-	-	-
	7/24/2017		-	25,939	36.02	7/24/2027			-	-
Thomas Castellano	6/1/2021		-	-	-	-	2,451	265,002	-	-
	1/27/2021		-	-	-	-	4,565	493,568	-	-
	7/30/2020		-	3,387	88.10	7/30/2030	-	-	-	-
	7/30/2020		-	-	-	-	625	67,575	-	-
	7/30/2020		-	-	-	-	-	-	1,562	168,883
	7/30/2020		-	-	-	-	-	-	1,014	109,634
	7/22/2019		-	4,047	54.94	7/22/2029	-	-	-	-
	7/22/2019		-	-	-	-	1,002	108,336	-	-
	7/22/2019		-	-	-	-	-	-	2,504	270,732
	7/22/2019		-	-	-	-	-	-	1,635	176,776
	7/23/2018		-	2,806	43.88	7/23/2028	-	-	-	-
	7/23/2018		-	-	-	-	1,094	118,283	-	-
	7/23/2018		-	-	-	-	-	-	2,736	295,816
	7/23/2018		-	-	-	-	-	-	1,886	203,914
	7/24/2017	(6)	-	1,730	36.02	7/24/2027	-	-	-	-

56         CATALENT, INC.  |  2021 Proxy Statement        EXECUTIVE COMPENSATION TABLES

		Option Awards(1)				Stock Awards
Name	Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stocks That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
(a)	Date	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Steven L. Fasman	7/30/2020	-	8,621	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	1,590	171,911	-	-
	7/30/2020	-	-	-	-	2,838	306,845	-	-
	7/30/2020	-	-	-	-	-	-	3,974	429,669
	7/30/2020	-	-	-	-	-	-	2,580	278,950
	7/22/2019	3,311	9,933	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	2,458	265,759	-	-
	7/22/2019	-	-	-	-	-	-	6,144	664,289
	7/22/2019	-	-	-	-		-	4,011	433,669
	7/22/2019	-	-	-	-	4,551	492,054	-	-
	7/23/2018	-	7,601	43.88	7/23/2028	-	-	-	-
	7/23/2018	-	-	-	-	2,963	320,360	-	-
	7/23/2018	-	-	-	-	-	-	7,407	800,845
	7/23/2018	-	-	-	-	-	-	5,104	551,844
	7/24/2017	-	4,683	36.02	7/24/2027	-	-	-	-
Karen Flynn	1/8/2020	-	-	-	-	26,465	2,861,396	-	-
	7/30/2020	-	8,005	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	1,476	159,585	-	-
	7/30/2020	-	-	-	-	-	-	3,690	398,963
	7/30/2020	-	-	-	-	-	-	2,396	259,056
Alessandro Maselli	7/30/2020	-	15,395	88.10	7/30/2030	-	-	-	-
	7/30/2020	-	-	-	-	2,838	306,845	-	-
	7/30/2020	-	-	-	-	-	-	7,096	767,220
	7/30/2020	-	-	-	-	-	-	4,605	497,893
	7/22/2019	3,433	10,302	54.94	7/22/2029	-	-	-	-
	7/22/2019	-	-	-	-	2,549	275,598	-	-
	7/22/2019	-	-	-	-	-	-	6,372	688,941
	7/22/2019	-	-	-	-	-	-	4,160	449,779
	7/23/2018	5,260	5,263	43.88	7/23/2028	-	-	-	-
	7/23/2018	-	-	-	-	2,052	221,862	-	-
	7/23/2018	-	-	-	-	-	-	5,128	554,439
	7/23/2018	-	-	-	-	-	-	3,534	382,096
	7/24/2017	7,779	2,596	36.02	7/24/2027	-	-	-	-
	9/8/2016	11,093	-	23.89	9/8/2026	-	-	-	-
Wetteny Joseph(6)		-	-	-	-	-	-	-	-

(1)

The number of outstanding time-based options vested and exercisable is reported in column (b). Unvested outstanding time-based options are reported in column (c) and ordinarily become vested pursuant to the vesting schedule for time-based options described in the section in our CD&A entitled “Details of Total Direct Compensation Elements—Long-Term Incentive Awards.” All vesting of currently unvested time-based options granted to the NEOs occurs on the applicable anniversary of the grant date.

EXECUTIVE COMPENSATION TABLES        2021 Proxy Statement  |  CATALENT, INC.        57

Three quarters of the time-based options granted to Messrs. Chiminski, Castellano, Fasman, and Maselli in fiscal 2018 have vested, 25% on each of July 24, 2018, 2019, and 2020. Three quarters of the time-based options granted to Mr. Chiminski on August 23, 2017 have vested, 25% on each of August 23, 2018, 2019, and 2020. Half of the time-based options granted to Messrs. Chiminski, Castellano, Fasman and Maselli in fiscal 2019 vested, 25% on each of July 23, 2019 and 2020. The first 25% of the time-based options granted to Messrs. Chiminski, Castellano, Fasman, and Maselli in fiscal 2020 vested on July 22, 2020. As described in the section of this Proxy Statement entitled “Fiscal 2021 Potential Payments Upon Employment Termination or Change in Control Tables,” all or a portion of each option grant may vest earlier in connection with a change of control of our company or certain terminations of employment.

(2)

Each expiration date shown is the tenth anniversary of the grant date. Options may terminate earlier in certain circumstances, such as in connection with an NEO’s termination of employment or in connection with certain corporate transactions, including a change of control of our company.

(3)

The figure reported for Mr. Chiminski consists of RSUs and shares of Restricted Stock vesting on July 23, 2021, July 22, 2022, and July 30, 2023. The figure reported for Mr. Castellano consists of RSUs vesting on July 23, 2021, July 22, 2022, July 30, 2023, January 27, 2024, and June 1, 2024. The figure reported for Mr. Fasman consists of RSUs and shares of Restricted Stock vesting on July 23, 2021, July 22, 2022, July 22, 2022, and July 30, 2023. The figure reported for Ms. Flynn consists of RSUs vesting on January 8, 2022, January 8, 2023, and July 30, 2023. The figure reported for Mr. Maselli consists of RSUs and shares of Restricted Stock vesting on July 23, 2021, July 22, 2022, and July 30, 2023. As described in the section of the Proxy Statement entitled “Fiscal 2021 Potential Payments Upon Employment Termination or Change in Control,” all or a portion of the RSUs or Restricted Stock may vest earlier in connection with a change of control of our company or certain terminations of employment.

(4)	Shares/units are valued based on the $108.12 closing price per share of our common stock on June 30, 2021 (the last trading day of fiscal 2021), as reported on the NYSE.

(5)

Represents PSUs and Performance Shares adjusted to reflect the following projected payout percentage as of June 30, 2021: 200% for PSUs and Performance Shares (Adjusted EPS) and 150% for PSUs and Performance Shares (Relative Return) that vest at the end of the three three-year performance periods ending on June 30, 2021, June 30, 2022, and June 30, 2023, respectively, representing the maximum payout percentage as performance has been trending above target. For Messrs. Chiminski, Fasman, and Maselli, the Performance Shares granted on July 23, 2018 were issued at the maximum possible level (200% of target for Adjusted EPS Performance Shares and 150% of target for Relative Return Performance Shares). The remaining values reported in this column represent PSUs issued at target performance. Actual payout levels will be set at such time that the Compensation Committee determines, following the end of the applicable performance period, the performance levels achieved relative to the performance targets. Vesting of each grant is based on a three-year performance period beginning with the fiscal year in which such grant is made. Performance Shares are issued at the maximum possible level and then forfeited in part or completely based on the level of performance achieved during the performance period.

(6)

Mr. Joseph’s employment ended on June 1, 2021. As a result of his departure, all of his outstanding unvested awards were immediately forfeited. In addition, Mr. Joseph had the right to exercise all of his 55,362 vested stock options within 90 days of his departure. Mr. Joseph exercised all such options prior to June 30, 2021, and accordingly, as of such date, had no outstanding equity award.

Fiscal 2021 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)

John Chiminski	363,379	22,373,695	170,616	14,829,242

Thomas Castellano	6,875	483,080	18,138	1,876,491

Steven L. Fasman	36,672	2,428,849	25,088	2,246,021

Karen Flynn	-	-	9,180	1,029,635

Alessandro Maselli	-	-	11,282	982,564

Wetteny Joseph	60,362	4,708,903	24,451	2,445,994

(1)

We report the value realized on exercise as the difference between the fair market value of the shares acquired on exercise, as determined by the closing price per share of our common stock on the exercise date, as reported on the NYSE, and the exercise price of the stock option. As a result, the value realized on exercise does not make any adjustment for those shares forfeited to us by the option holder in order to pay (a) the exercise price or (b) the amount of withholding tax due from the option holder upon exercise, pursuant to the “cashless” exercise provisions of the plan under which each stock option was granted.

58         CATALENT, INC.  |  2021 Proxy Statement        EXECUTIVE COMPENSATION TABLES

(2)

Represents the payout during fiscal 2021 of RSU, Restricted Stock, PSU, and Performance Share grants awarded for the fiscal 2018-20 LTIP performance period. In addition to this vesting, the following awards also vested: the April 9, 2020 grant to Messrs. Castellano and Fasman, Ms. Flynn, and Messrs. Maselli and Joseph to offset a portion of the base salary reduction implemented during fiscal 2020 to partially fund a thank-you cash bonus awarded to our essential workers during the COVID-19 pandemic of 233, 386, 359, 315, and 349 RSUs, respectively, which vested on December 31, 2020; Mr. Castellano’s January 30, 2018 retention grant of 10,603 RSUs, which vested on January 30, 2021; Mr. Joseph’s February 6, 2018 promotion-related award of 11,974 shares of Restricted Stock, which vested on February 6, 2021; Mr. Fasman’s November 10, 2017 CEO award of 5,000 shares of Restricted Stock, which vested on November 10, 2020; Ms. Flynn’s January 8, 2020 new-hire grant of 8,821 RSUs, which vested on January 8, 2021; and Messrs. Chiminski, Castellano, Fasman, Maselli, and Joseph’s August 27, 2020 FY17-19 RTSR correction grant of 3,843, 243, 587, 378, and 363 PSUs, respectively, which vested on August 27, 2020.

Fiscal 2021 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

John Chiminski	530,092	75,923	1,108,138	-	6,385,310

Thomas Castellano	-	-	-	-	-

Steven L. Fasman	35,249	17,625	44,632	-	232,237

Karen Flynn	410,523	15,911	57,786	-	621,577

Alessandro Maselli(5)	-	-	-	-	-

Wetteny Joseph	24,538	7,362	327,835	-	1,255,117

(1)

Represent (a) salary deferrals during fiscal 2021 as reported in the Summary Compensation Table and (b) bonuses earned for fiscal 2020 which were deferred during fiscal 2021 (as they were paid in September 2020) and reported under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table included in our proxy statement in respect of fiscal 2020. Each NEO’s deferral election amount during fiscal 2021 is summarized below.

Name	Fiscal 2020 Bonus Deferral ($)	Fiscal 2021 Salary Deferral ($)	Total Executive Contributions ($)

John Chiminski	372,111	157,981	530,092

Thomas Castellano	-	-	-

Steven L. Fasman	-	35,249	35,249

Karen Flynn	-	410,523	410,523

Alessandro Maselli	-	-	-

Wetteny Joseph	-	24,538	24,538

(2)	The amounts reported for Messrs. Chiminski and Fasman, Ms. Flynn, and Mr. Joseph are reported as compensation for fiscal 2021 under “All Other Compensation” in the Summary Compensation Table.

(3)	The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table.

(4)

Includes (i) $3,548,517 and $305,264 previously reported as compensation to Messrs. Chiminski and Joseph, respectively, in the columns “Salary,” “Non-Equity Incentive Plan Compensation,” and “All Other Compensation” in the Summary Compensation Table in previous years and (ii) $127,720 and $130,245 previously reported as compensation to Mr. Fasman and Ms. Flynn, respectively, in the columns “Salary” and “All Other Compensation” in the Summary Compensation Table in previous years.

(5)

Mr. Maselli is ineligible to participate in our plan for U.K.-based executives as he is a registered director of the entity that sponsors the plan, and he is ineligible to participate in our U.S.-based plan as he is an expatriate employee.

Deferred Compensation

We provide certain of our U.S.- and U.K.-based executives, including our U.S.- and U.K.-based NEOs, with the opportunity to participate in the Deferral Plan, which allows participating executives to defer receipt of a portion of their compensation. Deferrals occur and may be invested on a pre-tax basis, in addition to the amounts that the executive is allowed to contribute to our tax-qualified 401(k) and U.K. pension plans.

The Deferral Plan permits a broad group of U.S.- and U.K.-based executives, including our U.S.- and U.K.-based NEOs, to defer up to 80% of base salary, commissions (not applicable to NEOs), and MIP bonus. In addition, U.S.-based executives may defer their PSU and RSU grants. We credit the first 6% of cash compensation deferred with a matching contribution

EXECUTIVE COMPENSATION TABLES        2021 Proxy Statement  |  CATALENT, INC.        59

equal to 50% of the amount deferred. Participants are immediately vested in all amounts they contribute and the related investment gains, but matching contributions and their related investment gains vest ratably over the participant’s first four years of service.

Under the Deferral Plan, we also credit each participant’s deferral account with earnings and/or losses based on the deemed investment of the accounts in one or more of a variety of investment alternatives we make available from time to time. Participants select the investment alternatives in which they wanted their accounts to be deemed to be invested and are credited with earnings and/or losses based on the performance of the relevant investments. Participants are able to change the investment elections for their accounts on a daily basis.

Newport and Intertrust Group serve as the plan administrative services providers for our U.S. and U.K. Deferral Plans, respectively. Participants in the Deferral Plan may elect from a variety of forms of payout under the plan, including lump-sum payment and various types of annual installments, with the timing depending on the form selected.

The accounts of U.S.-based participants in the prior version of the Deferral Plan that are paid out in a lump-sum cash payment are paid on the 15th day of the month immediately following the month that includes the six-month anniversary of the participant’s separation from our service (other than due to death) (“separation” as defined by Section 409A of the Code). In the event of the death of a participant prior to the commencement of the distribution of benefits under the plan, such benefits will be paid no later than the later of (x) December 31 of the year in which the participant’s death occurs and (y) the 90th day following the date of the participant’s death. The accounts for U.K.-based participants are paid in a lump sum cash payment in the next available paycheck following the elected distribution date.

A U.S.-based participant in the Deferral Plan may also elect to receive a payout in annual installments over a period of five or ten years after the participant’s separation from service (including death), although, notwithstanding any such election, the participant’s account will be paid in a lump-sum cash payment in connection with a participant’s separation from service within two years following a change of control. The Deferral Plan also permits participants to receive a distribution in connection with an unforeseeable emergency, in accordance with the requirements of Section 409A of the Code. A U.K.-based participant receives a lump sum payout of all outstanding cash deferrals six months after the participant’s separation from service.

Cash and equity deferrals, employer contributions, and applicable gains are held in a “rabbi” trust. “Rabbi” trust assets are ultimately controlled by us. Operating the Deferral Plan this way permits participants to defer recognition of income for tax purposes on the amounts deferred until they are paid to the participants.

Fiscal 2021 Potential Payments upon Employment Termination or Change of Control Tables

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—JOHN CHIMINSKI (CEO)

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Share Acceleration ($)(1)	Value of Base Salary and Bonus Payments ($)(2)	Value of Continued Benefits Participation ($)(3)	Total ($)
Death or Disability(4)	40,855,619	1,350,000	-	42,205,619
Termination by Us Without Cause or By Mr. Chiminski for Good Reason	-	6,200,000	33,221	6,233,221
Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted)	40,855,619	6,200,000	33,221	47,088,840
Retirement(5)	35,374,187			35,374,187

(1)	Amounts reported represent accelerated vesting of unvested equity-based awards and reflect:

(a) the “spread” value of the options, equal to $20.02 per share for 111,762 options granted on July 30, 2020, $53.18 per share for 97,123 options granted on July 22, 2019, $64.24 per share for 69,273 options granted on July 23, 2018, $73.21 per share for 15,264 options granted on August 23, 2017, and $72.10 per share for 25,939 options granted on July 24, 2017, in each case representing the difference between the $108.12 closing price per share of our common stock on June 30, 2021 (the last trading day of fiscal 2021), as reported on the NYSE (the “Fiscal 2021 Closing Price”), and the exercise price of the option; and

(b) 20,602 RSUs granted on July 30, 2020, 24,027 RSUs granted on July 22, 2019, 27,006 shares of Restricted Stock granted on July 23, 2018, 33,757 Performance Shares (Adjusted EPS) and 31,013 Performance Shares (Relative Return) on July 23, 2018, 30,033 PSUs (Adjusted EPS) (20,050 in the case of retirement) and 26,139

60         CATALENT, INC.  |  2021 Proxy Statement        EXECUTIVE COMPENSATION TABLES

PSUs (Relative Return) (17,450 in the case of retirement) granted on July 22, 2019, and 25,752 PSUs (Adjusted EPS) (8,584 in the case of retirement) and 22,287 PSUs (Relative Return) (7,429 in the case of retirement) granted on July 30, 2020, valued at the Fiscal 2021 Closing Price.

Amounts reported also assume that the Performance Shares and PSUs vest at target; however, the number of Relative Return Performance Shares and PSUs may vary based on when a change of control occurs during a performance period. In the event of retirement, the number of Performance Shares and PSUs that vest is pro-rated based on the portion of the relevant performance period during which Mr. Chiminski is actively employed.

(2)

Upon termination due to death or disability, Mr. Chiminski or his estate is entitled to receive a pro-rata portion of the annual bonus that he would have been entitled to for the bonus year of termination based on our actual performance (the “Annual Bonus”). The amount reported above for death or disability represents his target annual bonus for fiscal 2021 and assumes (a) he would have served for the entire year and (b) on-target business and individual performance results. The amounts reported for Termination by Us Without Cause or By Mr. Chiminski for Good Reason and Termination by Us Without Cause Within 18 Months Following a Change of Control (assuming awards have been assumed, continued, or substituted) are comprised of the Annual Bonus plus two (2) times the sum of (i) his annual base salary and (ii) his target annual bonus.

(3)

The amount reported represents income attributable to the health care premiums paid by us with respect to Mr. Chiminski’s participation in our employee benefit plans for a two-year period. Mr. Chiminski would also be entitled to be paid for any unused paid-time-off days accrued during 2021.

(4)	Receipt of shares in the event of disability occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of disability.

(5)	Receipt of shares occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of retirement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL—MESSRS. CASTELLANO AND FASMAN, MS. FLYNN, AND MR. MASELLI(1)

Triggering Event	Value of Option/RSU/PSU/ Restricted Stock/ Performance Shares Acceleration(2)	Value of Base Salary and Target Bonus Payment(3)	Value of Continued Benefits Participation(4)	Total ($)
Death or Disability(5)
Thomas Castellano	2,335,345	760,000	15,659	3,111,004
Steven L. Fasman	4,874,157	1,060,000	16,079	5,950,236
Karen Flynn	3,553,390	940,000	16,079	4,509,469
Alessandro Maselli	4,077,415	1,189,636	-	5,267,051
Termination by Us Without Cause or By the Executive Officer for Good Reason
Thomas Castellano	-	760,000	15,659	775,659
Steven L. Fasman	-	1,060,000	16,079	1,076,079
Karen Flynn	-	940,000	16,079	956,079
Alessandro Maselli	-	1,189,636	-	1,189,636
Termination by Us Without Cause Within 18 Months Following a Change of Control
Thomas Castellano	2,335,345	760,000	15,659	3,111,004
Steven L. Fasman	4,874,157	1,060,000	16,079	5,950,236
Karen Flynn	3,553,390	940,000	16,079	4,509,469
Alessandro Maselli	4,077,415	1,189,636	-	5,267,051
Retirement(6)
Steven L. Fasman	4,093,855	-	-	4,093,855

(1)

Mr. Joseph’s offer letter, our Pre-IPO stock incentive plan, the Omnibus Plan, and the grant agreements thereunder each provide for certain benefits to be paid to Mr. Joseph, our former chief financial officer, upon termination. None of them was applicable upon Mr. Joseph’s voluntary departure on June 1, 2021. As a result, information with respect to him is not included in these tables.

(2)

For Mr. Castellano, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of the options of $20.02 per share for the 3,387 options granted on July 30, 2020, $53.18 per share for the 4,047 options granted on July 22, 2019, $64.24 per share for the 2,806 options granted on July 23, 2018, and $72.10 per share for the 1,730 options granted on July 24, 2017, representing the difference between the Fiscal 2021 Closing Price and the exercise price of the option, and (b) 2,451 RSUs granted on June 1, 2021, 4,565 RSUs granted on January 27, 2021, 625 RSUs granted on July 30, 2020, 1,002 RSUs granted on July 22, 2019, 1,094 RSUs granted on July 23, 2018, 1,368 PSUs (Adjusted EPS) and 1,257 PSUs (Relative Return) granted on July 23, 2018, 1,252 PSUs (Adjusted EPS) and 1,090 PSUs (Relative Return) granted on July 22, 2019 and 781 PSUs (Adjusted EPS) and 676 PSUs (Relative Return) granted on July 30, 2020, valued at the Fiscal 2021 Closing Price.

For Mr. Fasman, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $20.02 per share for the 8,621 options granted on July 30, 2020, $53.18 per share for the 9,933 options granted on July 22, 2019, $64.24 per share for the 7,601 options granted on July 23, 2018, and $72.10 per share for the 4,683 options granted on July 24, 2017, representing the difference between the Fiscal 2021 Closing Price and the exercise price of the option, and (b) 1,590 RSUs granted on July 30, 2020, 2,838 RSUs granted on July 30, 2020 (as to which grant the retirement provisions do not apply), 7,009 RSUs granted on July 22, 2019, 2,963 shares of Restricted Stock granted on July 23, 2018, 3,704 Performance Shares (Adjusted EPS) and 3,403 Performance Shares (Relative Return) granted on July 23, 2018, 3,072 PSUs (Adjusted EPS) (2,051 in the case of retirement)

EXECUTIVE COMPENSATION TABLES        2021 Proxy Statement  |  CATALENT, INC.        61

and 2,674 PSUs (Relative Return) (1,786 in the case of retirement) granted on July 22, 2019, and 1,987 PSUs (Adjusted EPS) (663 in the case of retirement) and 1,720 PSUs (Relative Return) (574 in the case of retirement) granted on July 30, 2020, valued at the Fiscal 2021 Closing Price. In the event of retirement, the number of Performance Shares and PSUs that vest is pro-rated based on the portion of the relevant performance period during which Mr. Fasman is actively employed.

For Ms. Flynn, the amount reported for death and for termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $20.02 per share for 8,005 options granted on July 30, 2020, representing the difference between the Fiscal 2021 Closing Price and the exercise price of the option, and (b) 26,465 RSUs granted on January 8, 2020, 1,476 RSUs granted on July 30, 2020, 1,845 PSUs (Adjusted EPS), and 1,597 PSUs (Relative Return) granted on July 30, 2020, valued at the Fiscal 2021 Closing Price.

For Mr. Maselli, the amounts reported for death and for a termination by us without cause within 18 months following a change of control (assuming awards have been assumed, continued, or substituted) reflects (a) the “spread” value of $20.02 per share for the 15,395 options granted on July 30,2020, $53.18 per share for the 10,302 options granted on July 22, 2019, $64.24 per share for the 5,263 options granted on July 23, 2018, and $72.10 per share for the 2,596 options granted on July 24, 2017, representing the difference between the Fiscal 2021 Closing Price and the exercise price of the options, and (b) 2,838 RSUs granted on July 30, 2020, 2,549 RSUs granted on July 22, 2019, 2,052 shares of Restricted Stock granted on July 23, 2018, 2,564 Performance Shares (Adjusted EPS) and 2,356 Performance Shares (Relative Return) granted on July 23, 2018, 3,186 PSUs (Adjusted EPS) and 2,773 PSUs (Relative Return) granted on July 22, 2019, and 3,548 PSUs (Adjusted EPS) and 3,070 PSUs (Relative Return) granted on July 30, 2020, valued at the Fiscal 2021 Closing Price.

Amounts reported assume that the Performance Shares and PSUs vest at target; however, the number of Relative Return Performance Shares and PSUs may vary based on when a change of control occurs during a performance period.

(3)

The amounts reported represent, for each executive, the sum of that executive’s annual base salary and target annual bonus. For Mr. Maselli, amounts in pounds sterling were converted to U.S. dollars at an exchange rate of 1.3462:1, which represents the average monthly rate for that currency during fiscal 2021.

(4)

The amounts reported for Messrs. Castellano and Fasman and Ms. Flynn represent income attributable to the health care premiums paid by us with respect to their continued participation in our employee benefit plans for a one-year period. Under these circumstances, Mr. Maselli would become ineligible for any continued health benefits in the U.K. and U.S. under our plans. Each executive would also be entitled to be paid for any unused paid-time-off days accrued during 2021.

(5)	Receipt of shares in the event of disability occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of disability.

(6)

Mr. Fasman is the only Continuing NEO eligible for retirement as of June 30, 2021. Receipt of shares occurs when the relevant vesting period for each grant ends rather than being accelerated to the date of retirement.

Payments that would be made under our Deferral Plan upon the death of a participating NEO are described above in the notes to the Fiscal 2021 Non-Qualified Deferred Compensation Table.

SEVERANCE AND PAYMENTS ON A CHANGE OF CONTROL

MR. CHIMINSKI’S SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS

Mr. Chiminski’s employment agreement, the Omnibus Plan, and the grant agreements thereunder each provide for certain benefits to be paid to him upon termination.

Upon disability or death, a pro-rata portion of any annual bonus he would have earned for the year of termination, based on our actual performance in respect of the full bonus year, would be paid within 2 1⁄2 months of the end of the fiscal year in which termination occurred.

Should Mr. Chiminski’s employment terminate due to death, his beneficiaries (i) will receive a death benefit equal to 1.5 times his base salary (which would be $1,612,500, but is limited by our insurer to $1,600,000) under a group life insurance program we provide that covers all eligible active U.S.-based employees, and (ii) will be entitled to accelerated vesting of all unvested grants under the Omnibus Plans. If his employment is terminated due to disability, all unvested grants under the Omnibus Plans will continue to vest as if he had continued employment through each applicable anniversary of the grant date.

Under his employment agreement, upon any termination for good reason or due to his election not to extend the term, Mr. Chiminski receives certain accrued amounts and benefits and a pro-rata portion of any annual bonus he would have earned for the year of termination.

The employment agreement further provides that upon termination by us without cause, or by Mr. Chiminski for good reason, or due to our election not to extend the term, subject to a release of claims, he will also be entitled to receive an amount equal to two times the sum of (x) his annualized base salary (which salary, for purposes of calculating severance amounts, will in no event be less than $1,025,000) and (y) his annual target bonus, payable in equal monthly installments over a two-year period; provided, however, that, if such termination occurs within the two-year period following a change in control, such payment will instead be made in a single lump-sum payment within thirty days following termination. Notwithstanding the foregoing, our obligation to make such payments will cease in the event of an uncured material breach by Mr. Chiminski of the restrictive covenants contained in the employment agreement.

In addition to the payments described above, if Mr. Chiminski’s employment is terminated by us without cause, by Mr. Chiminski for good reason, or due to our election not to extend the term, Mr. Chiminski (and his spouse and eligible dependents, to the extent covered prior to such termination) will also be entitled to continued participation in our group health plans for up to two years.

62         CATALENT, INC.  |  2021 Proxy Statement        EXECUTIVE COMPENSATION TABLES

For grants under the Omnibus Plans, if Mr. Chiminski incurred a termination, other than for death, disability, or a change of control that occurs during the period commencing on the date of the consummation of a change of control and ending on the date that is eighteen months following the consummation of such change of control, we could cancel any unvested option, RSU, Restricted Stock, PSU, or Performance Shares. Any vested option will remain outstanding and exercisable generally for 90 days, and vested options will terminate immediately if we terminate Mr. Chiminski’s employment for cause. Any vested option that he does not exercise within the applicable post-termination exercise period will terminate.

SEVERANCE, TERMINATION, AND CHANGE OF CONTROL BENEFITS FOR MESSRS. CASTELLANO AND FASMAN, MS. FLYNN, AND MR. MASELLI

Mr. Castellano’s, Mr. Fasman’s, Ms. Flynn’s, and Mr. Maselli’s severance agreements, the Omnibus Plans, and the grant agreements thereunder provide for benefits in the event of certain termination.

Under the Omnibus Plans, any unvested grant would become fully vested and exercisable in the event of termination due to death; however, if termination was due to disability, unvested awards would continue to vest as if the executive had continued employment through each applicable anniversary of the date of grant.

Our group life insurance program, which covers all eligible active U.S.-based employees, provides for a death benefit equal to 1.5 times of current base salary (currently $750,000 (Castellano), $900,000 (Fasman), and $810,000 (Flynn)). Our U.K. life assurance plan provides for a death benefit equal to 4 times current base salary ($2,643,635 (Maselli), after converting to U.S. dollars).

Under our standard severance arrangement, in the event of death, disability, or termination by us without cause or by the executive for good reason, the executive would be entitled to severance equal to annual base salary plus target annual bonus, payable in equal installments over the one-year period following the date of termination. Messrs. Castellano and Fasman and Ms. Flynn would also be entitled to continued participation in our group health plans (to the extent receiving such coverage as of the termination date), at the premium rates charged to our employees generally, until the earlier of (1) one year after termination and (2) the date the executive becomes eligible for coverage under at least one group health plan of another employer. Each NEO must enter into a release of claims as a condition of receiving most severance payments and benefits.

Under the Omnibus Plans, in the event of a change in control, to the extent the acquiring or successor entity does assume, continue, or substitute for a granted option, if the NEO were to incur a termination without cause during the eighteen months following the consummation of such change in control, the grants thereunder would become fully vested and exercisable.

Other than in the cases of change of control, death, or disability, a termination will result in the cancellation of unvested awards under the Omnibus Plans held by any of the NEOs.

PAY RATIO        2021 Proxy Statement  |  CATALENT, INC.        63

Pay Ratio

Presented below is the ratio of annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). We believe the ratio presented below is a reasonable estimate calculated in a manner consistent with the rules set forth in Item 402(u) of Regulation S-K promulgated under the Exchange Act (the “Pay Ratio Rule”).

In identifying our median employee, we calculated the target annual total cash compensation for fiscal 2021 of each employee as of June 30, 2021. For these purposes, annual total cash compensation included base salary or hourly wages, cash incentives, commissions, and comparable cash elements of compensation in non-U.S. jurisdictions and was calculated using internal human resources records. All amounts were annualized for permanent employees who did not work for the entire year, such as new hires, employees on paid or unpaid leave of absence and employees called for active military duty. We did not apply any cost-of-living adjustment as part of the calculation.

We selected the median employee from among 15,826 full-time and part-time workers who were employed as of June 30, 2021. We did not exclude any employee (whether pursuant to the de minimis exemption for foreign employees or any other permitted exclusion).

In accordance with the Pay Ratio Rule, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the Fiscal 2021 Summary Compensation Table on page 51. The median employee’s annual total compensation was $61,477. The CEO’s annual total compensation was $12,581,139, the amount reported in the “Total” column of the Summary Compensation Table. Accordingly, the ratio of our CEO’s total compensation to our median employee’s total compensation for fiscal 2021 was 204.6 to 1.

In considering this pay ratio, please note that the Pay Ratio Rule permits companies to calculate pay ratios using a variety of methods, both in determining the median employee and in determining the compensation to be used in calculating the ratio. Thus, our ratio may not be comparable to the ratio determined by any other company.

64         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2022

Proposal 2:

Ratification of Appointment of Independent Auditor for Fiscal 2022

(ITEM 2 ON THE PROXY CARD)

The Audit Committee of our Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent auditor for the fiscal year ending June 30, 2022. Ernst & Young has served as our independent auditor since prior to our IPO. Our Board unanimously recommends this appointment, and we are asking shareholders to ratify the appointment of Ernst & Young for 2022. Although ratification is not required by our bylaws or otherwise, our Board is submitting the selection of Ernst & Young to our shareholders for ratification because we value our shareholders’ views on the choice of independent auditor. If shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment of such firm. A representative of Ernst & Young is expected to be present at the 2021 Annual Meeting of Shareholders to respond to appropriate questions, and to make a statement if desired.

Our Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as our independent auditor for fiscal 2022 because it believes that Ernst & Young has appropriately and professionally audited our financial statements for the last several years, it has the resources to do a proper audit of a company of our size and complexity, and it is familiar with our business, our business model, and our personnel, which will enhance the efficiency and effectiveness of the audit and is in our best interest and in the best interests of our shareholders. The Audit Committee, under its charter, reviews, at least annually, the qualifications, performance, and independence of the auditor and considers, among other matters, the following: the auditor’s internal quality control procedures, the selection of the lead audit partner, the rotation of the audit partners on the audit engagement team, the qualifications and experience of the members of the audit engagement team, and the views of management, including our internal audit group, concerning the performance and capabilities of the auditor.

The following table presents the fees for professional services rendered by Ernst & Young for the audit of our annual financial statements for the fiscal years that ended on June 30, 2021 and June 30, 2020, and the fees billed for other services rendered by Ernst & Young during those same periods.

SERVICES	2021	2020

Audit Fees(1)	$5,462,700	$5,491,000

Audit-Related Fees(2)	$568,000	$359,000

Tax Fees(3)	$604,500	$849,000

All Other Fees	-	-

Total	$6,635,200	$6,699,000

(1)

Includes fees associated with the integrated audit of our annual consolidated financial statements and internal controls over financial reporting, review of our quarterly reports on Form 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)

Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young that are reasonably related to the performance of the audit of our financial statements. Specifically, these costs include fees for accounting and audit consultation and other attest services.

(3)	Includes the aggregate fees recognized in each of the last two fiscal years for professional services rendered by Ernst & Young for tax compliance, tax advice, and tax planning.

All of the services covered under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee, and all approved non-audit services performed by Ernst & Young were consistent with maintaining Ernst & Young’s independence.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR FOR FISCAL 2022        2021 Proxy Statement  |  CATALENT, INC.        65

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the Audit Committee charter provides that the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent auditor. Accordingly, all audit and permitted non-audit services for which Ernst & Young was engaged were pre-approved by the Audit Committee.

Prior to engagement of the independent auditor for 2022, management will submit for Audit Committee approval a list of services and related fees expected to be rendered in 2022 within each of the following categories of services:

•

Audit services include audit work performed on the financial statements and internal control over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•

Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•

Tax services include all services, except those services specifically related to the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax-related activities, primarily in the area of corporate development; supporting other tax-related regulatory requirements; tax planning; and tax compliance and reporting.

•	All Other services are those services not captured in the audit, audit-related or tax categories.

Our Board unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent auditor for fiscal 2022.

66         CATALENT, INC.  |  2021 Proxy Statement        REPORT OF THE AUDIT COMMITTEE

Report of the Audit Committee

The Audit Committee assists our Board in its oversight of our financial reporting process. All four members of the Audit Committee qualify as independent directors under the listing standards of the NYSE for public companies and the independence requirements of Rule 10A-3 promulgated under the Exchange Act and all are qualified as audit committee financial experts within the meaning of Item 407(d)(5) of Regulation S-K, promulgated under the Exchange Act. Additionally, our Board has also determined that each Audit Committee member has accounting and related financial management expertise within the meaning of the NYSE’s listing standards. The Audit Committee’s charter can be viewed online on our website at http://investor.catalent.com/corporate-governance.

In fulfilling its duties, the Audit Committee reviewed and discussed the audited financial statements contained in Catalent’s Annual Report on Form 10-K for fiscal 2021 with management and the independent auditor, Ernst & Young LLP. Management is responsible for the financial statements and the reporting process, including the systems for internal control over financial reporting. The independent auditor is responsible for performing an independent audit of Catalent’s financial statements in conformance with accounting principles generally accepted in the United States, and for expressing an opinion on these financial statements based on the audit.

The Audit Committee met with the independent auditor with and without management present and discussed those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has also received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and discussed with the independent auditor its independence.

Based on the above reviews and discussions, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements be included in Catalent’s Annual Report on Form 10-K for fiscal 2021, for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee:

John J. Greisch, Chair

Rolf Classon

Rosemary A. Crane

Donald E. Morel, Jr.

Date: August 26, 2021

PROPOSAL 3: ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION (SAY-ON-PAY)        2021 Proxy Statement  |  CATALENT, INC.        67

Proposal 3:

Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)

(ITEM 3 ON THE PROXY CARD)

The compensation we provide to our Named Executive Officers is described in detail in the Compensation Discussion and Analysis section of this Proxy Statement. Section 14A of the Exchange Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our Named Executive Officers. Accordingly, you are being asked to vote on the following resolution:

“RESOLVED, that Catalent’s shareholders APPROVE, on an advisory basis, the compensation of the named executive officers, as disclosed in Catalent’s Proxy Statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Our Board unanimously recommends that you vote FOR this resolution because it believes that our executive compensation program promotes the following objectives and philosophies, as described in detail in the Compensation Discussion and Analysis section of this Proxy Statement:

•	competitive compensation to attract, maintain, retain, and reward high-caliber executive talent,

•	paying for performance, and

•	alignment with shareholder interests.

This vote is advisory, which means that the vote is not binding on us, our Board, or the Compensation Committee. Nonetheless, our Board and the Compensation Committee will consider the outcome of the vote when considering future compensation decisions.

Consistent with the outcome of a shareholder vote that occurred during our 2015 Annual Meeting of Shareholders, our Board has resolved that a shareholder advisory vote on Named Executive Officer compensation should occur every year. Unless this changes, the next advisory vote on named executive officer compensation will be at the 2022 Annual Meeting of Shareholders. A shareholder advisory vote on the frequency of future advisory votes on named executive officer compensation is put forth for consideration in Proposal 4 in this Proxy Statement.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

68         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES IN RESPECT OF EXECUTIVE COMPENSATION

Proposal 4:

Advisory Vote on the Frequency of Advisory Votes in Respect of Executive Compensation

(ITEM 4 ON THE PROXY CARD)

Section 14A of the Exchange Act requires that we provide shareholders with the opportunity to vote, on a non-binding, advisory basis, whether future advisory votes on the compensation of our Named Executive Officers should occur every one, two, or three years. We are required to conduct such non-binding, advisory vote on the frequency of such future advisory votes on named executive officer compensation at least once every six years. At our 2015 Annual Meeting of Shareholders, our shareholders voted to recommend annual shareholder advisory votes on named executive officer compensation, and that was the frequency that our Board adopted. We are now seeking a new advisory vote by our shareholders on the topic.

Our Board unanimously recommends that future advisory votes on named executive officer compensation continue to occur every year. Our Board believes that this is the most appropriate frequency for us as it will provide our shareholders with an opportunity each year to evaluate the effectiveness of our overall compensation plans and practices against our business results. We appreciate that our shareholders may have different perspectives on the frequency of an advisory vote on executive compensation, so we look forward to hearing from our shareholders as to their preferences.

This vote is advisory, which means that the vote is not binding on us, our Board, or the Compensation Committee. While our Board and the Compensation Committee will consider the outcome of the vote in determining the frequency of future advisory votes on named executive officer compensation, they may decide that it is in our and our shareholders’ best interests to hold such a vote more or less frequently than the frequency receiving the most votes cast by our shareholders.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, three years, or to abstain from such voting, when voting in response to the resolution set forth below, and, therefore, shareholders will not be voting to approve or disapprove the Board of Directors’ recommendation.

Our Board unanimously recommends a vote for the option to hold an advisoryvote on named executive officer compensation EVERY YEAR.

PROPOSAL 5: AMEND OUR CERTIFICATE OF INCORPORATION TO REMOVE THE LIMITATION ON        2021 Proxy Statement  |  CATALENT, INC.        69

CALLING SHAREHOLDER SPECIAL MEETINGS

Proposal 5:

Amend our Certificate of Incorporation to Remove the Limitation on Calling Shareholder Special Meetings

(ITEM 5 ON THE PROXY CARD)

Our Certificate of Incorporation does not permit our shareholders to call a special meeting of shareholders, limiting that right to our Board acting as a whole and the Chair of our Board acting individually. As part of its continuing review of the elements of our corporate governance standards and practices, and informed by feedback from our investors, the Nominating Committee concluded that the existing practice was unnecessarily restrictive and recommended to our Board the removal of the limitation and a corresponding amendment to our bylaws to implement the change. Based in part on that recommendation, our Board determined that it is in the best interests of our company and our shareholders to remove this restriction. Contingent on the approval and adoption of this proposal, our Board also decided to amend our bylaws to allow shareholders owning an aggregate of 40% or more of our outstanding common stock to call for a special meeting of shareholders.

We are seeking shareholder approval to delete Article VIII.B of our Certificate of Incorporation, which currently limits the right to call a special meeting of shareholders to our Board and the Chair of our Board.

EFFECT OF THE AMENDMENT

Removing the restriction on shareholder-called special meetings from our Certificate of Incorporation, together with the proposed revision to our bylaws implementing a mechanism for such action, represents a meaningful increase in the voting rights of our shareholders and is consistent with investor feedback as well as our and our Board’s continuing commitment to corporate governance excellence. In keeping with that spirit, given the highly concentrated nature of our ownership, our Board believes it appropriate to set the threshold for exercising the right at 40% of our outstanding shares, in the aggregate.

LANGUAGE OF PROPOSED AMENDMENT

If approved, the amendment would enable us to amend our Certificate of Incorporation by deleting Article VII.B and renumbering Article VIII.C accordingly. As amended, Article VIII would read as follows, with the changes from our current Certificate of Incorporation marked:

ARTICLE VIII.

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ~~AND SPECIAL~~ ANNUAL MEETINGS OF STOCKHOLDERS

A.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

~~B.    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chair of the Board of Directors.~~

~~C.~~B.    An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

70         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 5: AMEND OUR CERTIFICATE OF INCORPORATION TO REMOVE THE LIMITATION ON

                                                                                            CALLING SHAREHOLDER SPECIAL MEETINGS

Set forth in Appendix B to this Proxy Statement is a form of the Fourth Amended & Restated Certificate of Incorporation that would be adopted should each of Proposals 5, 6, and 7 be approved (though none of them is conditioned on or otherwise requires the approval of any other).

If the proposed amendment to the Certificate of Incorporation is approved and implemented, Section 2.02 of our bylaws will be amended to read as follows, with the changes from our current bylaws marked:

Section 2.02 Special Meetings. ~~Special meetings of the stockholders may only be called in the manner provided in the Corporation’s certificate of incorporation as then in effect (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors or the Chair of the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors or the Chair of the Board of Directors.~~

(A)    Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, only (1) by or at the direction of the Board of Directors or the Chair of the Board of Directors, or (2) in accordance with the provisions of Section 2.02(B), by the Secretary of the Corporation. Subject to the provisions of this Section 2.02, any such special meeting of the stockholders of the Corporation may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors or the Chair of the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may postpone, reschedule or, subject to the provisions of Section 2.02(B)(5) with respect to any special meeting of stockholders called in accordance with the provisions of Section 2.02(B), cancel any special meeting of stockholders previously scheduled in accordance with this Section 2.02. The Board of Directors may, in its sole discretion, determine that any such special meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11. At any special meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

(B)    Subject to the provisions of this Section 2.02(B) and all other applicable sections of these Bylaws, a special meeting of stockholders of the Corporation shall be called by the Secretary of the Corporation upon written request (a “Special Meeting Request”) to the Secretary of the Corporation of one or more record holders of shares of capital stock of the Corporation (or, if a record holder of shares of capital stock of the Corporation holds such shares on behalf of one or more beneficial owners, such beneficial owner(s)) representing not less than forty percent (40%) of the voting power of the issued and outstanding shares of capital stock of the Corporation (the “Requisite Percentage”). The Board of Directors shall have the sole authority to determine whether all requirements set forth in this Section 2.02(B) have been satisfied and such determination shall be binding on the Corporation and its stockholders.

(1)    A Special Meeting Request must be delivered by hand or by registered or certified U.S. mail, postage prepaid, return receipt requested, or nationally recognized overnight courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation. A Special Meeting Request shall only be valid if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”), and includes: (a) a statement of the specific purpose or purposes of the special meeting and the matters proposed to be acted on at the special meeting, the language of any proposal or business (including the text of any resolution proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws or any other document governing the affairs of the Corporation, the Board of Directors or any committee thereof, the language of the proposed amendment), the reasons for conducting such business at the special meeting, and any material interest in such business of the Requesting Stockholders; (b) in the case of any director nomination proposed to be presented at such special meeting, the information required pursuant to clauses (a) and (c) of Section 2.03(A)(3) to be set forth in a stockholder’s notice pursuant to Section 2.03(A)(3); (c) in the case of any matter other than a director nomination proposed to be

PROPOSAL 5: AMEND OUR CERTIFICATE OF INCORPORATION TO REMOVE THE LIMITATION ON        2021 Proxy Statement  |  CATALENT, INC.        71

CALLING SHAREHOLDER SPECIAL MEETINGS

presented at such special meeting, the information required pursuant to clause (c) of Section 2.03(A)(3) to be set forth in a stockholder’s notice pursuant to Section 2.03(A)(3); (d) a representation that each Requesting Stockholder, or one or more qualified representatives (as the term “qualified representative” is defined in Section 2.03(C)(2)) of each such stockholder, intends to appear in person or by proxy at the special meeting to present the proposal(s) or business to be brought before the special meeting; (e) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the record date for voting at the special meeting of shares of capital stock of the Corporation owned of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to (and to the extent of) such disposed shares; and (f) documentary evidence that the Requesting Stockholders own the Requisite Percentage as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation; provided, however, that, if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within ten (10) days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary of the Corporation. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall promptly provide such other information reasonably requested by the Corporation and, if requested by the Corporation on or prior to the record date for such special meeting, the information required under clauses (b)—(f) of this Section 2.02(B)(1) shall be supplemented by such Requesting Stockholders and beneficial owners, if any, not later than ten (10) days after the record date for such special meeting to disclose such information as of the record date (and with respect to the information required under clause (f) of this Section 2.02(B)(1), as of a date not more than five (5) business days before the scheduled date of the special meeting to which the Special Meeting Request relates).

(2)    In determining whether a special meeting of stockholders has been requested by the Requisite Percentage of record holders in accordance with the procedures set forth in this Section 2.02, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (a) each such Special Meeting Request identifies substantially the same business to be brought before the special meeting (as determined in good faith by the Board of Directors), and (b) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within forty-five (45) days of the earliest dated Special Meeting Request identifying such business.

(3)    A Special Meeting Request shall not be valid, and the special meeting requested by the Requesting Stockholders shall not be held, if: (a) the Special Meeting Request does not comply with this Section 2.02(B); (b) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (c) the Special Meeting Request is delivered during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting of stockholders; (d) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than twelve (12) months before the Special Meeting Request is delivered; (e) a Similar Item was presented at an annual or special meeting of stockholders held not more than one hundred twenty (120) days before the Special Meeting Request is delivered (and, for purposes of this clause (e), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (f) a Similar Item is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within one hundred twenty (120) days of the receipt by the corporation of a Special Meeting Request; or (g) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other applicable law. For purposes of this Section 2.02(B)(3), the date of delivery of the Special Meeting Request shall be

72         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 5: AMEND OUR CERTIFICATE OF INCORPORATION TO REMOVE THE LIMITATION ON

                                                                                            CALLING SHAREHOLDER SPECIAL MEETINGS

the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been delivered to the Secretary of the Corporation.

(4)    Special meetings of stockholders called pursuant to this Section 2.02(B) shall be held at such place, on such date, and at such time as the Board of Directors or the Chair of the Board of Directors shall determine; provided, however, that the special meeting shall not be held more than ninety (90) days after the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been received by the Corporation.

(5)    The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation at any time prior to the special meeting. If, following such revocation (or deemed revocation pursuant to clause (e) of Section 2.02(B)(1)), there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board of Directors, in its sole discretion, may cancel the special meeting.

(6)    If none of the Requesting Stockholders appear or send a qualified representative to present the business to be presented for consideration specified in the Special Meeting Request, the Corporation need not present such business for a vote at the special meeting, notwithstanding that proxies in respect of voting on such business may have been received by the Corporation.

VOTE REQUIRED

Approval of this Proposal requires the affirmative vote of 66-2/3% in voting power of all outstanding shares entitled to vote thereon (each share conferring one vote). Abstentions and broker non-votes (if any) will have the effect of a vote against the Proposal.

Our Board unanimously recommends a vote "FOR" the approval of the amendment of our Certificate of Incorporation to remove the limitation on calling shareholder special meetings as disclosed in this Proxy Statement.

PROPOSAL 6: AMEND OUR CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION        2021 Proxy Statement  |  CATALENT, INC.        73

Proposal 6:

Amend our Certificate of Incorporation to Add a Federal Forum Selection Provision

(ITEM 6 ON THE PROXY CARD)

Our Certificate of Incorporation has a forum selection clause that does not include a federal forum provision for claims under the Securities Act of 1933, as amended (the “Federal Securities Act”). As part of its continuing review of the elements of our corporate governance standards and practices, the Nominating Committee concluded that including a federal forum clause was a helpful change that would improve the fairness and uniform adjudication of actions arising under the Federal Securities Act and recommended to our Board that it implement this provision. Based in part on that recommendation, our Board determined that it is in the best interests of our company and our shareholders to propose that change, as well as to revise the existing forum selection clause to include claims concerning the interpretation of our Certificate of Incorporation or bylaws and to specify the sequence of Delaware courts that should hear claims made against us.

We are seeking shareholder approval to amend Article X of our Certificate of Incorporation to provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Federal Securities Act; the federal and state courts in Delaware shall be the exclusive forum for any action requiring the interpretation of our Certificate of Incorporation or bylaws; and the Delaware courts hearing claims subject to the forum selection clause (other than those under the Federal Securities Act) shall be, in order of preference, the Delaware Chancery Court, the Delaware Superior Court, and the U.S. District Court for the District of Delaware, subject to their respective jurisdictions.

EFFECT OF THE AMENDMENT

Having the federal forum selection provision allows for (a) the consolidation of multi-jurisdiction litigation, (b) avoidance of state court forum-shopping and (c) efficiencies in managing the procedural aspects of securities litigation, all of which should also reduce the cost to us of resolving such matters. Including actions concerning the interpretation of our constitutive documents within the scope of the Delaware forum selection clause promotes the consistent and predictable application of Delaware law. And specifying the order in which the courts in Delaware should be petitioned provides for less ambiguity in how the forum selection should be applied.

Although we are seeking approval of these provisions for the reasons cited above, if they are approved and implemented, the effects of this amendment may include, but are not limited to, discouraging claims or limiting investors’ ability to bring a claim in an otherwise permissible judicial forum that they find favorable.

LANGUAGE OF PROPOSED AMENDMENT

If approved, the amendment would enable us to amend our Certificate of Incorporation by amending Article X to read as follows, with the changes from our current Certificate of Incorporation marked (and including the changes to Article X(A) that would only be applicable if the changes in Proposal 7 were to be approved and adopted):

“ARTICLE X.

MISCELLANEOUS

A.    If any provision or provisions of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to

74         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 6: AMEND OUR CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION

the fullest extent possible, the provisions of this Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

B.    Unless the Corporation consents in writing to the selection of an alternative forum, (1) the federal district courts of the ~~State~~United States of ~~Delaware~~America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and (2) the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director ~~or~~, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director ~~or~~, officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) any action relating to the interpretation, application, enforcement or validity of this Fourth Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), or (~~iv~~v) any action asserting a claim against the Corporation or any director ~~or~~, officer or other employee of the Corporation governed by the internal affairs doctrine~~, in~~ (each ~~such case subject to said courts having~~, a “Covered Proceeding” and the applicable court referenced by this Article X(B), a “Permitted Court”). This Article X(B) shall not apply to any claim brought to enforce any liability or duty created by the Exchange Act.

C.    If any action the subject matter of which is a Covered Proceeding is filed in a court other than a Permitted Court (each, a “Foreign Action”) in the name of any person or entity (a “Claiming Party”) without the prior approval of the Corporation, such Claiming Party shall be deemed to have consented to (1) the personal jurisdiction ~~over~~ of the ~~indispensable parties named as defendants therein; provided, that, if and only if no court of the State of Delaware shall have jurisdiction over such~~ applicable Permitted Court in connection with any action~~, such action may be~~ brought in ~~a federal court sitting in the State of Delaware, or, if not there, in any other court in the United States having jurisdiction over~~ such Permitted Court to enforce Articles X(B) or X(D) (an “Enforcement Action”), and (2) having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Action as agent for such ~~action~~Claiming Party.

D.    To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and ~~provided consent~~ consented to the provisions of ~~this~~ Article X(B) - Article X(D) and waived any argument relating to the inconvenience of the forums referenced above in connection with any Covered Proceeding.”

Set forth in Appendix B to this Proxy Statement is a form of the Fourth Amended & Restated Certificate of Incorporation that would be adopted should each of Proposals 5, 6, and 7 be approved (though none of them is conditioned on or otherwise requires the approval of any other).

VOTE REQUIRED

Approval of this Proposal requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon (each share conferring one vote). Abstentions and broker non-votes will have the effect of a vote against the Proposal.

Our Board unanimously recommends a vote "FOR" the approval of the amendment of our Certificate of Incorporation to add a federal forum selection clause and revise our existing forum selection clause as disclosed in this Proxy Statement.

PROPOSAL 7: AMEND AND RESTATE OUR CERTIFICATE OF INCORPORATION TO (I) ELIMINATE THE SUPERMAJORITY        2021 Proxy Statement  |  CATALENT, INC.        75

VOTE REQUIREMENT FOR AMENDMENTS AND (II) MAKE NON-SUBSTANTIVE AND CONFORMING CHANGES

Proposal 7:

Amend and Restate our Certificate of Incorporation to (i) Eliminate the Supermajority Vote Requirement for Amendments and (ii) Make Non-Substantive and Conforming Changes

(ITEM 7 ON THE PROXY CARD)

Our Certificate of Incorporation requires a supermajority vote comprised of 66-2/3% of all outstanding shares of our common stock in order to amend the articles of our Certificate of Incorporation that deal with electing the members of our Board; limitations on director liability; shareholder action by written consent; calling of shareholder special meetings; and entering into transactions with interested shareholders. As part of its continuing review of the elements of our corporate governance standards and practices, and informed by feedback from our investors, the Nominating Committee concluded that the supermajority requirement was unnecessarily restrictive and recommended to our Board that we permit amendment of these aspects of our Certificate of Incorporation by a simple majority vote of our shareholders. Based in part on that recommendation, our Board determined that it is in the best interests of our company and our shareholders to make the change to our Certificate of Incorporation described in this item.

We are seeking shareholder approval to amend Article V of our Certificate of Incorporation to remove the supermajority restrictions on the amendment of certain portions of our Certificate of Incorporation. Amendments would be subject to shareholder approval in the manner required by the General Corporation Law of the State of Delaware (the “DGCL”), which is generally a majority of our outstanding shares of common stock. We also propose retaining a limited form of the supermajority approval standard for amendments to Article IX, which governs business combinations with interested shareholders, by amending that Article to provide that any such amendment would be subject to a majority vote of the holders of common stock that are not interested shareholders under that Article. Lastly, we propose to make additional non-substantive and conforming changes to amend and restate the Certificate of Incorporation, including (a) revising Article VI, Board of Directors, to remove obsolete language, and (b) updating the self-references in the Certificate of Incorporation to reflect that it is the Fourth Amended and Restated version.

EFFECT OF THE AMENDMENT

Removing the supermajority voting requirement will make future amendment of aspects of our certificate of incorporation possible with the affirmative votes of fewer shareholders. Restricting the ability of interested shareholders to vote in connection with amending the provisions of Article IX defends the integrity of that Article’s protections for non-interested shareholders.

LANGUAGE OF PROPOSED AMENDMENT

If approved, the amendment would enable us to amend our Certificate of Incorporation by amending Article V(A) to read as follows, with the changes from our current Certificate of Incorporation marked:

“ARTICLE V.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

A. ~~Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Third Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision~~

76         CATALENT, INC.  |  2021 Proxy Statement        PROPOSAL 7: AMEND AND RESTATE OUR CERTIFICATE OF INCORPORATION TO (I) ELIMINATE THE SUPERMAJORITY

                                                                                        VOTE REQUIREMENT FOR AMENDMENTS AND (II) MAKE NON-SUBSTANTIVE AND CONFORMING CHANGES

~~inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 662/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Sections (A), (B) and (C) of Article VI, Article VII, Article VIII and Article IX; provided, however, that the provisions of this sentence relating to Sections (A) and (C) of Article VI will expire at the 2021 annual meeting of stockholders. For the purposes of this Third Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto.~~ The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders, directors, and officers of the Corporation herein are granted subject to this reservation.”

The approval would also allow the amendment of Article IX of the Certificate of Incorporation by adding a new sub-section, Article IX(D), as follows:

D. Notwithstanding any other provision of this Fourth Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon that are not then held by any interested stockholder, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article IX.

Set forth in Appendix B to this Proxy Statement is a form of the Fourth Amended & Restated Certificate of Incorporation that would be adopted should each of Proposals 5, 6, and 7 be approved (though none of them is conditioned on or otherwise requires the approval of any other).

VOTE REQUIRED

Approval of this Proposal requires the affirmative vote of 66-2/3% in voting power of all outstanding shares entitled to vote thereon (each share conferring one vote). Abstentions and broker non-votes (if any) will have the effect of a vote against the Proposal.

Our Board unanimously recommends a vote FOR the approval of the amendment of our Certificate of Incorporation to eliminate the supermajority approvalrequirement for amendments, subject to excluding interested shareholders from amendment of the Article specific to them, and making additional non-substantive and conforming changes as disclosed in this Proxy Statement.

ANNUAL MEETING, VOTING, AND PROCEDURES        2021 Proxy Statement  |  CATALENT, INC.        77

Annual Meeting, Voting, and Procedures

Annual Meeting Information

We are making this Proxy Statement available to our shareholders in connection with the solicitation of proxies by our Board for our 2021 Annual Meeting of Shareholders. We are holding our 2021 Annual Meeting of Shareholders at 8:00 a.m. Eastern on Thursday, October 28, 2021 via a virtual meeting that can be attended at www.virtualshareholdermeeting.com/CTLT2021.

We will limit attendance to shareholders of record on the record date, September 3, 2021, or their proxy holders. In order to access the virtual meeting, you will need the 16-digit control number included on your proxy card or Notice of Internet Availability. You will be able to submit questions during the meeting by typing your question into the “ask a question” box on the meeting page. If you encounter any difficulty accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting. If you hold shares through a bank, broker, or other nominee (also known as shares held in “street name”), you will need to follow the instructions provided by such broker, bank or nominee.

Only shareholders or their valid proxy holders may address the meeting.

Availability of Proxy Materials

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDERS MEETING TO BE HELD ON OCTOBER 28, 2021.

We are furnishing proxy materials to our shareholders via “Notice and Access” delivery. On or about September 17, 2021, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials. This notice contains instructions on how to access our 2021 Proxy Statement and 2021 Annual Report and vote online. Our 2021 Proxy Statement and 2021 Annual Report are available online at www.proxyvote.com.

You will not receive a printed, paper copy of our proxy materials unless you request one. To view this material, you must have available the 16-digit control number located on the notice mailed on or about September 17, 2021 or the proxy card, or, if shares are held in the name of a broker, bank, or other nominee, on the voting instruction form. To request a paper copy of our proxy materials, visit www.proxyvote.com, call 1-800-579-1639, or send an email, with your 16-digit control number in the subject line, to sendmaterial@proxyvote.com. Please make the request on or before October 14, 2021 to facilitate timely delivery.

Who is Entitled to Vote at the Annual Meeting?

Only holders of Catalent, Inc. common stock and Series A Preferred at the close of business on September 3, 2021, the record date fixed by our Board, may vote the shares of common stock and Series A Preferred that they hold on that date at the 2021 Annual Meeting of Shareholders with respect to the matters submitted for vote. Each share of common stock is entitled to one vote. Each share of Series A Preferred is entitled to vote with the common stock on an as-converted basis. As of September 3, 2021, (a) there were 117,011,465 shares of our common stock outstanding and (b) the 384,777 shares of Series A Preferred were entitled to vote the equivalent of 7,833,726 shares of common stock on an as-converted basis.

A list of the holders of record as of September 3, 2021 will be available for inspection by appointment during ordinary business hours at our headquarters at 14 Schoolhouse Road, Somerset, NJ 08873, from October 18, 2021 to October 27,

78         CATALENT, INC.  |  2021 Proxy Statement        ANNUAL MEETING, VOTING, AND PROCEDURES

2021. Appointments can be made by emailing our Corporate Secretary at CorpSec@catalent.com. Participants in the virtual Annual Meeting will be able to access the list during the meeting.

Rights Afforded to Virtual Meeting Participants

The virtual meeting format for the Annual Meeting will enable full and equal participation by attending shareholders from any place in the world at little to no cost. We designed the format of the virtual meeting to ensure that our shareholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will take the following steps to ensure such an experience:

•	providing shareholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses from management and the Board;

•	providing shareholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per shareholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

How to Vote

We encourage you to vote as soon as possible, even if you plan to attend the meeting virtually on October 28, 2021. Your vote is important. You may vote shares that you owned as of the close of business on September 3, 2021, which is the record date set by our Board.

If you own shares registered directly in your name as the shareholder of record, you are a “record owner” and have the right to give your proxy directly to our vote tabulating agent. You may vote by proxy in the following ways:

Review Your Proxy Statement and Vote in One of Four Ways:

VIRTUALLY	Online at www.virtualshareholdermeeting.com/CTLT2021 8:00 a.m. Eastern on October 28, 2021.	BY INTERNET	Online at www.proxyvote.com. 24 hours a day until 11:59 p.m. Eastern on October 27, 2021.

BY TELEPHONE	By calling 1-800-690-6903 (toll free) in the United States or Canada. 24 hours a day until 11:59 p.m. Eastern on October 27, 2021.	BY MAIL

By returning a properly completed, signed and dated proxy card in the postage-paid envelope. If you have not already received a proxy card, you may request a proxy card from us by following the instructions on your Notice of Internet Availability.

Allow sufficient time for us to receive your proxy card before the date of the meeting.

For telephone and internet voting, as well as for accessing the virtual meeting, you will need the 16-digit control number included on your notice or on your proxy card.

If you own shares in street name, the institution holding the shares is the record owner and you are a “beneficial owner” of those shares. You will receive voting instructions from your broker, bank, or plan trustee, and you may direct them how to vote on your behalf by complying with those voting instructions. Those instructions will include a control number for telephone and internet voting as well as for accessing and voting at the virtual meeting, and applicable deadlines.

ANNUAL MEETING, VOTING, AND PROCEDURES        2021 Proxy Statement  |  CATALENT, INC.        79

Revoking a Proxy

If you own shares registered directly in your name as the shareholder of record, you can revoke your proxy at any time before the vote occurs by:

•

Submitting a written revocation to our Corporate Secretary, which must be received no later than 5:00 p.m. Eastern on October 27, 2021 at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873, Attention: Corporate Secretary;

•	Submitting a later-dated proxy;

•	Providing subsequent telephone or internet voting instructions no later than 11:59 p.m. Eastern on October 27, 2021; or

•	Voting online at the virtual meeting.

If you hold your shares in street name, you must contact your broker, bank, or other nominee for specific instructions on how to change or revoke your vote.

Only the latest, validly executed proxy that you submit will be counted. Your attendance at the 2021 Annual Meeting of Shareholders will not by itself revoke a proxy you have given unless you file a written notice of such revocation as noted above.

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the 2021 Annual Meeting of Shareholders if a majority of the outstanding shares of our common stock entitled to vote at the meeting are present, either in person or by proxy. Each share of common stock is entitled to one vote on each matter to be voted upon at the 2021 Annual Meeting of Shareholders. Each share of Series A Preferred is similarly entitled, on an as-converted basis, to 20.36 votes on each matter to be voted upon at the meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present for the meeting.

The table below describes the vote requirements and the effect of abstentions and broker non-votes, as prescribed under our bylaws and Delaware law, for the election of directors and the approval of the other items on the agenda for the meeting.

PROPOSALS TO BE VOTED ON AND BOARD RECOMMENDATION

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*	Board Recommendations

Elect Eleven Members of Our Board of Directors	Majority of the votes cast.	Abstentions and broker non-votes will have no effect on the outcome of the election.	FOR

Ratification of Appointment of Independent Auditor for Fiscal 2022	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against.	FOR

Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.	FOR

Advisory Vote on the Frequency of Advisory Votes in Respect of Executive Compensation	Majority in voting power of the shares present in person or represented by proxy and entitled to vote on the matter.	Abstentions will have the effect of a vote against. Broker non-votes will have no effect on the outcome.	EVERY YEAR

80         CATALENT, INC.  |  2021 Proxy Statement        ANNUAL MEETING, VOTING, AND PROCEDURES

PROPOSALS TO BE VOTED ON AND BOARD RECOMMENDATION

Proposal	Vote Required	Effect of Abstentions and Broker Non-Votes*	Board Recommendations

Amend our Certificate of Incorporation to Allow Shareholders to Call a Special Meeting of Shareholders	66-2/3% in voting power of all outstanding shares entitled to vote thereon.	Abstentions and broker non-votes will have the effect of a vote against.	FOR

Amend our Certificate of Incorporation to Add a Forum Selection Provision for Securities Act Claims	Majority of the outstanding shares entitled to vote thereon.	Abstentions and broker non-votes will have the effect of a vote against.	FOR

Amend and Restate our Certificate of Incorporation to (i) Eliminate the Supermajority Vote Requirement for Amendments and (ii) Make Non-Substantive and Conforming Changes	66-2/3% in voting power of all outstanding shares entitled to vote thereon.	Abstentions and broker non-votes will have the effect of a vote against.	FOR

*

A broker non-vote occurs when a broker submits a proxy but does not vote on a Proposal because it is not a “routine” item under NYSE rules and the broker has not received voting instructions from the beneficial owner of the shares. Your broker may vote without your instructions only on Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2022.

Effect of not Casting your Vote

If we timely receive a proxy specifying your voting choice, your shares will be voted in accordance with that choice. If you are a registered shareholder and you do not cast your vote, no vote will be cast on your behalf on any of the Proposals at the Annual Meeting of Shareholders. If you sign and return a proxy card without specific voting instructions, your shares will be voted in accordance with our Board’s voting recommendations stated above.

If you hold your shares in street name, you will receive a voting instruction form that lets you instruct your bank, broker, or other nominee how to vote your shares. Under NYSE rules, if you do not provide voting instructions to your broker, the broker is permitted to exercise discretionary voting authority only on “routine” matters. The only “routine” item on this year’s Annual Meeting of Shareholders agenda is Proposal 2—Ratification of Appointment of Independent Auditor for Fiscal 2022. If you hold your shares in street name, and you wish to have your shares voted on all proposals in this Proxy Statement, you must provide voting instructions. If you do not return your voting instruction form, your shares will not be voted on any item, except that your broker may vote in its discretion on Proposal 2.

Solicitation

We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our directors, officers, or employees may solicit proxies or votes for us in person, or by mail, telephone, or electronic communication. They will not receive any additional compensation for these solicitation activities.

Availability of Voting Results

We expect to announce preliminary voting results at the 2021 Annual Meeting of Shareholders. We will disclose the final voting results in a Current Report on Form 8-K to be filed with the SEC following the meeting.

INFORMATION ABOUT 2022 ANNUAL MEETING        2021 Proxy Statement  |  CATALENT, INC.        81

Information About 2022 Annual Meeting

Shareholder Proposals for the 2022 Annual Meeting of Shareholders

We currently intend to hold our 2022 Annual Meeting of Shareholders on October 27, 2022.

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”), shareholders may present proper proposals for inclusion in our Proxy Statement. To be eligible for inclusion in our 2022 Proxy Statement under Rule 14a-8, your proposal must be received by us no later than the close of business on May 20, 2022 and must otherwise comply with Rule 14a-8. While our Board will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act and its implementing rules, including Rule 14a-8.

Business Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the shareholders at the 2022 Annual Meeting of Shareholders, you must comply with the advance notice eligibility and procedural requirements in our bylaws (unless you wish to nominate a director in accordance with the proxy access provisions included in our bylaws, as described below). In addition, assuming the date of the 2022 Annual Meeting of Shareholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2021 Annual Meeting of Shareholders, you must notify us in writing, and such written notice must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than June 30, 2022, and no later than July 30, 2022.

Shareholder Proxy Access. Our bylaws allow for proxy access, which allows a shareholder, or a group of up to 20 shareholders, that has continuously owned for three years or more at least 3% of our outstanding common stock to nominate and include in our Proxy Statement for each Annual Meeting of Shareholders their own qualifying director nominees constituting up to the greater of two or 20% of the number of directors then serving on our Board (subject to certain limitations as set forth in our bylaws). Each of our Board (prior to each Annual Meeting of Shareholders) or the chair of any Annual Meeting of Shareholders shall have the power to determine whether a director nominee has been nominated in accordance with the requirements of the proxy access provision. Notice of director nominees submitted under the proxy access provision must include the information required under our bylaws and must be delivered to our Corporate Secretary at Catalent, Inc., 14 Schoolhouse Road, Somerset, NJ 08873 no earlier than the close of business on April 20, 2022 and no later than the close of business on May 20, 2022, unless the date of the fiscal 2022 Annual Meeting of Shareholders is more than thirty (30) days before or after October 28, 2022, in which case such notice must be received by our Corporate Secretary by the close of business on the later of the 180th day prior to the 2022 Annual Meeting of Shareholders or the close of business on the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting of Shareholders is first made. The foregoing description of the shareholder proxy access provision included in our bylaws does not purport to be complete and is qualified in its entirety by reference to our bylaws.

A copy of our bylaws may be obtained free of charge from our website, http://investor.catalent.com/corporate-governance, or from our Corporate Secretary. We are not required to consider a nomination or proposal that does not comply with the procedures set forth in our bylaws, and compliance with these procedures does not necessarily require us to include the proposed nominee or proposal in our proxy solicitation material.

82         CATALENT, INC.  |  2021 Proxy Statement        INFORMATION ABOUT 2022 ANNUAL MEETING

Householding of Shareholder Documents

SEC rules permit us to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” reduces the cost of the proxy solicitation process. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request, and we will promptly deliver, a separate copy of the Notice of Internet Availability or the proxy materials by emailing our Corporate Secretary at CorpSec@catalent.com.

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2021 Proxy Statement  |  CATALENT, INC.        A-1

Appendix A:

Non-GAAP Financial Measures

Use of EBITDA from operations, Adjusted EBITDA

Management measures operating performance based on consolidated earnings from operations before interest expense, expense/(benefit) for income taxes and depreciation and amortization, adjusted for the income or loss attributable to non-controlling interests (“EBITDA from operations”). EBITDA from operations is not defined under U.S. generally accepted accounting principles (“U.S. GAAP”), is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations.

We believe that the presentation of EBITDA from operations enhances an investor’s understanding of our financial performance. We believe this measure is a useful financial metric to assess our operating performance across periods and use this measure for business planning purposes. In addition, given the significant investments that we have made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of our cost structure. We believe that disclosing EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of our ability to generate cash from operations sufficient to pay taxes, to service debt, and to undertake capital expenditures without consideration of non-cash depreciation and amortization expense. We present EBITDA from operations in order to provide supplemental information that we consider relevant for those reviewing our financial results, and such information is not meant to replace or supersede U.S. GAAP measures. Our definition of EBITDA from operations may not be the same as similarly titled measures used by other companies. The most directly comparable measure to EBITDA from operations defined under U.S. GAAP is net earnings. A reconciliation of net earnings to EBITDA from operations is provided below.

Under our credit agreement and the indentures that govern our outstanding debt securities, our ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments, and paying certain dividends, is tied to ratios based on Adjusted EBITDA (which is defined as “Consolidated EBITDA” in the credit agreement and “EBITDA” in the indentures). Adjusted EBITDA is a covenant compliance measure in our credit agreement and indentures, particularly those covenants governing debt incurrence and restricted payments. Adjusted EBITDA is based on the definitions in the credit agreement, is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

In addition, we use Adjusted EBITDA as a performance metric that guides management in its operation of and planning for the future of the business and drives certain management compensation programs. Management believes that Adjusted EBITDA provides a useful measure of our operating performance from period to period by excluding certain items that are not representative of our core business, including interest expense and non-cash charges like depreciation and amortization.

The measure under U.S. GAAP most directly comparable to Adjusted EBITDA is net earnings. In calculating Adjusted EBITDA, we add back certain non-cash, non-recurring, and other items that are deducted when calculating EBITDA from operations and net earnings, consistent with the requirements of the credit agreement. Adjusted EBITDA, among other things:

•	does not include non-cash stock-based employee compensation expense and certain other non-cash charges;

•	does not include cash and non-cash restructuring, severance and relocation costs incurred to realize future cost savings and enhance operations;

•	adds back any non-controlling interest expense, which represents minority investors’ ownership of non-wholly owned consolidated subsidiaries and is, therefore, not available; and

•	includes estimated cost savings that have not yet been fully reflected in our results.

A reconciliation of net earnings to Adjusted EBITDA is provided below.

A-2         CATALENT, INC.  |  2021 Proxy Statement        APPENDIX A: NON-GAAP FINANCIAL MEASURES

Use of Adjusted Net Income and Adjusted Net Income per share

We use Adjusted Net Income and Adjusted Net Income per share (which we sometimes refer to as “Adjusted EPS”) as performance metrics. Adjusted Net Income is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. We believe that providing information concerning Adjusted Net Income and Adjusted Net Income per share enhance an investor’s understanding of our financial performance. We believe that these measures are useful financial metrics to assess our operating performance from period to period by excluding certain items that we believe are not representative of our core business, and we use these measures for business planning and executive compensation purposes. We define Adjusted Net Income as net earnings adjusted for (1) earnings or loss from discontinued operations, net of tax, (2) amortization attributable to purchase accounting, and (3) income or loss from non-controlling interest in majority-owned operations. We also make adjustments for other cash and non-cash items (as shown above in the description of Adjusted EBITDA), partially offset by our estimate of the tax effects as a result of such cash and non-cash items. Our definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies. Adjusted Net Income per share is computed by dividing Adjusted Net Income by the weighted average diluted shares outstanding. A reconciliation of net earnings to Adjusted Net Income and a computation of Adjusted Net Income per share are provided below.

Use of Constant Currency, Budget-Based Revenue, and Budget-Based EBITDA

As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a constant-currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant-currency basis as one measure to evaluate our performance. We calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates. We generally refer to such amounts calculated on a constant-currency basis as excluding the impact of foreign exchange. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP. When we set the financial goals that we use to operate the business, including the goals that our executives must meet to qualify for our fiscal 2021 performance-based incentive compensation, and when we determine whether those goals have been met, we use, among other metrics, revenue and Adjusted EBITDA computed using the currency exchange rates that we use internally in budgeting and in measuring performance against budget, in part because we believe that the compensation of our executives should not be affected, to the extent practicable, by factors beyond those executives’ control. We refer in this Proxy Statement to revenue and Adjusted EBITDA computed on this type of constant-currency basis as “Budget-Based Revenue” and “Budget-Based EBITDA,” respectively.

Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, Budget-Based Revenue, and Budget-Based EBITDA, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

The reconciliation in this Appendix of net earnings to Adjusted EBITDA also includes a reconciliation to Budget-Based EBITDA. The reconciliation of fiscal 2021 consolidated revenue reported in accordance with U.S. GAAP to revenue on a constant-currency basis is as follows (in millions of U.S. dollars):

Revenue	$3,998
Foreign exchange impact	(93)
Budget-Based Revenue	$ 3,905

APPENDIX A: NON-GAAP FINANCIAL MEASURES        2021 Proxy Statement  |  CATALENT, INC.        A-3

Catalent, Inc.

Reconciliation of Net Earnings to EBITDA from operations,

Adjusted EBITDA and Budget-Based EBITDA

	Fiscal Year Ended June 30,
(In millions of U.S. dollars)	2021	2020
Net earnings	585	221
Depreciation and amortization	289	254
Interest expense, net	110	126
Income tax expense	130	39
EBITDA from operations	1,114	640
Stock-based compensation	51	48
Impairment charges and (gain) loss on sale of assets	9	5
Financing-related expenses and other	18	16
Restructuring costs	10	6
Acquisition, integration, and other special items	21	37
(Gain) loss on sale of subsidiary	(182)	1
Foreign exchange loss (included in other, net)(1)	(4)	1
Other adjustments(2)	(17)	(3)
Adjusted EBITDA	1,020	751
Favorable (unfavorable) FX impact	27
Adjusted EBITDA at constant currency	993
Adjusted EBITDA	1,020
Foreign exchange impact	(24)
Budget-Based EBITDA	996

(1)

Foreign exchange gain of $4 million for the fiscal year ended June 30, 2021 includes: (a) $13 million of unrealized losses related to foreign trade receivables and payables, (b) $3 million of unrealized losses on the unhedged portion of the euro-denominated debt, and (c) $25 million of unrealized gains on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate losses from the settlement of inter-company loans of $5 million. Inter-company loans are between our subsidiaries and do not reflect the ongoing results of our trade operations.

Foreign exchange loss of $1 million for the fiscal year ended June 30, 2020 includes: (a) $5 million of unrealized losses related to foreign trade receivables and payables, (b) $6 million of unrealized gains on the unhedged portion of the euro-denominated debt, and (c) $5 million of unrealized losses on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate gains from the settlement of inter-company loans of $3 million. Inter-company loans are between our subsidiaries and do not reflect the ongoing results of our trade operations.

(2)	Primarily represents the gain recorded on the change in the estimated fair value of the derivative liability associated with the Series A Preferred.

A-4         CATALENT, INC.  |  2021 Proxy Statement        APPENDIX A: NON-GAAP FINANCIAL MEASURES

Catalent, Inc.

Reconciliation of Net Earnings to Adjusted Net Income and

Adjusted Net Income per share

	Fiscal Year Ended June 30,
(In millions of U.S. dollars, except per share data)	2021	2020
Net Earnings	585	221
Amortization(1)	93	89
Stock-based compensation	51	48
Impairment charges and (gain) loss on sale of assets	9	5
Financing-related expenses	18	16
Restructuring costs	10	6
Acquisition, integration, and other special items	21	37
(Gain) loss on sale of subsidiary	(182)	1
Foreign exchange loss/(gain) (included in other, net)(2)	(4)	1
Other adjustments(3)	(17)	(4)
Estimated tax effect of adjustments(4)	3	(47)
Discrete income tax benefit items(5)	(38)	(23)
Adjusted net income (ANI)	549	350

ANI per share:
ANI per basic share(6)	$ 3.27	$ 2.34
ANI per diluted share(7)	$ 3.04	$ 2.11

(1)	Represents the amortization attributable to purchase accounting for previously completed business combinations.

(2)

Foreign exchange gain of $4 million for the fiscal year ended June 30, 2021 includes: (a) $13 million of unrealized losses related to foreign trade receivables and payables, (b) $3 million of unrealized losses on the unhedged portion of the euro-denominated debt, and (c) $25 million of unrealized gains on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate losses from the settlement of inter-company loans of $5 million. Inter-company loans are between our subsidiaries and do not reflect the ongoing results of our trade operations.

Foreign exchange loss of $1 million for the fiscal year ended June 30, 2020 includes: (a) $5 million of unrealized losses related to foreign trade receivables and payables, (b) $6 million of unrealized gains on the unhedged portion of the euro-denominated debt, and (c) $5 million of unrealized losses on inter-company loans. The foreign exchange adjustment was also affected by the exclusion of realized foreign currency exchange rate gains from the settlement of inter-company loans of $3 million. Inter-company loans are between our subsidiaries and do not reflect the ongoing results of our trade operations.

(3)	Primarily represents the gain recorded on the change in the estimated fair value of the derivative liability associated with the Series A Preferred.

(4)

We computed the tax effect of adjustments to Adjusted Net Income by applying the statutory tax rate in the jurisdictions to the income or expense items that are adjusted in the period presented; if a valuation allowance exists, the rate applied is zero.

(5)

Discrete period income tax expense (benefit) items are unusual or infrequently occurring items primarily including: changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior year tax position, deferred tax impact of changes in tax law, and purchase accounting.

(6)

Represents Adjusted Net Income divided by the weighted average of common stock outstanding. For the fiscal years ended June 30, 2021 and 2020, the weighted average was 168 million and 150 million, respectively.

(7)

Represents Adjusted Net Income divided by the weighted average sum of (a) the number of shares of common stock outstanding, plus (b) the number of shares of common stock that would be issued assuming exercise or vesting of all potentially dilutive instruments, plus (c) the number of shares of common stock equivalent to the shares of Series A Preferred outstanding under the “if-converted” method. For the fiscal year ended June 30, 2021 and 2020, the weighted average was 180 million and 165 million, respectively.

APPENDIX B: PROPOSED FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION  OF CATALENT, INC.        2021 Proxy Statement  |  CATALENT, INC.        B-1

Appendix B:

Proposed Fourth Amended and Restated Certificate of Incorporation of Catalent, Inc.

~~THIRD~~FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

CATALENT, INC.

The present name of the corporation is Catalent, Inc. (the “Corporation”). The Corporation was incorporated under the name “PTS Holdings Corp.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 14, 2007, which original Certificate of Incorporation was amended and restated on August 5, 2014~~, and~~; which amended and restated Certificate of Incorporation was further amended and restated on November 2, 2017; and which amended and restated Certificate of Incorporation was further amended and restated on October 31, 2018. This ~~Third~~Fourth Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, as amended and restated, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation, as amended and restated, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I.

NAME

The name of the Corporation is Catalent, Inc.

ARTICLE II.

REGISTERED OFFICE AND AGENT

The name and address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, DE 19808, County of New Castle.

ARTICLE III.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV.

CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,100,000,000, which shall be divided into two classes as follows:

1,000,000,000 shares of common stock, par value $0.01 per share (“Common Stock”); and 100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

B-2         CATALENT, INC.  |  2021 Proxy Statement        APPENDIX B: PROPOSED FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CATALENT, INC.

I. Capital Stock.

A. Common Stock and Preferred Stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

B. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

C. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

E. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

F. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

A. ~~Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Third Amended and Restated Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision~~

APPENDIX B: PROPOSED FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION  OF CATALENT, INC.        2021 Proxy Statement  |  CATALENT, INC.        B-3

~~inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 662/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Sections (A), (B) and (C) of Article VI, Article VII, Article VIII and Article IX; provided, however, that the provisions of this sentence relating to Sections (A) and (C) of Article VI will expire at the 2021 annual meeting of stockholders. For the purposes of this Third Amended and Restated Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision thereto.~~The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights conferred upon the stockholders, directors, and officers of the Corporation herein are granted subject to this reservation.

B. The Board of Directors is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this ~~Third~~Fourth Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this ~~Third~~Fourth Amended and Restated Certificate of Incorporation, the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE VI.

BOARD OF DIRECTORS

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.

B. ~~1. Beginning~~Directors shall be elected at ~~the 2021~~any annual or special meeting of stockholders~~, directors shall be elected~~ to hold office for a ~~one-year~~ term expiring at the next succeeding annual meeting of stockholders~~, and the directors shall not be divided into classes, with all directors elected at the 2021 annual meeting of stockholders and each annual meeting thereafter being elected in accordance with this Section (A)(1) of Article VI; provided that, prior to the 2021 annual meeting of stockholders, the Board of Directors shall be divided into classes in the manner set forth below in Section (A)(2) of this Article VI~~. The term of each director shall continue until the annual meeting at which such director’s term expires and until such director’s successor shall be elected and qualified, or, if earlier, such director’s death, resignation, retirement, disqualification or removal from office.

~~2.~~

~~Solely with respect to directors holding office prior to the 2021 annual meeting of stockholders (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more other such series, as the case may be), the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. If the number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. Any such director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor shall be elected and qualified, or such director’s death, resignation, retirement, disqualification or removal from office. The Board of Directors is authorized to assign members of the Board of Directors to their respective classes. The Class I directors or such directors’ successors shall hold office for a term expiring at the 2021 annual meeting of stockholders. At the 2019 annual meeting of stockholders, the Class II directors or such directors’ successors shall~~

B-4         CATALENT, INC.  |  2021 Proxy Statement        APPENDIX B: PROPOSED FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CATALENT, INC.

~~be elected to hold office for a one-year term expiring at the 2020 annual meeting of stockholders. At the 2020 annual meeting of stockholders, the Class III directors or such directors’ successors shall be elected to hold office for a one-year term expiring at the 2021 annual meeting of stockholders.~~

C. ~~B.~~ Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall hold office for a term equal to the then-existing remainder of the term of the director originally elected to hold the directorship now vacant and shall remain in office until such director’s successor shall be elected and qualified, or such director’s earlier death, resignation, retirement, disqualification or removal. Any director elected to fill a newly created directorship on the Board of Directors resulting from an increase in the number of directors shall hold office for a term expiring at the next annual meeting of stockholders and shall remain in office until such director’s successor shall be elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal.

D. ~~C.~~ Any ~~or all of the directors elected (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) for a term of more than one year (as well as any successor to such director if such director does not serve the entirety of such term) may be removed from office at any time but only for cause and only by the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class. Except as set forth in the immediately preceding sentence, any~~ or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed from office at any time, with or without cause, by the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

E. ~~D.~~ Elections of directors need not be by written ballot unless the Bylaws shall so provide.

F. ~~E.~~ During any period when the holders of any series of Preferred Stock have the right to elect additional directors pursuant to the provisions of such Preferred Stock, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such director’s earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Preferred Stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VII.

LIMITATION OF DIRECTOR LIABILITY

A. To the fullest extent permitted by the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended), a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

APPENDIX B: PROPOSED FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION  OF CATALENT, INC.        2021 Proxy Statement  |  CATALENT, INC.        B-5

B. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL or any other law of the State of Delaware (as they exist on the date hereof or as they may hereafter be amended), any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VIII.

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL ~~AND SPECIAL~~ MEETINGS OF STOCKHOLDERS

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.

~~B. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors or the Chair of the Board of Directors.~~

B. ~~C.~~ An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

ARTICLE IX.

DGCL SECTION 203 AND BUSINESS COMBINATIONS

A. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.

B. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the ~~Exchange Act~~Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provisions thereto, with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:

1.	prior to such time, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or

2.

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned (as defined below) at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

3.

at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.

B-6         CATALENT, INC.  |  2021 Proxy Statement        APPENDIX B: PROPOSED FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CATALENT, INC.

C. For purposes of this Article IX, references to:

1.	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

2.

“associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

3.	“business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:

(i)

any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (a) the interested stockholder, or (b) any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section (B) of this Article IX is not applicable to the surviving entity;

(ii)

any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(iii)

any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(iv)

any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

(v)

any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

4.

“control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a

APPENDIX B: PROPOSED FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION  OF CATALENT, INC.        2021 Proxy Statement  |  CATALENT, INC.        B-7

person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation (including the Corporation), partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

5.

“interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

6.	“owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(i)	beneficially owns such stock, directly or indirectly; or

(ii)

has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(iii)

has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (ii) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

7.	“person” means any individual, corporation, partnership, unincorporated association or other entity.

8.	“stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

9.

“voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

D. Notwithstanding any other provision of this Fourth Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon that are not then held by any interested stockholder, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article IX.

B-8         CATALENT, INC.  |  2021 Proxy Statement        APPENDIX B: PROPOSED FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CATALENT, INC.

ARTICLE X.

MISCELLANEOUS

A. If any provision or provisions of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this ~~Third~~Fourth Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

B. Unless the Corporation consents in writing to the selection of an alternative forum, (1) the federal district courts of the ~~State~~United States of ~~Delaware~~America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and (2) the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware also does not have jurisdiction, the United States District Court for the District of Delaware) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director ~~or~~, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (iii) any action asserting a claim against the Corporation or any director ~~or~~, officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this ~~Third~~Fourth Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), (iv) any action relating to the interpretation, application, enforcement or validity of this Fourth Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended and/or restated from time to time), or (~~iv~~v) any action asserting a claim against the Corporation or any director ~~or~~, officer or other employee of the Corporation governed by the internal affairs doctrine~~, in~~ (each ~~such case subject to said courts having~~, a “Covered Proceeding” and the applicable court referenced by this Article X(B), a “Permitted Court”). This Article X(B) shall not apply to any claim brought to enforce any liability or duty created by the Exchange Act.

C. If any action the subject matter of which is a Covered Proceeding is filed in a court other than a Permitted Court (each, a “Foreign Action”) in the name of any person or entity (a “Claiming Party”) without the prior approval of the Corporation, such Claiming Party shall be deemed to have consented to (1) the personal jurisdiction ~~over~~of the ~~indispensable parties named as defendants therein; provided, that, if and only if no court of the State of Delaware shall have jurisdiction over such~~applicable Permitted Court in connection with any action~~, such action may be~~ brought in ~~a federal court sitting in the State of Delaware, or, if not there, in any other court in the United States having jurisdiction over~~such Permitted Court to enforce Articles X(B) or X(D) (an “Enforcement Action”), and (2) having service of process made upon such Claiming Party in any such Enforcement Action by service upon such Claiming Party’s counsel in the Foreign Action as agent for such ~~action~~Claiming Party.

D. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and ~~provided consent~~consented to the provisions of ~~this~~ Article X(B) - Article X(D) and waived any argument relating to the inconvenience of the forums referenced above in connection with any Covered Proceeding.

more products.
better treatments.
reliably supplied.™

© 2021 Catalent, Inc.
All rights reserved.

more products. better treatments. reliably supplied. TM
2020 Catalent, Inc. All rights reserved.

Preliminary Proxy Card

CATALENT, INC. 14 SCHOOLHOUSE ROAD SOMERSET, NJ 08873

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 27, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CTLT2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time October 27, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57690-P60043                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CATALENT, INC.
The Board of Directors recommends you vote FOR the following proposal:

1.	Elect eleven members of Our Board of Directors;

	Nominees:			For	Against	Abstain

	1a.	Madhavan Balachandran		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

	1b.	Michael J. Barber		☐	☐	☐	2.	Ratification of Appointment of Independent Auditor for Fiscal 2022	☐	☐	☐

	1c.	J. Martin Carroll		☐	☐	☐	3.	Advisory Vote to Approve Our Executive Compensation (Say-on-Pay)	☐	☐	☐

	1d.	John Chiminski		☐	☐	☐	The Board of Directors recommends you vote Every Year on the following proposal:	1 Year	2 Years	3 Years	Abstain

	1e.	Rolf Classon		☐	☐	☐	4.	Advisory Vote on the Frequency of Advisory Votes in Respect of Executive Compensation ☐	☐	☐	☐

	1f.	Rosemary A. Crane		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

	1g.	John Greisch		☐	☐	☐	5.	Amend our Certificate of Incorporation to Remove the Limitation on Calling Shareholder Special Meetings	☐	☐	☐

	1h.	Christa Kreuzburg		☐	☐	☐	6.	Amend our Certificate of Incorporation to Add a Federal Forum Selection Provision	☐	☐	☐

	1i.	Gregory T. Lucier		☐	☐	☐	7.	Amend and Restate our Certificate of Incorporation to (i) Eliminate the Supermajority Vote Requirement for Amendments and (ii) Make Non-Substantive and Conforming Changes	☐	☐	☐
	1j.	Donald E. Morel, Jr.		☐	☐	☐

	1k.	Jack Stahl		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The 2021 Proxy Statement and 2021 Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

D57691-P60043

CATALENT, INC.

Annual Meeting of Shareholders

October 28, 2021 8:00 AM

This proxy is solicited by the Board of Directors

The shareholder hereby appoints Alessandro Maselli and Thomas Castellano, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Catalent, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM Eastern Time on October 28, 2021, at www.virtualshareholdermeeting.com/CTLT2021 and any adjournment or postponement thereof, as indicated on this proxy (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side